Exhibit 10.1

                                   ADDENDUM V
                                       TO
                       SPRINT PCS MANAGEMENT AGREEMENT AND
                          SPRINT PCS SERVICES AGREEMENT

      Amending these agreements further and restating certain sections and paragraphs in Addenda I through IV

                          Dated as of December 17, 2004


MANAGER:   INDEPENDENT WIRELESS ONE CORPORATION

SERVICE AREA BTAS:     ALBANY-SCHENECTADY, NY #7
                       BINGHAMTON, NY #43
                       BOSTON, MA #51 (ONLY STAFFORD AND ROCKINGHAM COUNTIES)
                       BURLINGTON, VT #63 (EXCLUDING CALEDONIA, ESSEX AND
                         ORLEANS COUNTIES)
                       ELMIRA-CORNING-HORNELL, NY #127
                       GLENS FALLS, NY #164
                       ITHACA, NY #208
                       KEENE, NH #227
                       LEBANON-CLAREMONT, NH #249
                       MANCHESTER-NASHUA-CONCORD, NH #274
                       (EXCLUDING THE METROPOLITAN AREA OF
                       NASHUA, NH) NEW YORK, NY #321 (ONLY
                       ORANGE AND SULLIVAN COUNTIES)
                       ONEONTA, NY #333 PITTSFIELD, MA #351
                       PLATTSBURGH, NY #352
                       POUGHKEEPSIE-KINGSTON, NY #361
                       RUTLAND-BENNINGTON, VT #388 SYRACUSE,
                       NY #438 UTICA-ROME, NY #453 WATERTOWN,
                       NY #463

           This Addendum V (this "ADDENDUM") contains amendments to the Sprint PCS Management Agreement, the Sprint PCS Services Agreement, the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement, each of which was entered into on February 9, 1999, by Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company L.P. and Independent Wireless One Corporation. The Management Agreement, Services Agreement and Trademark License Agreements were amended by:

           (1) Addendum I dated as of February 9, 1999,

           (2) Addendum II dated as of December 17, 1999,

           (3) Addendum III dated as of August 7, 2000, and

           (4) Addendum IV dated as of March 11, 2002.

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           The purposes of this Addendum are to (1) amend the Management
Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions and restate those sections and paragraphs in the addenda executed previously that amend the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions (see section A below), and (2) provide cross-references to those sections and paragraphs in addenda executed previously that are not restated in this Addendum (see section B below).

           The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions. The Management Agreement, the Services Agreement, the Trademark Licenses Agreements, the Schedule of Definitions and all prior addenda continue in full force and effect, except for express modifications made in this Addendum. This Addendum does not change the effective date of any prior amendment made to the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions through previously executed addenda.

           Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions or in prior addenda. Section and Exhibit references are to sections and Exhibits of the Management Agreement unless otherwise noted.

           The parties are executing this Addendum as of the date noted above, but the terms of this Addendum become effective as of the date that the Settlement Agreement and Mutual Release between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company L.P., Independent Wireless One Corporation, and IWO Holdings, Inc., in the form attached to this Addendum (the "SETTLEMENT AGREEMENT"), becomes effective (the "EFFECTIVE DATE"). If the Settlement Agreement is not effective by March 15, 2005, this Addendum will become null and void, unless Sprint PCS and Manager waive the condition that the Settlement Agreement be effective.

           On the Effective Date the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions are amended and restated as follows:

A.         NEW AMENDMENTS AND RESTATEMENT OF PREVIOUS AMENDMENTS TO SPRINT PCS
           AGREEMENTS.

                              MANAGEMENT AGREEMENT

           1. VENDOR PURCHASE AGREEMENTS - SOFTWARE FEES [NEW]. Section 1.3 is amended to read as follows:

                      Insert: "1.3.1 DISCOUNTED VOLUME-BASED PRICING." before the first paragraph.

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                      Insert: "1.3.2 SUBSCRIBER AND INFRASTRUCTURE EQUIPMENT."
           before the second paragraph.

                      Insert: "1.3.3 EXCLUSIVE USE." before the third paragraph.

                     Add a new section 1.3.4 as follows:

           1.3.4 SOFTWARE FEES.

                     (a) Manager acknowledges that Sprint PCS administers the testing and implementation of the Software (i.e., pushing of the Software) into the Service Area Network.

                     (b) Sprint PCS, when obtaining software for its own use that is identical to the Software, will use commercially reasonable efforts to obtain a license from vendors (each, a "VENDOR" and collectively, "VENDORS") providing for the right of Manager to use the Software in connection with telecommunications equipment manufactured by a Vendor (collectively the software obtained by Sprint PCS for its own use and the Software that operates on telecommunications equipment manufactured by a Vendor are for purposes of this section 1.3.4, the "VENDOR SOFTWARE"; when the term "Vendor Software" is used with respect to Manager, it means only the Software, and not the software used only by Sprint PCS).

                     (c) Manager will arrange independently with a Vendor to obtain a license if Sprint PCS cannot reasonably obtain a license for Manager. Any license that Manager obtains from the Vendor must require the Vendor Software to be tested in Sprint PCS test beds by Sprint PCS and require Sprint PCS, not a Vendor or Manager, to push the Vendor Software to the Service Area Network unless Sprint PCS otherwise consents in advance in writing, in each case, at no cost to Manager. Sprint PCS agrees to test the Vendor Software in Sprint PCS test beds within a reasonable period after Manager reasonably requests the tests in writing.

                     (d) Sprint PCS will:

                                          (i) notify Manager in writing at least
                               60 days before the date of an automatic renewal of, or Sprint PCS' unilateral act to renew or extend, an agreement that provides Sprint PCS the right to use the Vendor Software, and

                                          (ii) use reasonable efforts to notify
                               Manager in writing before the date Sprint PCS intends to start negotiations with a Vendor regarding extension, renewal, pricing or other material terms relating to Sprint PCS' and Manager's right to use the Vendor Software (whether for new Software or renewal of an existing license), and at least 60 days before the date Sprint PCS executes an agreement, extension or renewal.


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                     The notice by Sprint PCS will include the material terms
           and conditions of any such agreement or negotiations to the extent known at the time of the notice, including the network elements to be covered by the right to use the Vendor Software. Manager must notify Sprint PCS in writing within 30 days after receiving the notice described in the first sentence of this section 1.3.4(d) if Manager wants Sprint PCS to attempt to obtain or continue the right for Manager to use the Vendor Software. Sprint PCS will renew or negotiate the agreement as if Manager will not be a user of the Vendor Software if Manager does not provide notice to Sprint PCS within the 30-day period. However, Sprint PCS may obtain pricing from a Vendor for the Vendor Software that includes Manager as a user if obtaining the pricing does not obligate Manager to be a user.

                     Sprint PCS will advise Manager from time to time of the status of the Software negotiations if Manager requested Sprint PCS to obtain or continue the right for Manager to use the Vendor Software under Sprint PCS' agreement with a Vendor. Sprint PCS will use reasonable efforts to give Manager notice of the final pricing for the right to use the Vendor Software no less than 20 days before the expected execution or renewal of the agreement; provided that, in any event, Sprint PCS will give Manager notice of the final pricing no less than 5 Business Days before the expected execution or renewal of the agreement. If necessary, Manager agrees to use commercially reasonable efforts to enter into a nondisclosure agreement with a Vendor to facilitate providing such final pricing to Manager.

                     Manager may give Sprint PCS notice by the time set forth in Sprint PCS' notice to Manager (which time will not be less than 10 Business Days) that Manager does not intend to use the Vendor Software through the agreement between Sprint PCS and a Vendor. If Manager does not give this final notice to Sprint PCS, Manager is deemed to agree to be a user of the Vendor Software through the agreement between Sprint PCS and a Vendor and will pay the Allocable Software Fee (as defined below). Within 15 Business Days prior to execution of an agreement between Sprint PCS and a Vendor, Sprint PCS will provide to Manager a forecast of Manager's estimated Allocable Software Fee , the estimated payment due dates relating to the Allocable Software Fee, and the proportion of Manager's Allocable Software Fee forecast to be due on each payment due date, all based on the then-current status of negotiations between Sprint PCS and the Vendor.

                     Sprint PCS does not have to obtain a license for Vendor Software for Manager, even if Manager requests Sprint PCS to obtain such license, if at any time before execution of the agreements granting the license Sprint PCS reasonably believes that Manager is more likely than not to unreasonably refuse to pay the Allocable Software Fee or Sprint PCS reasonably believes that the Manager is in such financial condition that Manager is more likely than not to be unable to pay the Allocable Software Fee.

                     If Manager accepts the Vendor Software, Sprint will (i) give Manager Manager's proportional share of any cash benefits relating specifically to the Vendor Software that Sprint PCS obtains from a Vendor, and (ii) to the extent the other benefits are available practically to be divided, Sprint PCS will use commercially reasonable efforts to provide Manager with its proportional share of


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           the other benefits, including training, relating specifically to the
           Vendor Software.

                     (e) Sprint PCS will pay all Software Fees relating to the Vendor Software to a Vendor if Sprint PCS obtains a license from a Vendor that provides Manager the right to use the Vendor Software and Manager agrees to pay any applicable Allocable Software Fee in accordance with this section 1.3.4(e). Manager will be deemed to agree to pay any applicable Allocable Software Fee if both:

                                          (i) Manager has not taken the action
                               described in paragraph (d) above to decline obtaining the right to use the Vendor Software through the agreement between Sprint PCS and a Vendor, and

                                          (ii) Sprint PCS obtains a license
                               providing for the right of Manager to use the Vendor Software.

                     Otherwise, Manager will not be charged the Allocable Software Fee.

                     Manager will pay Sprint PCS the Allocable Software Fee within 30 days after receipt of an invoice in the event that clauses
           (i) and (ii) of section 1.3.4(e) above are satisfied. Sprint PCS will invoice Manager only after Sprint PCS pays the underlying Software Fee to a Vendor. The Allocable Software Fee will not include any amount for Software that is the same as or functionally equivalent to any Software (y) that is a component of any service for which a fee is charged under the Services Agreement or (z) for which Sprint PCS otherwise charges Manager under this agreement.

                     Sprint PCS will calculate the "ALLOCABLE SOFTWARE FEE" as follows:

                               For each Vendor, multiply:

                                          (i) the Total Software Cost of the
                               Software Fees attributable to the Vendor Software for which Sprint PCS has obtained for itself, Manager and Other Managers a license or other right to use, by

                                          (ii) the quotient of:

                                                    (A) the number of Customers
                                          and Reseller Customers with an NPA-NXX
                                          assigned to the Service Area that are
                                          assigned to a system using the Vendor
                                          Software, as reported in the most
                                          recent monthly report that Sprint PCS
                                          issues before the date that Sprint PCS
                                          prepares an Allocable Software Fee
                                          invoice, divided by:

                                                    (B) the number of Customers
                                          and Reseller Customers that are
                                          assigned to all systems using the
                                          Vendor Software, as reported in the


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                                          most recent monthly report that Sprint
                                          PCS issues before the date that Sprint
                                          PCS prepares an Allocable Software Fee
                                          invoice.

                     (f) Sprint PCS will include with the invoice for the Allocable Software Fee a list of the component charges, if available from a Vendor. The Software Fees that Sprint PCS pays to a Vendor will reflect rates no greater than commercial rates negotiated at arms' length. For purposes of clarification, the parties acknowledge a Vendor may insist on a comprehensive fee without listing each component, but rather asserting that the fee covers all software necessary to operate the equipment. But Sprint PCS will provide to Manager a description of all the features and functionality in reasonable detail for all Software for which Manager is to pay an Allocable Software Fee.

                     (g) Manager will not be charged the Allocable Software Fee for the Vendor Software after Manager:

                                          (i) notifies Sprint PCS in writing
                               within the periods allowed in section 1.3.4(d) that Manager declines to have Sprint PCS obtain a right for Manager to use the Vendor Software or that it does not intend to use the Vendor Software,

                                          (ii) obtains its own license providing
                               for Manager's right to use the Vendor Software, and

                                          (iii) complies with the requirements
                               of section 1.3.4(h).

                     (h) Manager will obtain its own license providing for Manager's right to use the Vendor Software from a Vendor if Manager elects not to have Sprint PCS attempt to obtain a right for Manager to use the Vendor Software under section 1.3.4(d). Manager will notify Sprint PCS in writing and deliver to Sprint PCS within 10 Business Days after Manager's execution of Manager's separate license, a signed document from the vendor confirming that:

                                          (i) a Vendor has provided Manager a
                               separate license for the necessary software and the term of that license, which term with appropriate renewal rights, must be at least as long as the license Sprint PCS has from a Vendor,

                                          (ii) the fees paid by Manager to a
                               Vendor reflect commercial rates negotiated at arms' length,

                                          (iii) the Vendor Software covered by
                               Manager's license provides the usage and functionality necessary for Manager to operate the Service Area Network in compliance with the Sprint PCS Technical Program Requirements, and


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                                          (iv) the Vendor Software may be tested
                               in Sprint PCS test beds by Sprint PCS and will be pushed to the Service Area Network by Sprint PCS, not a Vendor or Manager, unless Sprint PCS otherwise consents in advance in writing, in each case, at no cost to Manager. Sprint PCS agrees to test the Vendor Software in Sprint PCS test beds within a reasonable period after Manager reasonably requests in writing.

           2. INTERCONNECTION [NEW]. Section 1.4 is amended and restated in its entirety to read as follows:

                     If Manager desires to interconnect a portion of the Service Area Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent that applicable laws, tariffs and agreements permit, Sprint PCS will use commercially reasonable efforts to arrange for the interconnection under its agreements with the carrier within a commercially reasonable period. Sprint PCS will bill the interconnection fees to Manager at actual cost.

           3. FORECASTING [NEW]. Section 1.6 is amended and restated in its entirety to read as follows:

                      1.6 FORECASTING. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics that they agree upon. The forecasts are for planning purposes only and do not constitute either party's obligation to meet the quantities forecast.

           4. FINANCING [ADDM II, SS.7; REVISED BY THIS ADDENDUM]. The second sentence of section 1.7 is deleted, and the following sentence is added at the end of section 1.7:

           Exhibit 1.7 attached to Addendum V describes the proposed post-reorganization capital structure of IWO Holdings, Inc.

           5. INFORMATION [NEW]. A new section 1.9 is added to the Management Agreement.

                      1.9 ACCESS TO INFORMATION.

                               1.9.1 NETWORK OPERATIONS. Manager and Sprint PCS will have access to, and may monitor, record or otherwise receive, information processed through equipment, including switches, packet data switching nodes and cell site equipment, that relates to the provision of Sprint PCS Products and Services or to the provision of telecommunications services to Reseller Customers in the Service Area Network, if the access, monitoring, recording or receipt of the information is accomplished in a manner that:

                                          (i) Does not unreasonably impede
                               Manager or Sprint PCS from accessing, monitoring, recording or receiving the information,


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                                          (ii) Does not unreasonably encumber
                               Manager's or Sprint PCS' operations (including, without limitation, Sprint PCS' real-time monitoring of the Sprint PCS Network status, including the Service Area Network),

                                          (iii) Does not unreasonably threaten
                               the security of the Sprint PCS Network,

                                          (iv) Does not violate any law
                               regarding the information,

                                          (v) Complies with technical
                               requirements applicable to the Service Area
                               Network,

                                          (vi) Does not adversely affect any
                               warranty benefiting Manager or Sprint PCS (e.g., software warranties), and

                                          (vii) Does not result in a material
                               breach of any agreement regarding the information (e.g., national security agreements).

                               Sprint PCS and Manager will immediately notify the other party and reasonably cooperate to establish new procedures for allowing both Manager and Sprint PCS to access, monitor, record and receive the information in a manner that meets the criteria in clauses (i) through (vii) above if either Manager or Sprint PCS reasonably determines that the other party is accessing, monitoring, recording or receiving the information described in this section
           1.9.1 in a manner that does not meet the criteria in clauses (i) through (vii) above.

                               Manager owns the information regarding the performance of its equipment. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.1 for any reasonable internal business purpose, during the term of and after termination of this agreement, the Services Agreement and the Trademark License Agreements, so long as the use would be in accordance with those agreements if those agreements were still in effect.

                               1.9.2 CUSTOMER INFORMATION. Manager is entitled to receive information Sprint PCS accesses, monitors, compiles, records or receives concerning the Service Area Network or the Customers with NPA-NXXs assigned to Manager's Service Area, subject to the terms of this section 1.9.2 and section 1.9.3 and Manager's compliance with CPNI requirements and any other legal requirements applicable to the information.

                               Sprint PCS will provide the information in the format that Manager requests at no additional charge to Manager if Sprint PCS accesses, monitors, compiles, records, receives or reports for its own use the information that Manager requests in the same or substantially the same format as Manager requests. Sprint PCS will


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           use commercially reasonable efforts to provide the information within
           5 Business Days.

                               If Sprint PCS accesses, monitors, compiles, records, receives or reports for its own use the information that Manager requests, but not in the same or substantially the same format that Manager requests, then Sprint PCS may provide the information in the format that Manager requests or substantially the same format as Manager requests if Manager agrees to pay or reimburse Sprint PCS for the costs Sprint PCS reasonably incurs. Sprint PCS will use commercially reasonable efforts to provide the requested information within 15 Business Days.

                               If Sprint PCS accesses, monitors, compiles, records or receives the information requested by Manager, but not in the same or substantially the same format that Manager requests, then Sprint PCS will provide the requested information as raw data, if:

                               (i) Sprint PCS chooses not to provide the
                     information as described in the preceding paragraph, and

                               (ii) Manager agrees to pay or reimburse Sprint
                     PCS for the costs Sprint PCS reasonably incurs.

           Sprint PCS will use commercially reasonable efforts to provide the raw data within 15 Business Days.

                               Sprint PCS owns the information regarding the Customers. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.2 during the term of and after termination of this agreement, the Services Agreement and the Trademark License Agreements so long as the use would be in accordance with those agreements if those agreements were still in effect.

                     1.9.3 LIMITATIONS AND OBLIGATIONS. Sprint PCS does not have to provide any information that Manager reasonably requests under this agreement or the Services Agreement that:

                                          (i) Manager can obtain itself in
                               accordance with section 1.9.1 on a commercially reasonable basis (if Sprint PCS has provided Manager with any necessary specifications requested by Manager as to how to obtain the information), unless Sprint PCS already has the information in its possession and has not previously delivered it to Manager,

                                          (ii) Sprint PCS no longer maintains,
                               consistent with Sprint PCS' document retention policy,


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                                          (iii) Manager has already received
                               from Sprint PCS or its Related Parties,

                                          (iv) Sprint PCS does not access,
                               monitor, compile, record, receive or report, or

                                          (v) Sprint PCS must make system
                               modifications to provide the raw data, including without limitation modifying or adding data fields or modifying code.

                     Sprint PCS will provide Manager a copy of the then-current Sprint PCS document retention policy from time to time.

                     1.9.4 CONTRACTS. Sprint PCS will disclose to Manager the relevant terms and conditions of any agreement and amendment between Sprint PCS and any third party, including National Third Party Retail Agreements and handset vendor agreements, and any agreement and amendment between Sprint PCS and its Related Parties:

                                          (i) with which Manager must comply,
                               directly or indirectly, under the Management
                               Agreement, the Services Agreement or any Program Requirement,

                                          (ii) from which Manager is entitled to
                               any benefit, or

                                          (iii) that relate to or generate any
                               pass-through amounts that Sprint PCS charges
                               Manager under this agreement or
                               Settled-Separately Manager Expenses under the Services Agreement.

           In each case Sprint PCS' disclosure will be in sufficient detail to enable Manager to determine the obligations or benefits with which Manager must comply or benefit or the charges or expenses to be paid by Manager. Sprint PCS may provide to Manager copies of the agreements or the relevant terms and conditions of such agreements in electronic format upon notice to Manager, including by posting the copies or relevant terms and conditions to a secure website to which Manager has access. Once each calendar year and from time to time when a change is effected to any relevant term or condition, Manager may request copies of the agreements that are not posted to the secure website or whose relevant terms and conditions are not posted to the secure website.

           Sprint PCS will provide a copy of the agreement to Manager to the extent permissible by the terms of the agreement within 30 days after execution of the agreement. Sprint PCS will allow Manager or its representatives to review a copy of the agreement to the extent permissible by the agreement if the agreement prohibits Sprint PCS from providing Manager a copy. Sprint PCS will satisfy the requirements of this section 1.9.4 if it chooses to provide a copy of the agreement in electronic form on a server that Sprint PCS


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           designates. Sprint PCS will use commercially reasonable efforts to obtain the right from the third party, if required, to provide a complete copy to Manager of any agreement between Sprint PCS and any third party of the type described in this section 1.9.4.

           6. MOST FAVORED NATION [NEW]. A new section 1.10 is added to the Management Agreement:

                     1.10 SUBSEQUENT AMENDMENTS TO OTHER MANAGERS' MANAGEMENT AGREEMENTS AND SERVICES AGREEMENTS. Manager has the right to amend the terms in its Management Agreement and Services Agreement as described in this section 1.10 if during the period beginning on the date of this Addendum and ending December 31, 2006, any of the terms of a 3M-pops Manager's Management Agreement or Services Agreement are amended in any manner for any reason to be more favorable to the 3M-pops Manager than the terms of Manager's Management Agreement or Services Agreement are to Manager, subject to the following:

                               (a) Manager must elect to accept all, but not
                     less than all, of the terms of the 3M-pops Manager's Management Agreement and Services Agreement agreed to since the Effective Date (collectively, but excluding the changes described in paragraphs (b) and (c) below, the "OVERALL CHANGES"),

                               (b) Manager will not be required to accept any
                     changes involving payment of specific disputed amounts arising under the Management Agreement or Services Agreement of the 3M-pops Manager, and

                               (c) No amendments in Manager's Management
                     Agreement and Services Agreement will be made to reflect changes made in a 3M-pops Manager's Management Agreement and Services Agreement if such changes:

                                          (i) are made solely because the
                               3M-pops Manager owns spectrum on which all or a portion of its network operates, unless the 3M-pops Manager acquired this spectrum from Sprint PCS or its Related Parties after the Effective Date, or

                                          (ii) are compelled by a law, rule or
                               regulation that applies to the 3M-pops Manager, but not to Manager,

                                          (iii) relate to unique terms or
                               conditions, or

                                          (iv) are made solely to modify the
                               build-out plan.


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                     Sprint PCS will prepare and deliver to Manager either an
           addendum containing the Overall Changes that have been made to the 3M-pops Manager's agreements in all of its addenda or copies of the 3M-pops Manager's amended and restated Management Agreement, Services Agreement and Trademark License Agreements (in each case redacted to protect the identity of the 3M-pops Manager) within 10 Business Days after the later of the effective date expressly stated in the addendum or other instrument containing these changes and the date of the addendum or other instrument. Manager then has 30 days to notify Sprint PCS that Manager wants the Overall Changes. If Sprint PCS provides Manager with redacted copies of the documents as permitted in the first sentence of this paragraph, then upon Manager's request made within 10 days after Sprint PCS delivers the documents, Sprint PCS will prepare and deliver an addendum containing the Overall Changes within 10 days after Manager's request, and Manager then has 10 days to notify Sprint PCS that Manager wants the Overall Changes. For purposes of clarification, if the amendment or other instrument between Sprint PCS and the 3M-pops Manager provides or defines a specific date that is the effective date of that amendment or other instrument then the 10 Business Day period will begin on that specific date.

                     If Manager does not notify Sprint PCS in this 30-day time period in writing that it wants the Overall Changes, no changes will be made in the agreements between Manager and Sprint PCS and Manager will be deemed to have waived its rights under this section 1.10 with respect to the Overall Changes.

                     If Manager notifies Sprint PCS within the 30-day period in writing that it wants the Overall Changes, Sprint PCS will prepare, execute and deliver to Manager an addendum reflecting the Overall Changes. The new addendum will have the same effective date as the addendum or the restated Management Agreement, Services Agreement and Trademark License Agreements between Sprint PCS and the 3M-pops Manager that gave rise to the new addendum. For purposes of clarification, if the addendum or other instrument between Sprint PCS and the 3M-pops Manager provides or defines a specific date that is the effective date of that addendum or other instrument then the effective date of the new addendum will be the same as that specific date. Manager will have 15 days to review the new addendum and notify Sprint PCS if Manager determines any inaccuracies are reflected in the new addendum. Sprint will correct those inaccuracies and provide a corrected new addendum to Manager within 10 Business Days after Manager's notification.

                     No changes will be made in the agreements between Manager and Sprint PCS if Manager does not execute and return the signed addendum within 30 days after receipt of the signed addendum (or the corrected signed addendum, if applicable, pursuant to the previous paragraph), in which case Manager will be deemed to have waived its rights under this section 1.10 with respect to the Overall Changes contained in the addendum presented.


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
                     If Manager and Sprint PCS disagree as to whether the terms of the signed addendum accurately reflect the Overall Changes, then the parties will submit to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section
           14.1. If the arbiter rules in favor of Manager, then Sprint PCS will make changes to the signed addendum that are necessary to reflect the arbiter's ruling and submit the revised signed addendum to Manager within 10 days after receipt of the arbiter's ruling. If the arbiter rules in favor of Sprint PCS, then Manager will have 10 Business Days to either: (i) execute the signed addendum as proffered to Manager or
           (ii) decline to accept the addendum and pay all of Sprint PCS' expenses and reasonable attorneys' fees related to the arbitration.

                     The parties acknowledge that Sprint PCS can disclose to Manager who the 3M-pops Manager is that gave rise to the proposed addendum only if the 3M-pops Manager agrees to the disclosure.

                     Sprint PCS represents and warrants that the draft of Addendum V presented to Manager on November 18, 2004 was the then-current version of a pricing simplification addendum entered into by Sprint PCS with any other 3M-pops Manager and that there have been no subsequent agreements between Sprint PCS and 3M-pops Managers relative to their price simplification addenda. In some instances, Sprint PCS has given Manager the option to choose between different approaches taken by 3M-pops Managers in their price simplification addenda.

           7. REVISED BUILD-OUT PLAN. [NEW]. The Amended Exhibit 2.1 Build-out Plan Description, Build-out Plan Table, and Build-out Plan Map (Revised Effective March 11, 2002, attached to Addendum IV are deleted and replaced in their entirety by the Amended Exhibit 2.1 Build-out Plan Phase Description, Build-out Plan Table, and Build-Out Plan Map attached to this Addendum V (the "AMENDED EXHIBIT 2.1").

           8. EXCLUSIVITY OF SERVICE AREA [ADDM I, SS.1; REVISED BY THIS ADDENDUM]. Section 2.3 is amended to read as follows:

                     2.3 EXCLUSIVITY OF SERVICE AREA. Manager will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will directly or indirectly own, operate, build or manage another Wireless Mobility Communications Network or sell Sprint PCS Products and Services so long as this agreement remains in full force and effect and there is no Event of Termination that has occurred giving Sprint PCS the right to terminate this agreement, except that

                               (a) Sprint PCS may cause Sprint PCS Products and
                     Services to be sold in the Service Area through the Sprint PCS National Accounts Program Requirements and Sprint PCS National or Regional Distribution Program Requirements;

                               (b) A reseller of Sprint PCS Products and
                     Services may sell its products and services in the Service Area so long as such resale is not contrary to the terms and conditions of this agreement; and

                               (c) Sprint PCS and its Related Parties may engage
                     in the activities described in sections 2.4(a) and 2.4(b) with Manager in the geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement.

           9. COVERAGE ENHANCEMENT [NEW]. Section 2.5 is amended and restated in its entirety to read as follows:

                     2.5 MANAGER'S RIGHT OF FIRST REFUSAL FOR NEW COVERAGE BUILD-OUT. If Sprint PCS desires New Coverage to be built out, then Sprint PCS will grant to Manager the right of first refusal to build-out that New Coverage. Sprint PCS will give to Manager a written notice of a New Coverage within the Service Area that Sprint PCS decides should be built-out. Manager must communicate to Sprint PCS within 90 days after receipt of the notice whether it will build-out the New Coverage, otherwise Manager's right of first refusal terminates with regard to the New Coverage described in the notice.

                     Manager may build out additional coverage in the Service Area that is not required under the Build-out Plan by giving Sprint PCS notice of such election, except that Manager may not build out coverage for which its right of first refusal has terminated pursuant to this section 2.5.

                     If Manager decides to build-out the New Coverage or exercises its right of first refusal, then Manager and Sprint PCS will diligently negotiate and execute an amendment to the Build-out Plan and proceed as set forth in sections 2.1 and 2.2. The amended Build-out Plan will contain critical milestones that provide Manager a commercially reasonable period in which to implement coverage in the New Coverage. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by Manager. Manager will construct and operate the network in the New Coverage in accordance with the terms of this agreement.

                     If Manager declines to exercise its right of first refusal or Manager fails to build out the New Coverage in accordance with the amended Build-out Plan, then Sprint PCS may construct the New Coverage itself or allow a Sprint PCS Related Party, an Other Manager or another third party to construct the New Coverage on terms and conditions that are no more favorable than those that were offered to and rejected by Manager. If (x) neither Sprint PCS, a Sprint PCS Related Party, any Other Manager or any other third party (with respect to such Other Manager or third party, on terms and conditions that are no more favorable than those that were offered to and rejected by Manager) commits to build-out the New Coverage within 150 days after the original communication to Manager with respect thereto, or (y) more favorable terms and conditions than those that were offered to and rejected by Manager are offered to any Other Manager or other third party to build-out the New Coverage, then any build-out of the New Coverage will again be subject to Manager's right of first refusal (and, if applicable, on such more favorable terms and conditions).

                     Sprint PCS has the right, in a New Coverage that it constructs or that is constructed by a Sprint PCS Related Party, an Other Manager or another third party, to manage the network, allow a Sprint PCS Related Party to manage the network, or hire an Other Manager or other third party to operate the network in the New Coverage. Any New Coverage that Sprint PCS, a Sprint PCS Related Party, an Other Manager or another third party builds out is deemed removed from the Service Area and the Service Area Exhibit is deemed amended to reflect the change in the Service Area.

                     If Manager does not exercise its right of first refusal with respect to a New Coverage, Manager's right of first refusal does not terminate with respect to the remainder of the Service Area.

                     At Manager's request, Sprint PCS and Manager will discuss Manager's interest in expanding its Service Area and its build-out plans with respect to the expanded area.

           10. SPRINT PCS PRODUCTS AND SERVICES [NEW]. (a) The following paragraph is added at the end of section 3.1 of the Management Agreement:

                               To facilitate Manager's performance of its
                     obligations under this agreement, Sprint PCS will use commercially reasonable efforts to provide adequate quantities of any equipment necessary for Manager to offer for sale, promote and support the Sprint PCS Products and Services.

                     (b) Section 3.2 (Other Products and Services) is amended and restated in its entirety as follows:

                                 3.2 OTHER PRODUCTS AND SERVICES. (a) Manager
                      may offer wireless products and services that are not Sprint PCS Products and Services on terms Manager determines if such additional products and services:

                                          (i)       do not violate the
                                                    obligations of Manager under
                                                    this agreement;

                                          (ii)      do not cause distribution
                                                    channel conflict with or
                                                    consumer confusion regarding
                                                    Sprint PCS' regional and
                                                    national offerings of Sprint
                                                    PCS Products and Services;

                                          (iii)     comply with the Trademark
                                                    License Agreements; and

                                          (iv)      do not materially impede the
                                                    development of the Sprint
                                                    PCS Network.

                               Manager will not offer any products or services under this section 3.2 that: (i) are confusingly similar to Sprint PCS Products and Services or (ii) Sprint PCS plans to introduce as Sprint PCS Products and Services within 6 months following the date of Manager's notice described in section 3.2(b) below and that are confusingly similar to Sprint PCS Products and Services.

                               (b) Manager must provide Sprint PCS notice that it intends to offer a product or service and request that Sprint PCS determine whether Sprint PCS considers the new product or service to be confusingly similar to any Sprint PCS Products and Services and whether Sprint PCS plans to introduce the same or a confusingly similar product or service within 6 months after the date of Manager's notice.

                               (c) If Sprint PCS fails to respond to Manager within 30 days after receiving Manager's notice, then the new product or service is deemed to create confusion with the Sprint PCS Products and Services or Sprint PCS intends to introduce the same or a confusingly similar product or service within 6 months after the date of Manager's notice; and therefore, Manager's request is denied. If Sprint PCS rejects Manager's request, Sprint PCS must provide the reasons for the rejection. If the rejection is based on Sprint PCS' failure to respond within 30 days and Manager requests an explanation for the deemed rejection, then Sprint PCS must provide within 30 days the reasons for the rejection. If Manager disagrees with Sprint PCS' reasons for the rejection, the parties will resolve the matter through the dispute resolution process in section 14.

                               (d) If Sprint PCS responds that such product or service is not confusingly similar to any Sprint PCS Product or Service and that it does not intend to introduce the same or a confusingly similar product or service within 6 months after the date of Manager's notice, then Manager may introduce its new product or service, and Manager will have no obligation to refrain from selling such product or service if Sprint PCS begins to sell the same or a confusingly similar product or service. In addition, if Sprint PCS notifies Manager that it plans to introduce the same or a confusingly similar product or service within 6 months after the date of Manager's notice and fails to introduce such same or confusingly similar product or service within such 6-month period, then Manager may introduce such product or service, and Manager will have no obligation to refrain from selling such product or service if Sprint PCS begins to sell the same or a confusingly similar product or service.

           11. LONG-DISTANCE PRICING [NEW]. Section 13 of Addendum II is deleted. Additionally, section 3.4 of the Management Agreement is amended and restated in its entirety to read as follows:

                     3.4       IXC SERVICES.

                     3.4.1. CUSTOMER LONG DISTANCE. Sprint PCS and Manager will from time to time mutually define local calling areas in the Service Areas of Manager that Sprint PCS and Manager will use to determine when a customer will be billed for a "long distance call" under the applicable rate plan of the Customer. The parties acknowledge that these local calling areas (i) may change in geographic scope in response to competitive pressures or perceived market opportunities, and (ii) may not be able to be changed because of regulatory, industry, or system limitations. The parties will not use local calling areas to determine "long distance telephony services" under section 3.4.2. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in section 14.

                     3.4.2. LONG DISTANCE SERVICES

                     (a) Required purchase. Manager must obtain (i) long-distance telephony services through Sprint PCS or its Related Parties to provide long-distance service to users of the Sprint PCS Network and (ii) telephony services through Sprint PCS or its Related Parties to connect the Service Area Network with the national platforms that Sprint PCS uses to provide services to Manager under this agreement or the Services Agreement. The term "long distance telephony service" means any inter-LATA call for purposes of this section 3.4.2 as it relates to long-distance telephony services provided to users of the Sprint PCS Network.

                     (b) Pricing and procedure. Sprint PCS will purchase for Sprint PCS, Manager and Other Managers long-distance telephony services used in the Sprint PCS Network from Sprint Communications Company L.P. or its Related Parties ("SCCLP"). Sprint PCS will purchase these long-distance telephony services at a price and terms at least as favorable to Sprint PCS, Manager and the Other Managers (considering Sprint PCS, Manager and the Other Managers as a single purchaser) as the best prices and terms SCCLP offers to any wholesale customer of SCCLP in similar situations when taking into account all relevant factors (e.g., volume, peak/off-peak usage, length of commitment). Sprint PCS will pay the invoice from SCCLP, except for items that SCCLP directly bills under section 3.4.2(c). Sprint PCS will bill to Manager as an activity settled separately under the Services Agreement the portion of the fees billed to Sprint PCS that relate to Manager's operations and the activity of all Customers and Reseller Customers in the Service Area, except for items SCCLP directly bills under section 3.4.2(c).

                     Because Sprint Corporation no longer has its "PCS" tracking stock, Sprint PCS will include the volume of long-distance telephony services of Manager and Other Managers with the volume of Sprint PCS when negotiating the Sprint PCS rate with the long distance division of Sprint Corporation (currently SCCLP). The long distance division will continue to provide long-distance telephony services to Sprint PCS for a price and upon terms based on the same relevant factors described in the preceding paragraph and in the same manner that it has under the present tracking stock policy.

                     (c) Call routing. Manager, acting as a single purchaser, may purchase private line capacity (or other forms of capacity) from SCCLP for inter-LATA calls to the extent that this capacity can be obtained on terms more favorable to Manager (acting as a single purchaser). SCCLP will sell that capacity to Manager at the best price that SCCLP offers to third parties in similar situations when taking into account all relevant factors. SCCLP will directly bill Manager for any purchase of capacity under this section 3.4.2(c). The terms of section 1.3 do not apply to purchases of capacity in this section 3.4.2(c).

                     (d) Pre-existing agreement. If before the date Addendum V to this agreement is signed, Manager is bound by an agreement for long distance services or an agreement for private line service and the agreement was not made in anticipation of this agreement or Addendum V, then the requirements of this section 3.4.2 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section
           3.4.2 do apply from and after the termination.

                     (e) Resale. Manager may not resell the long-distance telephony services acquired under this section 3.4.2. For purposes of clarification, resale under this section 3.4.2(e) includes Manager selling minutes to carriers for ultimate resale to end users under a brand other than "Sprint" or selling minutes to end users under a brand other than "Sprint". Manager may engage in the following activities (i.e., these activities are not treated as resale of long-distance telephony services):

                          (1) the transport of long-distance calls for Customers
               under section 3.4.2(a),

                          (2) the transport of long-distance calls for resellers
               under section 3.5, and

                          (3) the transport of long-distance calls for roaming
               under section 4.3.

                     (f) Sprint Rural Alliance Program. The rights and obligations of Manager, if any, for the provision of long distance telephony services for Sprint Rural Alliance program participants will be set forth in a separate agreement.

           12. VOLUNTARY RESALE OF PRODUCTS AND SERVICES [NEW]. Schedule 1 attached to this Addendum replaces and supersedes the heading, preamble, general terms and all attachments to the Program Requirement 3.5.2 dated August 13, 2002, which is labeled "Exhibit 3.5.2 Program Requirement for Voluntary Resale of Products and Services By Voluntary Resellers Under the Private Label Solutions Program". Program Requirement 3.5.2 - VMU which is labeled "Exhibit
3.5.2 - VMU Program Requirements for Voluntary Resale of Products and Services by Virgin Mobile USA, LLC (version 7/07/02)" is superseded by "Program Requirement 3.5.2 - Program Requirements for Resale of Products and Services By Virgin Mobile USA, LLC (Date Published 9/30/04)".

           Section 3.5.2 to the Management Agreement is amended and restated in its entirety to read as follows:

                     3.5.2 RESALE OF PRODUCTS AND SERVICES. Sprint PCS may choose to offer a resale product under which resellers will resell Sprint PCS Products and Services under brand names other than the Brands (such arrangement, a "RESALE ARRANGEMENT"), except Sprint PCS may permit the resellers to use the Brands for limited purposes related to the resale of Sprint PCS Products and Services (e.g., to notify people that the handsets of the resellers will operate on the Sprint PCS Network). The resellers may also provide their own support services (e.g., customer care and billing) or may purchase the support services from Sprint PCS. Other terms of the resale program are governed by Program Requirement 3.5.2.

                     (a) Existing Resale Arrangements. Manager will participate in all Resale Arrangements that were entered into by Sprint PCS prior to April 1, 2004, including Previously Declined Resale Arrangements (as defined below) (collectively, the "EXISTING RESALE ARRANGEMENTS"), and the Existing Resale Arrangements will be governed by Program Requirement 3.5.2 as amended by this Addendum V. Compensation for Manager's participation in the Existing Resale Arrangements will be paid to Manager in accordance with section 10.4.1.1(a)(i) of this agreement, unless compensation was otherwise negotiated between Manager and Sprint PCS (e.g., Virgin Mobile USA). "PREVIOUSLY DECLINED RESALE ARRANGEMENTS" means Resale Arrangements between Sprint PCS and the following resellers: Vartec Telecom, Inc. (Excel), ZefCom, L.L.C. (Telespire), Working Assets Funding Service, Inc.(Working Assets), Wherify Wireless, Inc. (Wherify Wireless), QUALCOMM Incorporated (Qualcomm/ GlobalTracs), Star Number, Inc. (Liberty Wireless), Telco Group, Inc. (STI Mobile), TRANZACT (Sears Connect), Hal Inc. (U-Mobile PCS), Wireless Retail Inc. (Airlink

           Mobile), Phonetec, L.P. (PhoneTec), Qwest Wireless, LLC (Qwest), and TracFone Wireless, Inc. (TracFone).

                     (b) Required Resale Arrangements. Subject to the limitations set forth in clause (c) below and in section 10.4.1.1(b) of this agreement, Manager will participate in (i) all new Resale Arrangements entered into by Sprint PCS during the Required Resale Participation Period (collectively, the "NEW RESALE ARRANGEMENTS") and (ii) all Existing Resale Arrangements and New Resale Arrangements that are renewed or extended during the Required Resale Participation Period (collectively, the "RENEWED RESALE ARRANGEMENTS", and together with the New Resale Arrangements, the "REQUIRED RESALE ARRANGEMENTS"), in all cases with compensation being paid to Manager as set forth in section 10.4.1.1(a)(iii) or (iv), whichever is applicable. Sprint PCS agrees that the compensation, payment and other terms and conditions under each Resale Arrangement entered into, renewed or extended during the Required Resale Participation Period will be the same as the compensation, payment and other terms and conditions applicable to Sprint PCS and each Other Manager with respect to such reseller. Manager will have access to the relevant terms of any Resale Arrangement as provided in section 1.9.4 of this agreement. For purposes of determining renewals and extensions of Resale Arrangements under this Agreement, including without limitation for purposes of section 10.4.1.1(c)(iii), if a Resale Arrangement does not expressly state an initial term, then the arrangement shall be deemed to have a five-year initial term, and if a Resale Arrangement states an initial term in excess of ten years, then the arrangement shall be deemed to have a ten-year initial term, in each case, after which term such arrangement will be deemed to be up for renewal or extension.

                     (c) Limitations. Manager may decline to participate in any Required Resale Arrangement (including any renewal periods or extensions of Existing Resale Arrangements or New Resale Arrangements) unless the material terms and conditions of the Resale Arrangement, including the per minute Reseller Customer Fees and the per kilobyte Reseller Customer Fees to be paid to Manager, at all times are at least as favorable to Manager as the material terms and conditions of the MVNO Support Agreement, dated as of May 12, 2004 (the "AT&T ARRANGEMENT"), by and between Sprint Spectrum L.P. and AT&T Corp., as in effect from time to time and giving effect to any changes to such terms and conditions that occur by virtue of the existing terms and conditions of the AT&T Arrangement, but not giving effect to any amendments to, or modifications of, the AT&T Arrangement or changes to the AT&T Arrangement that result from the exercise of the MFN provisions in the AT&T Arrangement. Except as set forth in section 10.4.1.1(c) below, Manager will have no obligation to participate in any Required Resale Arrangement after the Required Resale Participation Period.

                     The Resale Arrangement between Sprint PCS and Virgin Mobile USA will be treated as a New Resale Arrangement and subject to the compensation set forth in section 10.4.1.1(a)(iii) or (iv), whichever is applicable, if continued after the expiration of the initial term of the arrangement.

                     Additionally, Manager may decline to continue to participate in any Resale Arrangement after the initial term of that arrangement if such arrangement is renewed or extended prior to its contractual renewal date and before December 31, 2006.

                     Except as required under the regulations and rules concerning mandatory resale, Manager may not sell Sprint PCS Products and Services for resale unless Sprint PCS consents to such sales in advance in writing.

           13. NON-COMPETITION [ADDM I, SS.5]. Section 3.6 is amended to read as follows:

                     3.6 NON-COMPETITION. Neither Manager nor any of its Related Parties may offer Sprint PCS Products and Services outside of the Service Area without the prior written approval of Sprint PCS.

                     Within the Service Area, Manager may offer, market or promote telecommunications products or services only under the following brands:

                      (a)        products or services with the Brands;

                      (b)        other products and services approved under
                                 Section 3.2;

                      (c)        products or services with Manager's brand; or

                      (d) products or services with the brands of Manager's Related Parties,

           except no brand of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business may be used by Manager on these products and services. If a Related Party of Manager offers a product or service of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business, then Manager will not allow such Related Party of Manager to offer any Sprint Products or Services.

                     If Manager or any of its Related Parties has licenses to provide broadband personal communication services outside the Service Area, neither Manager nor such Related Party may utilize the spectrum to offer Sprint PCS Products and Services without prior written consent from Sprint PCS. Additionally, when Manager's customers from inside the Service Area travel or roam to other geographic areas, Manager will route the customers' calls, both incoming and outgoing, according to the Sprint PCS Network Roaming and Inter Service Area Program Requirements, without regard to any wireless networks operated by Manager or its Related Parties. For example, Manager will program the preferred roaming list for handsets sold in the Service Area to match the Sprint PCS preferred roaming list.

           14. INTRA-LATA CALLS AND BACKHAUL SERVICES [NEW]. Section 12 of Addendum II is deleted. Additionally, section 3.7 is amended and restated in its entirety to read as follows:

                     3.7 INTRA-LATA CALLS AND BACKHAUL SERVICES. Manager, acting as a single purchaser, may purchase capacity (including private line capacity) from SCCLP for intra-LATA calls and backhaul services. SCCLP will sell that capacity to Manager at the best price that SCCLP offers to third parties in similar situations when taking into account all relevant factors.

                     Manager will offer to Sprint PCS or one of its Related Parties the right to make to Manager the last offer to provide capacity for intra-LATA calls and backhaul services for the Service Area Network if:

                                          (i) Manager decides to use third
                               parties for intra-LATA calls and backhaul services rather than self-provisioning the capacity or purchasing the capacity from Related Parties of Manager, and

                                          (ii) Sprint PCS or one of its Related
                               Parties has provided evidence to Manager that SCCLP or one of its Related Parties has facilities to provide the capacity requested.

           Manager will deliver to Sprint PCS the terms under which the third party will provide the capacity. Sprint PCS or one of its Related Parties will have a reasonable time to respond to Manager's request for last offer to provide pricing for capacity for intra-LATA calls and backhaul, which will be no greater than 5 Business Days after receipt of the request for the pricing and the third party's terms from Manager. Manager will acquire capacity for intra-LATA calls and backhaul services from Sprint PCS or one of its Related Parties if Sprint PCS or one of its Related Parties offers Manager pricing and other terms for intra-LATA calls and backhaul services for the Service Area Network that matches the terms, including pricing, or is better than the terms and lower than the pricing offered by the third party. For purposes of this section 3.7, the term "backhaul" means the provision of services from a cell site of Manager to the corresponding switch associated with the cell site.

                     If Manager has an agreement for these services that is in effect as of the date Addendum V is signed and the agreement was not made in anticipation of this agreement or Addendum V, then the requirements of this section 3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section 3.7 do apply from and after the termination.

           15. SPRINT PCS ROAMING AND INTER SERVICE AREA PROGRAM REQUIREMENTS [NEW]. The second paragraph of section 4.3 is amended to read as follows:

                     Section 10.4.1 sets forth the settlement process that distributes between the members making up the Sprint PCS Network (i.e., Sprint PCS, Manager and all Other Managers) a fee for use of the Sprint PCS Network and the Service Area Network (the "INTER SERVICE AREA FEE").

           16. MARKETING COMMUNICATIONS GUIDELINES [ADDM III, SS.1]. The first bulleted standard set forth in Section II.B. of Exhibit 5.2 to the Management Agreement is replaced with the following language:

                     All uses of the Sprint marks must be in an manner generally consistent with overall Sprint brand positioning, as determined by Sprint from time to time. Sprint will review all advertising/communication strategy and make judgments on its consistency with the overall Sprint brand positioning within ten (10) days of receipt. If the strategy is judged to be inconsistent, it will not be used or will be changed to be consistent with Sprint brand positioning. Pre-production advertising/communications will be reviewed by Sprint for consistency with Sprint brand positioning and personality within ten (10) days of receipt. If the advertising/communications are judged to be inconsistent, it will not be used or will be changed to be consistent with the Sprint brand positioning and personality.

           17. USE OF BRANDS [ADDM I, SS.6; REVISED BY THIS ADDENDUM]. Section 5.1(c) is amended to read as follows:

                     (c) Neither Manager nor any of its Related Parties may market, promote, advertise, distribute, lease or sell (i) any of the Sprint PCS Products and Services on a non-branded, "private label" basis or under any brand, trademark, trade name or trade dress other than the Brands, except (A) for sales to resellers required under this agreement, or (B) as permitted under the Trademark License Agreements; or (ii) any of Manager's Products and Services using the Brands other than as permitted under the Trademark License Agreements.

           18. CUSTOMER SERVICE PROGRAM REQUIREMENTS [NEW]. Section 2 of Addendum III is deleted. For clarification purposes, the Customer Service Program Requirements are effective as of the Effective Date of this Addendum V, and will not be applied retroactively to existing programs or operations.

           19. CHANGES TO PROGRAM REQUIREMENTS [NEW].

           (a) The first sentence of section 9.2(e) is amended to read as follows:

                     Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless Sprint PCS otherwise consents, subject to section 9.3.

           (b) Section 9.3 is amended and restated in its entirety to read as follows:

                      9.3 MANAGER'S RIGHTS REGARDING CHANGES TO PROGRAM REQUIREMENTS.

                     9.3.1 PARAMETERS FOR REQUIRED PROGRAM REQUIREMENT IMPLEMENTATION. (a) Manager may, without being in default of this Agreement, decline to implement a Non-Capital Program Requirement Change if Manager determines that the Non-Capital Program Requirement Change will satisfy any of the following tests:

                                          (A) individually cause the combined
                               peak negative cash flow of Manager to be an amount greater than 3% of Manager's Ultimate Parent's Enterprise Value, or

                                          (B) when combined with original
                               assessments made under clause (A) above of all other Program Requirement Changes that Sprint PCS announced and Manager agreed to implement or Manager otherwise was required to implement in accordance with section 9.3.4, both within the preceding 12 calendar months, cause the combined cumulative peak negative cash flow of Manager to be an amount greater than 5% of Manager's Ultimate Parent's Enterprise Value, or

                                          (C) individually cause a decrease in
                               the forecasted 5-year discounted cash flow of Manager's Ultimate Parent (at Manager's Ultimate Parent's appropriate discount rate) of more than 3% on a combined net present value basis, or

                                          (D) when combined with original
                               assessments made under clause (C) above of all other Program Requirement Changes that Sprint PCS announced and Manager agreed to implement or Manager otherwise was required to implement in accordance with section 9.3.4, both within the preceding 12 calendar months, cause a decrease in the forecasted 5-year discounted cash flow of Manager's Ultimate Parent (at Manager's Ultimate Parent's appropriate discount rate) of more than 5% on a combined net present value basis.

                     The term "NON-CAPITAL PROGRAM REQUIREMENT CHANGE" means a Program Requirement Change that does not require Manager to make any capital expenditures in excess of 5% of Manager's capital budget as approved by the Manager's board of directors for the fiscal year in which the Program Requirement Change is requested, but does not include changes to the Trademark Usage Guidelines, the Marketing Communications Guidelines, and the Sprint PCS National or Regional Distribution Program Requirements.

                     If Manager declines to implement any Non-Capital Program Requirement Change, Manager must give Sprint PCS within 10 Business Days after Sprint PCS provides Manager with notice of the Program Requirement Change:

                                          (i) written notice that Manager
                               declines to implement the Non-Capital Program Requirement Change, and

                                          (ii) a written assessment of the
                               impact of the Non-Capital Program Requirement Change on Manager using the parameters set forth in subparagraphs (A) through (D) above.

                     (b) Manager may, without being in default of this agreement, decline to implement any Capital Program Requirement Change if Manager determines that the Capital Program Requirement Change will satisfy any of the following tests:

                                          (A) have a negative net present value
                               applying a 5-year discounted cash flow model, or

                                          (B) individually cause the combined
                               peak negative cash flow of Manager to be an amount greater than 3% of Manager's Ultimate Parent's Enterprise Value, or

                                          (C) when combined with original
                               assessments made under clause (B) above of all other Program Requirement Changes that Sprint PCS announced and Manager agreed to implement or Manager otherwise was required to implement in accordance with sections 9.3.1(c), 9.3.3 and 9.3.4, both within the preceding 12 calendar months, cause the combined cumulative peak negative cash flow of Manager to be an amount greater than 5% of Manager's Ultimate Parent's Enterprise Value.

                     The term "CAPITAL PROGRAM REQUIREMENT CHANGE" means any Program Requirement Change that requires an expenditure of capital by Manager that is greater than 5% of Manager's capital budget as approved by the Manager's board of directors for the fiscal year in which the Program Requirement Change is requested, but does not include changes to the Trademark Usage Guidelines, the Marketing Communications Guidelines, and the Sprint PCS National or Regional Distribution Program Requirements.

                     If Manager declines to implement any Capital Program Requirement Change, Manager must give Sprint PCS within 10 Business Days after Sprint PCS provides Manager with notice of the Program Requirement Change:

                                          (i) written notice that Manager
                               declines to implement the Capital Program
                               Requirement Change, and

                                          (ii) a written assessment of the
                               impact of the Capital Program Requirement Change on Manager using the parameter set forth above.

                Manager must implement a Capital Program Requirement Change if:

                                          (i) the capital requirement associated
                               with such Program Requirement Change is for a network capacity expansion due to a change in a service plan, provided that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1(a), or

                                          (ii) the capital requirement
                               associated with such Program Requirement Change is necessary to comply with network performance standards required under this agreement.

                     If Manager has the right to decline a Program Requirement Change, Sprint PCS may modify the scope of the Program Requirement Change in all or certain of Manager's markets to create a positive net present value for the entire Program Requirement Change, and Manager will implement the modified Program Requirement Change.
           Section 9.3.2 governs any disagreement between the parties regarding the determination of the net present value of a Program Requirement Change.

                     Upon giving Manager notice of a Program Requirement Change, Sprint PCS will provide Manager with Sprint PCS's business analysis setting forth the reasons for such change, key assumptions used by Sprint PCS, and any other information reasonably requested by Manager.

                     9.3.2. DISAGREEMENT WITH ASSUMPTIONS OR METHODOLOGY. Sprint PCS must notify Manager of any disagreement with Manager's assumptions or methodology within 10 days after its receipt of Manager's assessment under section 9.3.1. Manager will not be required to implement the Program Requirement Change if Sprint PCS fails to notify Manager of any disagreement within this 10-day period unless Sprint PCS requires such compliance under section 9.3.3 below. Either party may escalate the review of the assumptions and methodology underlying the assessment to the parties' respective Chief Financial Officers if Sprint PCS disagrees with Manager's assessment and the parties are unable to agree on the assumptions and methodology within 20 days after Sprint PCS notifies Manager of the disagreement.

                     The parties will mutually select an independent investment banker in the wireless telecommunications industry ("INVESTMENT BANKER") to determine whether the implementation of the Program Requirement Change will exceed one of the parameters if Sprint PCS and Manager are unable to agree on the assumptions and methodology to perform the calculations within 30 days after Sprint PCS notifies Manager of the disagreement. The American Arbitration Association will select the Investment Banker if the parties do not select the Investment Banker within 50 days after Sprint PCS notifies Manager of the disagreement. Sprint PCS and Manager will cooperate fully and provide all information that the Investment Banker reasonably requests. But any Investment Banker that the American Arbitration Association selects, and its investment bank, must have no current engagement with either Manager or Sprint PCS and must not have been engaged by either such party within the 12 calendar months preceding the engagement under this section. A business relationship between Manager or Sprint PCS and a commercial bank or other organization affiliated with an investment bank will not disqualify the investment bank. The Investment Banker will have 20 days from the date of engagement to make its decision.

                     Manager will pay any Investment Banker's fees and implement the Program Requirement Change if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1.

                     9.3.3 ONE OR MORE PARAMETERS EXCEEDED. Sprint PCS will pay the Investment Banker's fees if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section
           9.3.1. Sprint PCS may require Manager to implement the Program Requirement Change whether the parties agree or disagree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1, if Sprint PCS agrees to compensate Manager the amount necessary to prevent Manager from exceeding the parameters set forth in section 9.3.1.

                     9.3.4 CHANGES WITH RESPECT TO PRICING PLANS AND ROAMING PROGRAM REQUIREMENTS. Manager will implement a change with respect to the following in the manner requested by Sprint PCS, even if Manager determines that implementing the change will have an adverse impact on Manager that meets or exceeds the tests set forth in section 9.3.1(a) or section 9.3.1(b):

                                          (i) relates to a pricing plan under
                               section 4.4 or a roaming program, and

                                          (ii) Sprint PCS reasonably determines
                               must be implemented on an immediate or expedited basis to respond to specific, identifiable developments in the competitive market forces.

                     Manager's implementation of the change will not adversely affect Manager's right to object to the implementation of the change. Manager will continue to comply with the change if the parties agree or the Investment Banker determines (using the procedure described in section 9.3.2) that implementing the change will not exceed any of the parameters described in section 9.3.1(a) or section 9.3.1(b). If Sprint PCS does not successfully challenge Manager's assessment of the adverse impact of the change on Manager in accordance with section 9.3.2, Sprint PCS can require Manager either to:

                                          (i) continue to comply with the change
                               and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurs as a result of its implementation of the change net of any benefit that Manager receives, to the extent the costs, expenses and losses net of the benefits exceed the parameters set forth in section 9.3.1(a) or section 9.3.1(b), or

                                          (ii) terminate its continued
                               compliance with the change and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurs as a result of its implementation of the change net of any benefit that Manager receives.

                     Manager cannot terminate its continued compliance if Sprint PCS elects to require Manager's continued compliance with the change under section 9.3.3 above.

           (c) A new section 9.7 is added to the Management Agreement:

                     9.7  REVIEW OF PROGRAM REQUIREMENTS; UNILATERAL CHANGES.

                                 Sprint PCS intends that any change to a Program
                      Requirement will be in the best interests of Sprint PCS and Manager.

                                 Sprint PCS and Manager will act in good faith
                      to mitigate (to the extent commercially reasonable) the adverse economic impact on Manager of the exercise of any right of Sprint PCS to effect any change under or pursuant to this agreement, the Services Agreement and either Trademark License Agreement to the extent Manager believes such change will have a significant adverse economic impact on Manager's operations, except with respect to changes involving Sprint PCS National or Regional Distribution Program Requirements. For purposes of clarification, the parties intend the preceding sentence to obligate them to a robust discussion and open dialogue but understand the discussion and dialogue may not lead to any particular solution of the issues raised by Manager or Sprint PCS. By way of illustration, under the second preceding sentence, if Manager believed that the exercise of the unilateral right to change the Trademark Usage Guidelines or the designation of Sprint PCS Products and Services had an adverse economic impact on Manager, then Manager and Sprint PCS will in good faith attempt to mutually agree on how to mitigate the adverse impact on Manager.

           (d) A new section 9.8 is added to the Management Agreement.

                     9.8  BREACH FOR FAILURE TO IMPLEMENT PROGRAM REQUIREMENTS.

                     Manager will be in material breach of a material term and Sprint PCS may exercise its rights under section 11 if Manager willfully refuses to implement a Program Requirement when required to do so under this agreement.

           20. FEES [NEW]. (a) Article 10 of the Management Agreement is amended and restated in its entirety to read as follows:

                                    10. FEES

                     10.1 GENERAL. Sprint PCS and Manager will pay to each other the fees and apply the credits in the manner described in this section 10. The amounts that Sprint PCS is paid or retains are for all obligations of Manager under this agreement. Many of the definitions for the fees in section 10.2 are found in section 10.3.

                     10.2      FEES.

                               10.2.1 FEE BASED ON BILLED REVENUE. Sprint PCS will pay to Manager the Fee Based on Billed Revenue as determined in this section 10.2.1.

                               "BILLED REVENUE" is all customer account activity (e.g., all activity billed, attributed or otherwise reflected in the customer account but not including Customer Credits) during the calendar month for which the fees and payments are being calculated (the "BILLED MONTH") for Sprint PCS Products and Services related to all Customer accounts within a customer service area ("CSA") assigned to the Service Area, except (i) Outbound Roaming Fees, (ii) amounts handled separately in this section 10 (including the amounts in sections 10.2.3 through 10.2.6, 10.4 and 10.8), (iii) amounts collected from Customers and paid to governmental or regulatory authorities (e.g., Customer Taxes and USF Charges), and (iv) other amounts identified in this agreement as not included in Billed Revenue (these Customer accounts being "MANAGER ACCOUNTS"). Within 30 days after signing this Addendum, Sprint PCS will provide Manager with a list of all revenue accounts included in Billed Revenue, and Sprint PCS will, as soon as reasonably practicable, provide Manager with updates to that list as it changes.

                               Billed Revenue does not include new activity billed to the Customer solely to recover costs incurred by Sprint PCS, Manager or both related solely to such new activity. Manager and Sprint PCS will share the revenues from this billing in proportion to the costs they incur. Any amounts recovered in excess of costs incurred will be considered Billed Revenue.

                               For purposes of clarification, Sprint PCS currently assigns Customers to CSAs based on customer billing addresses and expects that procedure to remain in place after the Effective Date.

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
                               If Sprint PCS or Manager develops products or services that bundle Sprint PCS Products and Services with other products or services (e.g., local service or broadband wireline service), then Sprint PCS and Manager will use commercially reasonable efforts to agree on the proper allocation of revenue, bad debt expenses, credits and promotions for the bundled products and services.

                               Sprint PCS will reasonably determine the amount of credits applied to Manager Accounts during the Billed Month ("CUSTOMER CREDITS").

                               "NET BILLED REVENUE" for a Billed Month is the amount of the Billed Revenue less the Customer Credits.

                               The "FEE BASED ON BILLED REVENUE" for a Billed Month is equal to 92% of (a) Net Billed Revenue, less (b) the Allocated Write-offs for Net Billed Revenue.

                               10.2.2 OUTBOUND ROAMING FEE. Sprint PCS will pay to Manager a fee equal to the amount of Outbound Roaming Fees that Sprint PCS or its Related Parties bills to Manager Accounts, less the Allocated Write-offs for Outbound Roaming Fees. For purposes of clarification, Sprint PCS will settle separately with Manager the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator for Outbound Roaming.

                               10.2.3 PHASE II E911 SURCHARGES. Sprint PCS will pay to Manager a fee equal to a portion of the E911 Phase II Surcharges (attributable to incremental costs for Phase II E911, including but not limited to related handset costs, routing costs, implementation costs, trunks and testing costs, and anticipated write-offs for bad debt) billed during the Billed Month to Customers with an NPA-NXX assigned to the Service Area, less the Allocated Write-offs for that portion of E911 Phase II Surcharges in the Billed Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS' proportional cost) to comply with Phase II of the E911 requirements. Sprint PCS will determine from time to time the rate billed to Customers related to Phase II E911 and the portion payable to Manager.

                               10.2.4 WIRELESS LOCAL NUMBER PORTABILITY
           SURCHARGES. Sprint PCS will pay to Manager a fee equal to a portion of the Wireless Local Number Portability Surcharges ("WLNP SURCHARGES") billed during the Billed Month to Customers with an NPA-NXX assigned to the Service Area, less the Allocated Write-offs for that portion of the WLNP Surcharges in the Billed Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS' proportional cost) to comply with Wireless Local Number Portability requirements. Sprint PCS will determine from time to time the rate billed to Customers related to WLNP Surcharges and the portion payable to Manager.

                               10.2.5 CUSTOMER EQUIPMENT CREDITS. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by Sprint PCS to Manager an amount equal to the amount of the Customer Equipment Credits less the Allocated Write-offs for Customer Equipment Credits.

                               10.2.6 WRITE-OFFS FOR CUSTOMER EQUIPMENT CHARGES. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by Sprint PCS to Manager an amount equal to the amount of the Allocated Write-offs for Customer Equipment Charges.

                               10.2.7 REVENUE FROM PREPAY ACTIVITY. Revenue generated from prepay service (currently referred to as ChatPak) provided by Manager ("PREPAY REVENUE") will continue to be settled between Sprint PCS and Manager separately from the fees calculated under this section 10.2. Manager will pay 8% of Prepay Revenue to Sprint PCS.

                     10.3  DEFINITIONS USED IN FEE CALCULATIONS

                               10.3.1 WRITE-OFFS. Sprint PCS will determine the amounts written off net of deposits applied and net of recoveries (the "WRITE-OFFS") in the Sprint PCS billing system during the Billed Month relating to Manager Accounts.

                               10.3.2 BILLED COMPONENTS. Each of the following amounts is referred to as a "BILLED COMPONENT" and collectively they are referred to as the "BILLED COMPONENTS".

                               10.3.2.1 Net Billed Revenue. The amount
           determined as described in section 10.2.1.

                               10.3.2.2 Customer Equipment Credits. The reductions of amounts billed to Manager Accounts related to the sale of handsets and handset accessories from Sprint PCS inventory are referred to as "CUSTOMER EQUIPMENT CREDITS". This is a negative amount that reduces the Amount Billed (Net of Customer Credits).

                               10.3.2.3 100% Affiliate Retained Amounts. The amounts referred to as "100% Affiliate Retained Amounts" on Exhibit 10.3, to which Manager is entitled to 100% of the amounts that Customers are billed for such items.

                               10.3.2.4 100% Sprint PCS Retained Amounts. The amounts referred to as "100% Sprint PCS Retained Amounts" on Exhibit 10.3, to which Sprint PCS is entitled to 100% of the amounts that Customers are billed for such items.


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
                               10.3.2.5 Customer Equipment Charges. The amounts that Sprint PCS bills to Manager Accounts for subscriber equipment and accessories sold or leased are referred to as "CUSTOMER EQUIPMENT CHARGES".

                               10.3.2.6 E911 Phase II Surcharges. The amounts that Sprint PCS bills to Manager Accounts to recover all costs related to Phase II E911 functionality are referred to as "E911 PHASE II SURCHARGES".

                               10.3.2.7 USF Charges. The amounts that Sprint
           PCS bills to Manager Accounts relating to Universal Service Funds are referred to as "USF CHARGES".

                               10.3.2.8 WLNP Surcharges. The amounts that
           Sprint PCS bills to Manager Accounts to recover costs related to WLNP activities.

                               10.3.3 AMOUNT BILLED (NET OF CUSTOMER CREDITS). The "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" for a Billed Month is equal to the sum of the Billed Components.

                               10.3.4 THE ALLOCATED WRITE-OFFS. The "ALLOCATED WRITE-OFFS" for all or a portion of a Billed Component in a Billed Month is the Write-offs for the Billed Month times the amount of the Billed Component (or portion thereof) divided by the Amount Billed (Net of Customer Credits).

                      10.4 OTHER FEES AND PAYMENTS. Sprint PCS and Manager will pay to each other the fees and payments described below:

                                 10.4.1 INTER SERVICE AREA FEES AND RESELLER
           CUSTOMER FEES.

                                 10.4.1.1 Inter Service Area Fee and Reseller
                      Customer Fee Paid. Manager will pay to Sprint PCS an Inter Service Area Fee as set forth in this section 10.4.1 for each billed minute or kilobyte of use that a Customer with an NPA-NXX assigned to the Service Area uses a portion of the Sprint PCS Network other than the Service Area Network. Sprint PCS will pay to Manager an Inter Service Area Fee for each billed minute or kilobyte of use that a Customer whose NPA-NXX is not assigned to the Service Area Network uses the Service Area Network.

                                 (a) Sprint PCS will pay to Manager the fees set
                      forth in this section 10.4.1 for each billed minute or kilobyte of use that a Reseller Customer uses the Service Area Network unless otherwise negotiated (such fees are referred to in this agreement as "RESELLER CUSTOMER FEES"):

                                            (i) with respect to Existing Resale
                                 Arrangements (other than Virgin Mobile USA, which is addressed in clause (ii) below), the amount of fees set forth in subsections
                                 10.4.1.2 and 10.4.1.3;


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
                                            (ii) with respect to Virgin Mobile
                                 USA, the amount of fees set forth in Program
                                 Requirement 3.5.2 - VMU; except, that the
                                 Resale Arrangement between Sprint PCS and
                                 Virgin Mobile USA will be treated as a New
                                 Resale Arrangement and subject to the
                                 compensation set forth in section
                                 10.4.1.1(a)(iii) or (iv), whichever is
                                 applicable, if continued after the expiration of the initial term of the arrangement;

                                            (iii) with respect to arrangements
                                 between Sprint PCS and resellers that are entered into after April 1, 2004 and before January 1, 2007, or that are renewed or extended during that period, the amount of fees collected by Sprint PCS from the resellers as payment for the Reseller Customer's use of the Service Area Network; and

                                            (iv) with respect to arrangements
                                 between Sprint PCS and resellers that are entered into, renewed or extended during the three-year period beginning on January 1, 2007, or a subsequent three-year period beginning on the third anniversary of the beginning of the previous three-year period, the amount of fees determined as described in section 10.4.1.1(c).

                                 (b) With respect to Resale Arrangements
                      described in section 10.4.1.1(a)(iii), Sprint PCS will give Manager Manager's proportional share of (i) any cash payments received by Sprint PCS from the other party to a Resale Arrangement, in addition to the reseller rate, relating specifically to the Resale Arrangements (other than those cash payments for reimbursement of expenses incurred to implement the Resale Arrangement, which are addressed in the following paragraph), and (ii) to the extent reasonably able to be made available to Manager, any non-cash payments received by Sprint PCS from the other party to the Resale Arrangement relating specifically to the Resale Arrangements. For purposes of clarification, payments made to Sprint PCS to reimburse Sprint PCS for actual costs incurred to implement some aspect of the Resale Arrangement are not cash or non-cash payments subject to this section.

           Sprint PCS will use commercially reasonable efforts to negotiate with the other party to the Resale Arrangement to have the other party directly reimburse Manager for Manager's actual costs incurred to implement the Resale Arrangement, if any. If Sprint PCS is unable to negotiate such reimbursement arrangement with the other party, but collects reimbursement from the other party to the Resale Arrangement, Sprint PCS will allocate to Manager Manager's proportional share of any reimbursement received from the other party.

           If the reseller is a Related Party of Sprint PCS or if Sprint PCS owns a substantial equity interest in the reseller, then Sprint PCS and Manager must agree on the Reseller Customer Fee to be paid by Sprint PCS to Manager and any proportional sharing of any other cash and non-cash payments before Manager will have an obligation to participate in such arrangement.

           (c) For each three-year period described in section 10.4.1.1(a)(iv):

                      (i) Sprint PCS will give Manager proposed terms, fees and conditions applicable to Manager's participation in Resale Arrangements by October 31 of the calendar year before the calendar year in which the then current reseller period ends (e.g., the initial reseller period ends on December 31, 2006 so the amount has to be presented by October 31, 2005). Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed terms, fees and conditions applicable to Manager's participation in Resale Arrangements within 20 days after Manager receives the proposed terms, fees and conditions applicable to Manager's participation in Resale Arrangements from Sprint PCS.

                      (ii) If the parties do not agree on the new terms, fees and conditions applicable to Manager's participation in Resale Arrangements within 30 days after the discussions begin, then Manager may escalate the discussion to the Sprint PCS Chief Financial Officer or Sprint Spectrum may escalate the discussion to Manager's Chief Executive Officer or Chief Financial Officer.


                      (iii) If the parties cannot agree on the new terms, fees and conditions applicable to Manager's participation in Resale Arrangements through the escalation process within 20 days after the escalation process begins, then without Manager's prior written consent, (A) Manager will not be required to participate in any Resale Arrangement that is entered into by Sprint PCS, or renewed or extended, after the Required Resale Participation Period and (B) Manager will not be required to participate in Existing Resale Arrangements or Required Resale Arrangements after the Required Resale Participation Period, provided, however, that Manager will continue to allow resellers under Existing Resale Arrangements and resellers under Required Resale Arrangements, which Manager opted into or in which Manager was required to participate under this agreement, to activate subscribers with an NPA-NXX assigned to Manager's Service Area and Manager will continue to support such resellers (x) with respect to resellers under Existing Resale Arrangements and resellers under New Resale Arrangements, throughout the then remaining term of their Resale Arrangement with Sprint PCS, without giving effect to any applicable renewal terms and phase out periods, and (y) with respect to resellers under Renewed Resale Arrangements, throughout the then remaining renewal term of their Resale Arrangement with Sprint PCS, without giving effect to any applicable additional renewal terms and phase out periods. For purposes of determining renewals and extensions of Resale Arrangements under this Agreement, including without limitation for purposes of this section 10.4.1.1(c)(iii), if a Resale Arrangement does not expressly state an initial term, then the arrangement shall be deemed to have a five-year initial term, and if a Resale Arrangement states an initial term in excess of ten years, then the arrangement shall be deemed to have a ten-year initial term, in each case, after which term such arrangement will be deemed to be up for renewal or extension. Manager will continue to receive Reseller Customer Fees with respect to such Resale Arrangements at the same rates in effect at the end of the Required Resale Participation Period.

           Sprint PCS may not amend, modify or change in any manner the Inter Service Area Fees between Sprint PCS and Manager or Reseller Customer Fees and other matters set forth in this section 10.4.1 without Manager's prior written consent, except as expressly provided in this section. For purposes of clarification, the parties do not intend the above sentence to limit Sprint PCS' ability to negotiate fees with resellers.

           Sprint PCS will not be obligated to pay Manager those Inter Service Area Fees not received by Sprint PCS from an Other Manager who is a debtor in a bankruptcy proceeding with respect to Inter Service Area Fees that Sprint PCS owes Manager because of CSAs assigned to such Other Manager's Service Area traveling in the Service Area. For clarification purposes, Sprint PCS does not have to advance the Inter Service Area Fees for the Other Manager who is involved in the bankruptcy proceeding to Manager, to the extent that the Other Manager fails to pay the Inter Service Area Fees. Manager bears the risk of loss of the Other Manager who is involved in the bankruptcy proceeding not paying the Inter Service Area Fees to Sprint PCS.

           If relief is ordered under title 11 of the United States Code for an Other Manager or an Other Manager files a voluntary petition for relief under title 11 of the United States Code and such Other Manager fails to pay to Sprint PCS amounts that such Other Manager owes to Sprint PCS with respect to the Inter Service Area Fees for travel into Manager's Service Area, at Manager's direction, (a) Sprint PCS will either (i) take reasonable steps to prevent such Other Manager from continuing after the commencement of its bankruptcy case to incur Inter Service Area Fees for travel into Manager's Service Area without timely remitting payment of such Inter Service Area Fees to Sprint PCS for the benefit of Manager, or (ii) assign to Manager all of its rights as a creditor of such Other Manager to prevent such Other Manager from continuing after the commencement of its bankruptcy case to incur Inter Service Area Fees for travel into Manager's Service Area without timely remitting payment of such Inter Service Area Fees to Manager, and (b) Sprint PCS will either (i) include the amount owed by the Other Manager to Manager in the Sprint PCS proof of claim


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
filed in the bankruptcy proceeding, and remit to Manager when and as it receives distributions with respect to such proof of claim for Inter Service Area Fees for travel in Manager's Service Area, a pro-rata share of such distributions or
(ii) immediately assign to Manager all of its claims and rights as a creditor of such Other Manager for those amounts owed with respect to Inter Service Area Fees for travel in Manager's Service Area. Sprint PCS agrees to take all actions necessary to effect these assignments of rights to Manager, and further agrees that Manager will not be responsible for any expenses related to such assignments. If Sprint PCS receives any amounts from an Other Manager who is a debtor in a bankruptcy proceeding with respect to Inter Service Area Fees for travel into the Service Area, Sprint PCS will immediately remit those amounts to Manager.

           If relief is ordered under title 11 of the United States Code for Sprint PCS or Sprint PCS files a voluntary petition for relief under title 11 of the United States Code, then Sprint PCS will be deemed a trustee for Manager's benefit with respect to any Inter Service Area Fees that Sprint PCS collects from Other Managers for travel into Manager's Service Area, and Sprint PCS has no rights to Manager's portion of such Inter Service Area Fees.

           Manager acknowledges that if the manner in which the CSAs are assigned changes because of changes in the manner in which the NPA- NXX is utilized, the manner in which the Inter Service Area Fees and Reseller Customer Fees, if any, will be changed accordingly.

                      10.4.1.2 Voice and 2G Data Rate. The amount of the Inter Service Area Voice and 2G Data Fee and Reseller Customer Voice and 2G Data Fee for arrangements between Sprint PCS and resellers in existence as of April 1, 2004, will be as follows:

                                 (a) The Inter Service Area Voice and 2G Data
                      Fee for each billed minute of use that a Customer uses an Away Network and the Reseller Customer Fee for each billed minute of use that a Reseller Customer uses the Service Area Network, will be $0.058 from the Effective Date to December 31, 2006.

                                 (b) For each calendar year during the Term of
                      this agreement beginning January 1, 2007, the Inter Service Area Voice and 2G Data Fee for each billed minute of use that a Customer uses an Away Network and the Reseller Customer Fee for each billed minute of use that a Reseller Customer uses the Service Area Network, will be an amount equal to 90% of Sprint PCS' Retail Yield for Voice and 2G Data Usage for the previous calendar year; provided that such amount for any period will not be less than Manager's network costs (including a reasonable return using Manager's weighted average cost of capital applied against Manager's net investment in the Service Area Network) to provide the services that are subject to the Inter Service Area Voice and 2G Data Fee. If the parties have a dispute relating to the determination of the foregoing fees for any period, then the parties will submit the dispute to binding arbitration as set forth in sections 14.2 and 10.4.1.3(b).

                                 10.4.1.3 3G Data Rate. The amount of the Inter
                      Service Area 3G Data Fee and Reseller Customer 3G Data Fee for arrangements between Sprint PCS and resellers in existence as of April 1, 2004, will be as follows:

                                 (a) From the Effective Date to December 31,
                      2006 ("INITIAL 3G DATA FEE PERIOD"), the Inter Service Area 3G Data Fee for each kilobyte of use that a Customer uses an Away Network and the Reseller Customer 3G Data Fee for each kilobyte of use that a Reseller Customer uses the Service Area Network, will be $0.0020; except with respect to Sprint 3G Data Service as defined and set out in the Program Requirement 3.5.2.

                                 (b) For each calendar year during the Term of
                      this agreement beginning January 1, 2007, the Inter Service Area 3G Data Fee and the Reseller Customer 3G Data Fee will be an amount equal to 90% of the Sprint PCS Retail Yield for 3G Data Usage for the previous calendar year; provided that such amount for any period will not be less than Manager's network costs (including a reasonable return using Manager's weighted average cost of capital applied against Manager's net investment in the Service Area Network) to provide the services that are subject to the Inter Service Area 3G Data Fee and the Reseller Customer 3G Data Fee. If the parties have a dispute relating to the determination of the foregoing fees for any period, then the parties will submit the dispute to binding arbitration as set forth in section 14.2 and the next paragraph.

                                 If Manager submits the matter to arbitration
                      the fees that Sprint PCS proposed will apply starting after December 31 of the first year of the appropriate period as described in section 10.4.1.4 and will continue in effect unless modified by the final decision of the arbitrator. If the arbitrator imposes a fee different than the ones in effect the new fees will be applied as if in effect after December 31 of the first year of the appropriate period as described in section 10.4.1.4 and if on application of the new fees one party owes the other party any amount after taking into account payments the parties have already made then the owing party will pay the other party within 30 days of the date of the final arbitration order.

                                 10.4.1.4 Rate Changes - Effective Date. All
                      rate changes related to Inter Service Area Fees and Reseller Customer Fees will be applied to all activity in a bill cycle that closes after the effective date of the rate change. The previous rates will apply to all activity in a bill cycle that closes before the effective date of the rate change.


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
                                 10.4.1.5 Long Distance. The long distance rates
                      associated with the Inter Service Area and Reseller Customer usage will be equal to the actual wholesale transport and terminating costs associated with the originating and terminating locations. The rates are then applied to cumulative usage at a BID level for settlement purposes.

                               10.4.2 INTERCONNECT FEES. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under section 1.4.

                               10.4.3 TERMINATING AND ORIGINATING ACCESS FEE. Sprint PCS will pay Manager 92% of any terminating or originating access fees Sprint PCS collects from an IXC that are not subject to refund or dispute (but it will not be Billed Revenue). For purposes of clarification, Sprint Corporation's Related Parties are obligated to pay terminating access to Sprint PCS only if MCI and AT&T pay terminating or originating access to Sprint PCS. At the Effective Date of Addendum V, neither MCI nor AT&T pays terminating access to Sprint PCS. The ability of wireless carriers to collect access fees is currently subject to legal challenge. The parties acknowledge that Sprint PCS has limited ability to require IXCs to pay access fees.

                               10.4.4 REIMBURSEMENTS FOR MISTAKEN PAYMENTS. If one party mistakenly pays an amount that the other party is obligated to pay then the other party will reimburse the paying party, if the paying party identifies the mistake and notifies the receiving party within 9 calendar months after the date on which the paying party makes the mistaken payment.

                     10.5 TAXES AND PAYMENTS TO THE GOVERNMENT. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees that a governmental authority levies on the fees and charges payable by Sprint PCS to Manager.

                     Manager will report all taxable property to the appropriate taxing authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies and other charges against the real estate and personal property that Manager owns or uses in fulfilling its obligations under this agreement.

                     Manager is responsible for paying all sales, use or similar taxes on the purchase and use of its equipment, advertising and other goods or services in connection with this agreement.

                     Sprint PCS will be solely responsible for remitting to government agencies or their designees any and all fees or other amounts owed as a result of the services provided to the Customers under the Management Agreement. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts that Manager, Sprint PCS or their Related Parties receives from Customers (including Customers whose NPA-NXX is assigned to the Service Area) relating to these fees or other amounts.

                     10.6    UNIVERSAL SERVICE FUNDS.

                               10.6.1 PAID BY GOVERNMENT. Manager is entitled to 100% of any federal and state subsidy funds (the "SUBSIDY FUNDS"), including Universal Service Funds, that Manager or Sprint PCS receives from government disbursements based on customers with mailing addresses located in the Service Area and with NPA-NXXs assigned to the Service Area, or such other method then in effect under the rules of the FCC, Universal Service Administrative Company or other federal or state administrator. For purposes of clarity, Universal Service Funds provide support payments to Eligible Telecommunications Carriers ("ETC") serving in high cost areas or providing services to low income individuals. Sprint PCS will file at its cost on behalf of itself or Manager appropriate ETC documentation in those jurisdictions in which Sprint PCS determines to make the filing. Manager will bear the costs of any filing made by Sprint PCS in those jurisdictions in which Manager requests Sprint PCS to make the filing.

                     If Manager asks Sprint PCS to make a filing in a jurisdiction and Sprint PCS reasonably determines not to make the filing because making the filing is detrimental to Sprint's best interests, then Sprint does not have to make the filing. If Manager disagrees with the reasonableness of Sprint PCS' determination not to make the filing, then the parties will submit to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section 14.1.

                     If the process set forth in the previous paragraph results in Sprint PCS making a filing, Manager will pay all of Sprint PCS' reasonable out-of-pocket costs associated with the filing and any compliance obligations that arise from the filing or that are imposed by the jurisdiction in which the filing is made (e.g. filing fees, legal fees, expert witness retention, universal lifeline service, enhancing customer care quality, and including, without limitation, network upgrades). Sprint PCS will remit to Manager 50% of any Subsidy Funds that Sprint PCS receives from filings Sprint PCS is required to make under the preceding paragraph that are not payable to Manager under the first paragraph of this section 10.6.1, until the aggregate amount of the payments to Manager under this sentence equals 50% of the amount Manager has paid Sprint PCS under the preceding sentence.

                     All Subsidy Funds received must be used to support the provision, maintenance and upgrading of facilities and services for which the funds are intended. Sprint PCS will attempt to recover from the appropriate governmental authority Subsidy Funds and will remit the appropriate recoveries to Manager.

                               10.6.2 PAID BY CUSTOMERS. Sprint PCS will be solely responsible for remitting to government agencies or their designees, including but not limited to the Universal Service Administrative Company, all universal service fees. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts that Manager, Sprint PCS or their Related Parties receives from Customers (including Customers whose NPA-NXX is assigned to the Service Area) relating to the Universal Service Funds.

                     10.7 EQUIPMENT REPLACEMENT PROGRAM. Sprint PCS is entitled to 100% of the amounts that Customers pay for participating in any equipment replacement program offered by Sprint PCS and billed on their Sprint PCS bills. Manager will not be responsible for or in any way billed for any costs or expenses that Sprint PCS or any Sprint PCS Related Party incurs in connection with any such equipment replacement program. Sprint PCS will reimburse Manager for any costs it incurs if Sprint PCS fails to comply with any Sprint PCS equipment replacement program. Manager is entitled to 100% of the amounts that Customers pay for participating in any equipment replacement program offered by Manager and billed separately by Manager. Manager will reimburse Sprint PCS for any costs it incurs if Manager fails to comply with any Manager equipment replacement program.

                     10.8 CUSTOMER EQUIPMENT. Sprint PCS is entitled to 100% of the amounts that Customers pay for subscriber equipment and accessories sold or leased by Sprint PCS, and Manager is entitled to 100% of the amounts that Customers pay for subscriber equipment and accessories sold or leased by Manager, subject to the equipment settlement process in section 4.1.2.

                     10.9 PHASE I E911. Sprint PCS is entitled to collect 100% of the E911 Phase I Surcharges (e.g., for equipment other than handsets, such as platforms and networks). Sprint PCS will attempt to recover from the appropriate governmental authority Phase I E911 reimbursements and will remit the appropriate amounts to Manager.

                     10.10 MANAGER DEPOSITS INTO RETAIL BANK ACCOUNTS. Each Business Day, Manager will deposit into bank accounts and authorize Sprint PCS or a Related Party that Sprint PCS designates to sweep from such accounts the amounts collected from Customers on behalf of Sprint PCS and its Related Parties for Sprint PCS Products and Services. Manager will allow the funds deposited in the bank accounts to be transferred daily to other accounts that Sprint PCS designates. Manager will also provide the daily reports of the amounts collected that Sprint PCS reasonably requires. Manager will not make any changes to the authorizations and designations Sprint PCS designates for the bank accounts without Sprint PCS' prior written consent.

                     10.11     MONTHLY STATEMENTS.


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
                               10.11.1 SECTION 10.2 STATEMENT. Each month Sprint PCS will determine the amount payable to or due from Manager for a Billed Month under section 10.2. Sprint PCS will deliver a monthly statement to Manager that reports the amount due to Manager, the manner in which the amount was calculated, the amount due to Sprint PCS and its Related Parties under this agreement and the Services Agreement, and the net amount payable to or due from Manager.

                               10.11.2 OTHER STATEMENTS. Sprint PCS will deliver a monthly statement to Manager that reports amounts due to Manager or from Manager, other than amounts described in section 10.12.1, the manner in which the amounts were calculated, the amount due to Manager or to Sprint PCS and its Related Parties under this agreement and the Services Agreement, and the net amount payable to Manager.

                               10.11.3 THIRD PARTY CHARGES. Sprint PCS will include any third party charges on Manager's statements within three calendar months after the end of the calendar month during which Sprint PCS receives the third party charge. Sprint PCS' failure to include these charges on Manager's statements within the three calendar month-period will mean that Sprint PCS cannot collect those third party charges from Manager. Sprint PCS will use its commercially reasonable efforts to obtain a third party charge that Sprint PCS has not received within three calendar months after a third party provides a service or product, and an estimate of the charge.

                     10.12     PAYMENTS.

                               10.12.1 WEEKLY PAYMENTS. Sprint PCS will pay the amount payable to Manager for a Billed Month under section 10.2 in equal weekly payments on consecutive Thursdays beginning the second Thursday of the calendar month following the Billed Month and ending on the first Thursday of the second calendar month after the Billed Month. If Sprint PCS is unable to determine the amount due to Manager in time to make the weekly payment on the second Thursday of a calendar month, then Sprint PCS will pay Manager for that week the same weekly amount it paid Manager for the previous week. Sprint PCS will true-up any difference between the actual amount due for the first weekly payment of the Billed Month and amounts paid for any estimated weekly payments after Sprint PCS determines what the weekly payment is for that month. Sprint PCS will use reasonable efforts to true-up within 10 Business Days after the date on which Sprint PCS made the estimated weekly payment.

                               10.12.2 MONTHLY PAYMENTS. The amounts payable to Manager and Sprint PCS and its Related Parties under this agreement and the Services Agreement, other than the payments described in section 10.12.1, will be determined, billed and paid monthly in accordance with section 10.12.3.

                               10.12.3 TRANSITION OF PAYMENT METHODS. (a) Sprint


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
           PCS and Manager wish to conduct an orderly transition from making weekly payments to Manager based on Collected Revenues to weekly payments based on Billed Revenue. The method of calculating the weekly payments will change on the first day of the calendar month after the Effective Date of Addendum V (the "TRANSITION DATE"). The weekly amounts paid to Manager during the calendar month before the Transition Date and on the first Thursday after the Transition Date will be based on the Collected Revenues method. The weekly amounts paid to Manager beginning on the second Thursday of the second calendar month after the Transition Date will be based on the Billed Revenue method described in this section 10. To effect an orderly transition, Sprint PCS will pay Manager for the period beginning on the second Thursday after the Transition Date and ending on the first Thursday of the calendar month after the Transition Date an amount calculated as described below in section 10.12.3(b).

                               (b) Sprint PCS will apply the estimated
           collection percentages that Sprint PCS uses before the Transition Date to the gross accounts receivable aging categories for Customers with an NPA-NXX assigned to the Service Area as of the close of business on the day before the Transition Date to calculate the amount Sprint PCS anticipates collecting on those accounts receivable. Sprint PCS will pay Manager the amount estimated to be collected in equal weekly payments on consecutive Thursdays beginning the second Thursday after the Transition Date and ending the first Thursday of the calendar month after the Transition Date. Sprint PCS will also pay to Manager no later than the second Thursday after the Transition Date any Collected Revenues received after the Saturday before the Transition Date and before the Transition Date.

                               (c) Sprint PCS will recalculate the estimated collection percentages and apply the recalculated estimated collection percentages to the gross accounts receivable aging categories described in the first sentence of section 10.12.3(b) when all applicable data is available. Sprint PCS will increase or decrease a weekly payment by the amount of the difference between the amount paid to Manager based on the initial estimated collection percentages and the amount that would have been paid to Manager using the newer estimated collection percentages.

                     10.13 DISPUTE OR CORRECTION OF STATEMENT AMOUNT. A party can only dispute or correct an amount on a statement in good faith. If a party disputes or corrects an amount on a statement, the disputing or correcting party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within the later to occur of: (i) three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered and (ii) 30 days after Manager receives information from Sprint PCS in response to Manager's request relating to amounts on a statement.

                     Any dispute regarding a statement will be submitted for resolution under the dispute resolution process in section 14. The


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
           parties must continue to pay to the other party all amounts, except disputed amounts (subject to the next paragraph), owed under this agreement and the Services Agreement during the dispute resolution process. If the Disputing Party complies with the requirements of this paragraph, then the other party or its Related Parties may not declare the Disputing Party in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

                     If the aggregate disputed amount, combined with any aggregate disputed amount under section 10.14, exceeds $1,000,000, then upon the written request of the other party, the party disputing the amount (the "DISPUTING PARTY") will deposit the portion of the disputed amount in excess of $1,000,000 into an escrow account that will be governed by an escrow agreement in a form to be mutually agreed upon by the parties. The Disputing Party will deposit the amount into the escrow account within 10 Business Days after its receipt of the written request from the other party in accordance with the foregoing. If the Disputing Party complies with the requirements of this paragraph, then the other party or its Related Parties may not declare the Disputing Party in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

                     The escrow agent will be an unrelated third party that is in the business of serving as an escrow agent for or on behalf of financial institutions. The parties will share evenly the escrow agent's fees. The escrow agent will invest and reinvest the escrowed funds in interest-bearing money market accounts or as the parties otherwise agree. The escrow agent will disburse the escrowed funds in the following manner based on the determination made in the dispute resolution process:

                                 (a) If the Disputing Party does not owe any of
                      the disputed amounts, then the escrow agent will return all of the escrowed funds to the Disputing Party with the interest earned on the escrowed funds.

                                 (b) If the Disputing Party owes all of the
                      disputed amounts, then the escrow agent will disburse all of the escrowed funds with the interest earned on the escrowed funds to the non-disputing party. If the interest earned is less than the amount owed based on the Default Rate, then the Disputing Party will pay the non-disputing party the difference between those amounts.

                                 (c) If the Disputing Party owes a portion of
                      the disputed amounts, then the escrow agent will disburse to the non-disputing party the amount owed with interest at the Default Rate from the escrowed funds and disburse the balance of the escrowed funds to the Disputing Party.


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
                      The Disputing Party will pay the non-disputing party the amount owed for interest at the Default Rate if the amount of the escrowed funds is insufficient.

                     Manager and Sprint PCS will take all reasonable actions necessary to allow the Disputing Party to continue to reflect the amounts deposited into the escrow account by the Disputing Party as assets in the Disputing Party's financial statements.

                     The parties will use the dispute resolution process under
           section 14.2 of this agreement, excluding the escalation process set forth in section 14.1, if they cannot agree on the form of escrow agreement.

                     The parties agree that, despite this section 10.13, Manager will pay all disputed amounts due to Sprint PCS or any Related Party for fees for CCPU Services and CPGA Services payable under the Services Agreement for periods ending on or before December 31, 2006, subject to any other rights and remedies that Manager has under this agreement and the Services Agreement. The parties may discuss any amounts that Manager believes are in error in the calculation of such fees, and attempt to agree on the corrected amounts, but these discussions do not delay or otherwise affect Manager's payment obligations under this section 10.13.

                     The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that a party must complete the dispute resolution process in section 14 before taking any legal or equitable action against the other party.

                     10.14 DISPUTE OR CORRECTION OF A THIRD PARTY INVOICE AMOUNT. Sprint PCS will include the applicable portion of any amount based on a third party invoice in a statement to Manager within three calendar months after Sprint PCS' receipt of the third party invoice. Sprint PCS' failure to include the amount in a statement to Manager within the three calendar month-period will mean that the third party charges will not be collectible from Manager. Sprint PCS will use its commercially reasonable efforts to obtain a third party charge that Sprint PCS has not received within three calendar months after a third party provides a service or product and an estimate of the charge.

                     A party can dispute or correct an amount based on a third party invoice only in good faith. Modified invoices received by Sprint PCS from a third party vendor and then sent by Sprint PCS to Manager will be treated as a new statement for purposes of this section, so long as the modified statement was revised in good faith and not simply to provide Sprint PCS additional time to resubmit a previous invoice. Sprint PCS will cooperate with Manager and take commercially reasonable steps to cause the third party to cooperate with Manager to enable Manager to ascertain the circumstances leading to a modified invoice.


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
                     If a party disputes or corrects an amount on a third party invoice or the amount Sprint PCS attributed to Manager, the disputing party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed, erroneous or modified statement was delivered. Sprint PCS and Manager will cooperate with each other to obtain the information needed to determine if the amounts billed by the third party and allocated to Manager were correct.

                     Any dispute regarding the amount of the third party invoice Sprint PCS attributed to Manager will be submitted for resolution under the dispute resolution process in section 14. Manager must continue to pay to Sprint PCS all amounts, except disputed amounts, owed under this agreement and the Services Agreement during the information gathering and dispute resolution process. If the aggregate disputed amount, combined with any aggregate disputed amount under section 10.13, exceeds $1,000,000, then upon the written request of Sprint PCS, Manager will deposit the portion of the disputed amount in excess of $1,000,000 into an escrow account that will be governed by an escrow agreement containing terms similar to the general terms described in section 10.13 and in a form to be mutually agreed upon by the parties. Manager will deposit the amount into the escrow account within 10 Business Days after its receipt of the written request from Sprint PCS in accordance with the foregoing. If Manager complies with the requirements of this paragraph, then none of Sprint PCS or its Related Parties may declare Manager in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

                     The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that the parties must complete the dispute resolution process in section 14 before taking any legal or equitable action against each other. A party can only dispute or correct an amount on a statement in good faith. If a party disputes or corrects an amount on a statement, the disputing or correcting party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered.

                     10.15 LATE PAYMENTS. Any amount due under this agreement or the Services Agreement without a specified due date will, in the case of Manager, be due 25 days after the date of an invoice, and will, in the case of Sprint PCS, be due 25 days after collection from the applicable third party. Any amount due under this agreement and the Services Agreement (including without limitation any amounts disputed under those agreements that are ultimately determined to be due) that


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
           is not paid by one party to the other party in accordance with the terms of the applicable agreement will bear interest at the Default Rate beginning (and including) the 6th day after the invoice or settlement due date until (and including) the date paid.

                     10.16 SETOFF RIGHT IF FAILURE TO PAY AMOUNTS DUE. If Manager fails to pay any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under this agreement, any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under the Services Agreement or any other agreement with Sprint PCS or a Related Party of Sprint PCS, or any disputed amount due to Sprint PCS or a Related Party for fees for CCPU Services or CPGA Services payable under the Services Agreement, then 5 days after the payment due date Sprint PCS may setoff against its payments to Manager under this section 10 any such undisputed amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS under such agreements. Sprint PCS will use reasonable efforts to provide Manager with prior written notice of Sprint PCS' intent to exercise its setoff right and the notice will include a list of any and all relevant invoices. This right of setoff is in addition to any other right that Sprint PCS or a Related Party of Sprint PCS might have under this agreement, the Services Agreement or any other agreements with Sprint PCS or a Related Party of Sprint PCS.

           21. NON-RENEWAL RIGHTS OF SPRINT PCS [ADDM I, SS.7]. Section 11.2.2(c) is amended to read as follows:

                      (c) this agreement expires (after 50 years) with neither party giving a written notice of non-renewal:"

           22. TERMINATION OF LICENSE [ADDM I, SS.8]. Section 11.3.1(a) is amended to read as follows:

                                 (a) At the election of either party this
                      agreement may be terminated at the time the FCC revokes or fails to renew the License and after all appeals are exhausted. Unless Manager has the right to terminate this agreement under section 11.3.1(b), neither party has any claim against the other party if the FCC revokes or fails to renew the License, even if circumstances would otherwise permit one party to terminate this agreement based on a different Event of Termination, except that the parties will have the right to pursue claims against each other as permitted under section 11.4(b).

           23. TERMINATION RIGHTS [NEW]. Section 11.3.7 is deleted, and all references in the agreement to section 11.3.7 are also deleted.

           24. AUDIT [NEW]. Section 12.1.2 is amended and restated in its entirety to read as follows:

                     12.1.2 AUDITS. On reasonable advance notice by one party, the other party must provide its independent or internal auditors access to its appropriate financial and operating records, including, without limitation, vendor and distribution agreements, for purposes of auditing the amount of fees (including the appropriateness of items excluded from the Fee Based on Billed Revenue), costs, expenses (including operating metrics referred to in this agreement and the Services Agreement relating to or used in the determination of Inter Service Area Fees, Reseller Customer Fees, CCPU Services or CPGA Services and any other data relied upon by Manager relating to or used in the determination of any fees, costs, expenses or charges payable by Manager under this agreement) or other charges payable in connection with the Service Area for the period audited. The party that requested the audit may decide if the audit is conducted by the other party's independent or internal auditors. Manager and Sprint PCS may each request no more than one audit per year.

                               (a) If the audit shows that Sprint PCS was
                     underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the underpayment determination.

                               (b) If the audit determines that Sprint PCS was
                     overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Manager gives Sprint PCS written notice of the overpayment determination.

                     The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the audited party will pay the costs and expenses related to the audit.

                     Sprint PCS will provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by Service Organizations" ("TYPE II REPORT" or "MANAGER MANAGEMENT REPORT") to Manager twice annually. If Manager, on the advice of its independent auditors or its legal counsel, determines that a statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, or policy published by the accounting or auditing profession or other authoritative rule making body (such as the Securities and Exchange Commission, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board) requires additional assurances beyond SAS 70, then Sprint PCS will reasonably cooperate with Manager to provide the additional assurances or other information reasonably requested by Manager so that it can satisfy its obligations under such statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, or policy published by the accounting or auditing profession or other authoritative rule making body. Sprint PCS' independent auditors will prepare any Type II Report or Manager Management Report provided under this section 12.1.2 and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over Manager Management Processes. "Manager Management Processes" include those services generally provided within this agreement, primarily billing and collection of revenues.

25. DISPUTE RESOLUTION [NEW]. Section 14 of the Management Agreement is hereby deleted in its entirety and replaced with the following language:

           14.1 NEGOTIATION. The parties will attempt in good faith to resolve any issue, dispute, or controversy arising out of or relating to this Agreement by negotiation. The following procedures will apply to any such negotiations:

                     14.1.1 NOTICE. A party commences the negotiation process by giving the other party written notice of any dispute not resolved in the ordinary course of business. The notice will expressly state that the notifying party is commencing the negotiation process provided for in this section; identify the issues and the amounts in dispute; and, will be delivered in accordance with Section 17.1 of this Agreement.

                     14.1.2 MEETING. Within 10 days after delivery of the written notice commencing the negotiation process, representatives of both parties will meet in a manner and at a time and place that is mutually acceptable to the representatives involved for the purpose of exchanging relevant information and in an effort to resolve the disputes.

                     14.1.3 REPRESENTATIVES. Each party's representative(s) at any meeting conducted pursuant to this Section 14.1 will have authority to resolve the dispute(s) identified in the notice, except (i) with respect to Sprint the representative will be at least a vice-president of Sprint PCS, Sprint United Management Company or Sprint Corporation if the dispute is one that would require approval of the Board of Directors, the Chief Executive Officer, President or Chief Financial Office of Sprint Corporation under the then existing fiscal authorization policies of Sprint Corporation and (ii) with respect to Manager the representative will be at least a vice-president of Manager if the dispute is one that would require approval of the Board of Directors. If a party's representative intends to be accompanied at any meeting by an attorney, the other party will be given not less than 3 days' notice of such intention and may also be accompanied by an attorney.

                     14.1.4 TERMINATION OF PROCESS. In the event that a dispute is not resolved at the initial meeting of the parties' representatives, the parties may agree to continue the negotiation process by scheduling additional meetings and/or including additional representatives. However, at any time after the first meeting or if the other party refuses to meet, either party may terminate the negotiation process by delivery of written notice to that effect to the other party in accordance with section 17.1 of this agreement.

                     14.1.5 NEGOTIATIONS NOT EVIDENCE. Any and all communications and negotiations between the parties pursuant to this Section
14.1 are Confidential Information of both of the parties and will be treated as negotiations of settlement and compromise as provided for in the Federal Rules of Evidence or any state's rules of evidence. The substance of any such communications and negotiations are not to be tendered or introduced into evidence in any proceeding or litigation between the parties regarding the subject disputes.

           14.2 ARBITRATION/LITIGATION. With respect to any claim or dispute, either party will continue to operate under this agreement and may file suit in a court of competent jurisdiction or commence an arbitration proceeding in accordance with the terms of this agreement. Absent the express agreement of a party to submit an issue or dispute to arbitration (either by the specific terms of this agreement or some other written agreement between the parties), neither party can be compelled to submit a dispute to arbitration. The following rules and procedures will govern any arbitration proceeding agreed to between the parties:

                     14.2.1 PLACE OF ARBITRATION. All arbitration proceedings between the parties will be conducted in Chicago, Illinois.

                     14.2.2 RULES AND ADMINISTRATION OF PROCEEDING. Except as specifically modified by the terms of this agreement, any arbitration proceeding will be conducted in accordance with the rules and procedures of the CPR. To the extent the terms of this agreement conflict with said rules, the terms of this agreement will prevail.

                     14.2.3 CLAIMS AND DISPUTES INVOLVING LESS THAN $250,000. Claims involving disputed amounts less than $250,000 (whether the amount is raised in the dispute or in a counterclaim) will be heard before a single arbitrator selected in accordance with Section 14.2.5, below. The hearing on the merits of the parties' claims and defenses will be conducted within 60 days of the appointment of the arbitrator. The parties will be entitled to the following discovery from each other:

                     (a) Up to 10 written interrogatories as provided for in Rule 33 of the Federal Rules of Civil Procedure except that responses to any such interrogatories will be served within 30 days of service of the interrogatories;

                     (b) Up to 10 requests for production of documents and things and for inspection as provided for in Rule 34 of the Federal Rules of Civil Procedure except that responses, including the requested materials to be produced, will be served and/or produced within 45 days of service of the requests;

                     (c) Requests for Admission as provided for in Rule 36 of the Federal Rules of Civil Procedure except that responses to any such requests will be served within 20 days of service of the requests; and,

                     (d) Any other discovery agreed upon by the parties or ordered or directed by the arbitrator.

                     The arbitrator may on the motion of a party or on their own establish different schedules for responding to discovery.

                     14.2.4 CLAIMS AND DISPUTES INVOLVING $250,000 OR MORE. Claims involving disputed amounts of $250,000 or more (whether that amount is raised in the dispute or in a counterclaim) will be heard before the three-arbitrator panel selected in accordance with Section 14.2.5, below. The parties will be entitled to the following discovery from each other:

                     (a) Up to 15 written interrogatories as provided for in Rule 33 of the Federal Rules of Civil Procedure;

                     (b) Up to 20 requests for production of documents and things and for inspection as provided for in Rule 34 of the Federal Rules of Civil Procedure;

                     (c) Requests for Admission as provided for in Rule 36 of the Federal Rules of Civil Procedure;

                     (d) Deposition testimony from up to 5 witnesses who are representatives of the other party, plus any expert witnesses of the other party, as provided for in Rule 30 of the Federal Rules of Civil Procedure, except if the claim is in excess of $1,000,000 the parties will be entitled to a reasonable number of depositions; and

                     (e) Any other discovery agreed upon by the parties or ordered or directed by the arbitration panel.

All discovery disputes and other preliminary matters will be decided by the arbitration panel.

                     14.2.5 SELECTION OF ARBITRATORS. Arbitrators will be selected from the CPR's National Roster within 10 Business Days of the CPR providing a list of potential arbitrators to the parties. Each arbitrator will serve strictly in a neutral capacity. Each arbitrator will disclose any facts that might bear upon his or her ability to serve in a neutral capacity to both parties. Any challenges as to the neutrality of an arbitrator will be resolved in accordance with the rules and procedures of the CPR. The following procedures will govern the selection process:

                     (a) In matters requiring a single arbitrator, the selection of the arbitrator will be in accordance with CPR's rules and procedures.

                     (b) In matters requiring a panel of three arbitrators, the CPR will submit to the parties a list of 9 qualified potential arbitrators from its National Roster. If any of the initial 9 potential arbitrators cannot serve because of a conflict or other reason, the CPR will supplement the list so that the parties have a total of 9 potential arbitrators from which to select the panel of 3 arbitrators. Each party will be entitled to strike 3 names from the list provided. Strikes will be made on alternating basis, with the original claimant making the first strike, followed by the respondent until each party has used all 3 of its strikes. The 3 persons not stricken will serve as arbitrators. Within 5 Business Days of their appointment, the arbitrators will select the chairman of the panel and provide notice of such selection to the CPR and the parties. If a vacancy on the panel arises for any reason, a replacement arbitrator will be selected in accordance with CPR's rules and procedures.

                     14.2.6 FINAL AWARD. The final award of the arbitrator or panel of arbitrators, as the case may be, will be in writing, signed by the arbitrators, and will state the basis for the decision. In proceedings involving a single arbitrator, the final award will be made within 30 days of the close of the hearing. In proceedings involving a panel of three arbitrators, the final award will be made within 30 days of the close of the hearing. The final award will be confidential, except that to the extent necessary to enforce its terms, either party may obtain a judgment on the award in any state or federal court of competent jurisdiction.

           14.3 INJUNCTIVE RELIEF. Notwithstanding any other provision in this Agreement, arbitration may not be used regarding any issue for which injunctive or similar equitable relief is sought by either party. No arbitrator is vested with authority or jurisdiction to award an injunction or similar equitable relief without the express written consent of the parties directed to the arbitration proceeding.

           26. NOTICES [NEW AND ADDM II, SS.16; REVISED BY THIS ADDENDUM]. (a)
Section 17.1 is amended and restated in its entirety to read as follows:

                     17.1 NOTICES. (a) Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile or email (in either instance with acknowledgement or read receipt received), and addressed as described below, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties. Sprint PCS may give notice of changes to a

           Program Requirement by sending an email that directs Manager to the changed Program Requirement on the affiliate intranet website.

                     The subject line of any email notice that purports to amend any Program Requirement must read "Program Requirement Change" and the first paragraph must indicate (i) which Program Requirement is being modified, (ii) what is being modified in the Program Requirement, and (iii) when the Program Requirement will take effect. The email must also include either a detailed summary of the Program Requirement Change or a redline comparison between the old Program Requirement and the new Program Requirement.

                     Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must:

                               (A) clearly indicate that intent,

                               (B) state the section(s) of the agreements
                     allegedly breached, and

                               (C) be mailed or sent by overnight courier in the
                     manner described in the first paragraph in this section
                     17.1.

                     Manager will promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender, and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS will promptly give Manager a copy of any notice that Sprint PCS receives from the Administrative Agent or any Lender and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

                     All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

           (b) Paragraph 3 of Addendum IV is deleted. The parties' notice addresses are as follows:

           For all entities comprising Sprint PCS:

                        Sprint PCS
                        KSOPHH0312
                        6180 Sprint Parkway
                        Overland Park, KS  66251
                        Telephone: 913-315-6409
                        Telecopier:  913-523-0539
                        Email:     David.B.Bottoms@mail.sprint.com
                        Attention: Vice President of Strategic Partnerships
              with a copy to:

                        Sprint Law Department
                        KSOPHT0101-Z2020
                        6391 Sprint Parkway
                        Overland Park, KS  66251
                        Telephone:  913-315-9315
                        Telecopier:  913-523-9823
                        Email: john.w.chapman@mail.sprint.com
                        Attention: John Chapman

              For Manager:

                        Independent Wireless One Corporation
                        52 Corporate Circle
                        Albany, New York  12203
                        Telephone:  (801) 318-7244
                        Telecopier:  (518) 218-0523
                        Email:  bretcloward@aol.com
                        Attention:  Bret Cloward

              with a copy to:

                        Independent Wireless One Corporation
                        Legal Department
                        52 Corporate Circle
                        Albany, New York  12203
                        Telephone:  (518) 862-6003
                        Telecopier:  (518) 218-0523
                        Email:  mike.cusack@usunwired.com
                        Attention:  Michael Cusack

                     and with copies to the following individuals' email addresses if a notice of a Program Requirement Change is sent by email:

                               Drew DiNovo
                               Email:  andrew.dinovo@usunwired.com

           27. FORCE MAJEURE [NEW]. Section 17.9.3 is amended and restated in its entirety to read as follows:

                     Neither Manager nor Sprint PCS, as the case may be, is in breach of any covenant in this agreement, and no Event of Termination will occur as a result of the failure of such party to comply with any covenant, if the party's non-compliance with the covenant results primarily from:

                                          (i) any FCC order or any other
                               injunction that any governmental authority issues that impedes the party's ability to comply with the covenant,

                                          (ii) the failure of any governmental
                               authority to grant any consent, approval, waiver or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization,

                                          (iii) the failure of any vendor to
                               deliver in a timely manner any equipment or service, or

                                          (iv) any act of God, act of war or
                               insurrection, riot, fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of the party.

           28. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS [ADDM IV, SS.2; REVISED BY THIS ADDENDUM]. Section 17.12 of the Management Agreement is replaced with the following language:

           17.12  GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS.

                     17.12.1 GOVERNING LAW. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties. The substantive laws and the procedural laws of the State of Kansas will apply to an arbitration proceeding conducted under section 14.2, except to the extent a CPR rule or procedure applies.

                     17.12.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                               (a) Each party hereby irrevocably and
                     unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State court or, to the extent permitted by law, in such Federal court.

                               (b) Each party hereby irrevocably and
                     unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in

                     Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                               (c) Each party irrevocably consents to service of
                     process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

           29. TRANSFER OF SPECTRUM [ADDM II, SS.18]. Section 17.15.5 is amended to read as follows:

                               17.15.5 TRANSFER OF SPRINT PCS NETWORK. Sprint PCS may sell, transfer or assign the Sprint PCS Network and any of the Licenses, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement. Manager agrees that Sprint PCS and Sprint PCS' Related Parties will be released from any and all obligations under and with respect to any and all such agreements upon such sale, transfer or assignment in accordance with this section 17.15.5, without the need for Manager to execute any document to effect such release.

           30. FEDERAL CONTRACTOR COMPLIANCE [ADDM I, SS.9; REVISED BY THIS ADDENDUM]. Exhibit B to Addendum I is replaced with Exhibit A that is attached to this Addendum V and incorporated by this reference.

           31. YEAR 2000 COMPLIANCE [ADDM I, SS.10]. A new section 17.29 is added to the Management Agreement:

                     17.29 YEAR 2000 COMPLIANCE. If the Service Area Network or any system used to support the Service Area Network fails to satisfy the Sprint PCS requirements for "Year 2000 Compliance" due to defects or failures in any system or equipment selected by Manager (including systems or third party vendors and subcontractors selected by Manager rather than by Sprint PCS), Manager will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure. If the Service Area Network or any system used to support the Service Area Network fails to satisfy the Sprint PCS requirements for "Year 2000 Compliance" due to defects or failures in any systems or equipment selected by Sprint PCS (including systems or equipment of third party vendors and subcontractors that Sprint PCS selects and requires Manager to use), Sprint PCS will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure.

                     "YEAR 2000 COMPLIANCE" means the functions, calculations, and other computing processes of the Service Area Network (collectively "PROCESSES") that perform and otherwise process, date-arithmetic, display, print or pass date/time data in a consistent manner, regardless of the date in time on which the Processes are actually performed or the dates used in such data or the nature of the date/time data input, whether before, during or after January 1, 2000, and whether or not the date/time data is affected by leap years. To the extent any part of the Service Area Network is intended to be used in combination with other software, hardware or firmware, it will properly exchange date/time data with such software, hardware or firmware. The Service Area Network will accept and respond to two-digit year-date input, correcting or supplementing as necessary, and store, print, display or pass date/time data in a manner that is unambiguous as to century. No date/time data will cause any part of the Service Area Network to perform an abnormally ending routine or function within the Processes or generate incorrect final values or invalid results.

                               SERVICES AGREEMENT

           32. NON-EXCLUSIVE SERVICES [NEW]. Section 1.3 of the Services Agreement is amended and restated in its entirety to read as follows:

                     1.3 NON-EXCLUSIVE SERVICES. Nothing contained in this agreement confers upon Manager an exclusive right to any of the Services. Sprint Spectrum may contract with others to provide expertise and services identical or similar to those to be made available or provided to Manager under this agreement.

           33. CHANGES TO ARTICLE 2 [NEW]. Article 2 of the Services Agreement is amended and restated in its entirety to read as follows:

                                   2. SERVICES

                     2.1 SERVICES.

                               2.1.1 SERVICES. Subject to the terms of this agreement, through December 31, 2006, Manager will obtain the services set forth on Schedule 2.1.1 attached to this agreement ("SERVICES") from Sprint Spectrum in accordance with this section 2.1, and Sprint Spectrum will provide all or none of the Services. For purposes of clarification, as of the Effective Date of Addendum V through December 31, 2006, Sprint Spectrum is providing all of the Services to Manager and Sprint Spectrum will not provide individual Services.

                               The fees charged for the Services and the process for setting the fees charged for the Services are set forth in section 3.2. Sprint Spectrum may designate additional Services upon at least 60 days' prior written notice to Manager by providing an amended Schedule 2.1.1 to Manager in accordance with the provisions of section 9.1.

                               Without Manager's prior written consent, neither Sprint Spectrum nor any of its Related Parties will require Manager to pay for:

                               (A) any of those additional CCPU Services or CPGA Services to the extent that they are the same as or functionally equivalent to any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties or Sprint PCS or its Related Parties but for which Manager does not pay a separate fee immediately after the Effective Date, or

                               (B) any other additional CCPU Services or CPGA Services through December 31, 2006. After that date the fee for those other additional Services will be included in the fees for CCPU Services and CPGA Services; or

                               (C) Services provided to Manager by a third party or self provided, if permitted under the Services Agreement.

                               2.1.2 DISCONTINUANCE OF SERVICES. If Sprint
           Spectrum determines to no longer offer a Service, then Sprint Spectrum must

                                          (i) notify Manager in writing a
                               reasonable time before discontinuing the Service, except Sprint will notify Manager at least 9 months before Sprint plans to discontinue a significant Service (e.g., billing, collection and customer care).

                                          (ii) discontinue the Service to all
                               Other Managers.

           If Manager determines within 90 days after receipt of notice of discontinuance that it wants to continue to receive the Service, Sprint Spectrum will use commercially reasonable efforts to:

                                          (a) help Manager provide the Service
                               itself or find another vendor to provide the Service, and

                                          (b) facilitate Manager's transition to
                               the new Service provider.

                               The fees charged by Sprint Spectrum for the CCPU Services and CPGA Services will be reduced by any fees payable by Manager to a vendor or new Service provider in respect of discontinued CCPU Services and CPGA Services, or by Sprint PCS' cost of providing the Service if Manager self-provides the discontinued Service, if (x) Sprint Spectrum procures such CCPU Services or CPGA Services from a vendor or a new Service provider and bills those items as Settled-Separately Manager Expenses (as defined in subsection 3.2.5 of this agreement), or (y) Manager procures such CCPU Services or CPGA Services from a vendor or a new provider of Services, or (z) Manager self-provisions the Services. No adjustment to the fees will be made if Sprint Spectrum discontinues a CCPU

           Service or CPGA Service and Sprint Spectrum does not provide the CCPU Service or CPGA Service to end users.

                               2.1.3 PERFORMANCE OF SERVICES. Sprint Spectrum may select the method, location and means of providing the Services. If Sprint Spectrum wishes to use Manager's facilities to provide the Services, Sprint Spectrum must obtain Manager's prior written consent.

                     2.2 THIRD PARTY VENDORS. Some of the Services might be provided by third party vendors under arrangements between Sprint Spectrum and the third party vendors. In some instances, Manager may receive Services from a third party vendor under the same terms and conditions that Sprint Spectrum receives those services. In other instances, Manager may receive Services under the terms and conditions set forth in an agreement between Manager and the third party vendor.

                     2.3 CUSTOMER CARE SERVICES OUTSOURCING. Manager may elect to outsource all (and not less than all) of its Customer Care Services in the manner described on the attached Schedule 2.3 by providing Sprint Spectrum notice of such election during the period beginning on January 1, 2006 and ending on June 30, 2006, together with payment of a $3 million election fee. Upon receiving notice of Manager's election and the election fee, the parties agree to abide by the terms and conditions set forth on Schedule 2.3.

           34. CHANGES TO ARTICLE 3 [NEW]. (a) Section 11 of Addendum I is deleted. Additionally, Article 3 of the Services Agreement is amended and restated in its entirety to read as follows:

                              3. FEES FOR SERVICES

                     3.1 SERVICES. Manager will pay Sprint Spectrum a fee for the Services provided by or on behalf of Sprint Spectrum now or in the future, subject to Section 2.1.1. Manager may not obtain these Services from other sources, except as provided in this agreement.

                               If an accounting classification change has the effect of moving a Service from a CCPU Service or CPGA Service to a Settled-Separately Manager Expense, the fees for the CCPU Services or CPGA Services, as applicable, charged by Sprint Spectrum will be reduced by the fees payable by Manager for the new Settled-Separately Manager Expense.

                     3.2 FEES FOR SERVICES.

                               3.2.1 INITIAL PRICING PERIOD. The fees Manager will pay Sprint Spectrum for the CCPU Services and CPGA Services provided to Manager by or on behalf of Sprint Spectrum each month from November 1, 2004 until December 31, 2006 ("INITIAL PRICING PERIOD"), will be:

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                                 (a)  for the CCPU Services:

                                 (i)        from November 1, 2004 through
                                            December 31, 2004, $7.25;

                                 (ii)       from January 1, 2005 through
                                            December 31, 2005, $7.00; and

                                 (iii)      from January 1, 2006 through
                                            December 31, 2006, $6.75;

           each multiplied by the Number of Customers in Manager's Service Area, and

                               (b) for the CPGA Services: the Gross Customer Additions in Manager's Service Area multiplied by the lesser of (i) $23.00 or (ii) the quotient of (A) the amount that Sprint PCS billed Manager from January 1, 2004 through September 30, 2004 for Manager's activation-related costs, divided by (B) the Gross Customer Additions in Manager's Service Area on which the amount billed in clause (A) is based. Reciprocal travel rate (excludes toll) of $0.058 per minute of use (voice) and $.002 per kilobyte (data) through the end of 2006.

                               The fees will be paid as set forth in section 10 of the Management Agreement.

                               3.2.2 PRICING PROCESS. The parties will reset the CCPU and CPGA amounts to be applied in each pricing period after the Initial Pricing Period ends. Each subsequent pricing period will last three years (if Manager continues to use Sprint Spectrum or a Related Party to provide these Services) with, for example, the second pricing period beginning on January 1, 2007 and ending on December 31, 2009.

                               The process for resetting the amounts is as follows:

                               (a) Sprint Spectrum will give Manager proposed CCPU and CPGA amounts by October 31 of the calendar year before the calendar year in which the then-current pricing period ends (e.g. if the pricing period ends on December 31, 2006 then the amounts have to be presented by October 31, 2005). The proposed amounts will be based on the amount necessary to recover Sprint PCS' reasonable costs for providing the CCPU Services and CPGA Services to Manager and the Other Managers. Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed CCPU and CPGA amounts within 20 days after Manager receives the proposed CCPU and CPGA amounts from Sprint Spectrum.

                               (b) The fee Manager will pay Sprint Spectrum for the CCPU Services provided to Manager by or on behalf of Sprint Spectrum each month beginning on January 1, 2007 until December 31,


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           2008 under the pricing process described in this section 3.2.2 will not exceed $8.50 per subscriber multiplied by the Number of Customers in Manager's Service Area.

                               (c) If the parties do not agree on new CCPU and CPGA amounts within 30 days after the discussions begin, then Manager may escalate the discussion to the Sprint PCS Chief Financial Officer or Sprint Spectrum may escalate the discussion to Manager's Chief Executive Officer or Chief Financial Officer.

                               (d) If the parties cannot agree on the new CCPU and CPGA amounts through the escalation process within 20 days after the escalation process begins, then Manager may either

                                          (i) submit the determination of the
                               CCPU and CPGA amounts to binding arbitration under section 7.2 of this agreement, excluding the negotiation process set forth in section 7.1 and continue obtaining all of the CCPU Services and CPGA Services from Sprint Spectrum at the CCPU and CPGA amounts the arbitrator determines, or

                                          (ii) procure from a vendor other than
                               Sprint Spectrum or self-provision all of the Services.

                               Manager has the right to propose to Sprint
           Spectrum that Manager self-provision or procure from a vendor some, but not all, of the Services. Sprint Spectrum will discuss the proposal with Manager, but Manager can only self-provision or procure from a vendor some of the Services if Sprint Spectrum agrees.

                               Manager will begin paying Sprint Spectrum under the CCPU and CPGA amounts that Sprint Spectrum presents for discussion at the beginning of the new pricing period until the date on which the parties agree or until the arbitrator determines the new CCPU and CPGA amounts, whichever occurs first. Within 30 days after the amounts are determined (either by agreement or by arbitration), Sprint PCS will recalculate the fees from the beginning of the new pricing period and give notice to Manager of what the fees are and the amount of any adjusting payments required. If Sprint PCS owes Manager a refund of fees already paid, Sprint PCS may pay the amount to Manager or Sprint PCS, in its sole discretion, may credit the amount of the refund against any amounts Manager then owes to Sprint PCS. If Sprint PCS chooses to pay the refund, it will make the payment at the time it sends the notice to Manager. If Sprint PCS chooses to credit the refund, it will in the notice indicate the amounts owing to which the credit will be applied. If Manager owes Sprint PCS additional fees Manager will pay those fees to Sprint PCS within 10 days after receipt of the notice.

                               3.2.3 CUSTOMER-RELATED SERVICES. By December 1, 2006, the parties will agree on a service level agreement for customer care services and collection services ("CUSTOMER-RELATED


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           SERVICES") that will apply to Customer-Related Services delivered by
           Sprint Spectrum starting on January 1, 2007. If the parties cannot agree on a service level agreement by December 1, 2006, either party may submit a proposed service level agreement to binding arbitration under section 7.2 of this agreement, excluding the negotiation process set forth in section 7.1. If the arbitration concludes after January 1, 2007 the service level agreement, as agreed upon through the arbitration process, will be effective as of January 1, 2007. The agreement will set forth 5 metrics for Customer-Related Services and will provide that Sprint Spectrum will use commercially reasonable efforts to meet the industry averages for those metrics as in effect on December 1, 2006. The 5 metrics are:

           (a) Service Grade Rate defined as percentage of calls answered in 60 seconds or less after the customer enters the call queue.

           (b) Average Hold Time defined as average time a customer waits to talk to a customer service representative once the customer enters the call queue.

           (c) Abandoned Call Rate defined as the percentage of calls that disconnect prior to talking to a customer service representative after the customer enters the call queue.

           (d) Net Write-Offs Rate defined as monthly write-offs of accounts receivable, net of customer deposits, divided by monthly subscriber revenue.

           (e) Past-Due Accounts Receivable Aging Rates defined as percentage of accounts receivable greater than 60 days from due date.

                               The service level agreement will provide that Sprint Spectrum will give Manager a quarterly report on the above metrics. Beginning in 2008, Manager will have the right to opt out of Sprint Spectrum providing the Customer Related Services if the average of the metrics reflected in the four quarterly reports for the prior calendar year indicate that Sprint Spectrum is not in compliance with any 2 of the 5 metrics. To exercise the opt-out right, Manager must give its opt-out notice to Sprint Spectrum during the first quarter of any calendar year that Manager has an opt-out right. Upon receipt of an opt-out notice, Manager and Sprint Spectrum will use commercially reasonable efforts to transition the Customer-Related Services to Manager or a third party vendor within 9 months after the opt-out notice date. Upon the parties' completion of the transition, the parties will agree to an adjustment to the CCPU Service Fee being charged by Sprint Spectrum to Manager. If the parties cannot agree to an adjustment, Manager has the right to submit the determination to binding arbitration under section 7.2 of this agreement, excluding the negotiation process set forth in section 7.1, and continue obtaining all the CPGA Services and remaining CCPU services from Sprint Spectrum. Manager will reimburse Sprint Spectrum for transition and continuing operation costs in accordance with Section 3.2.4.


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                               Manager's opt-out right described above is its
           sole remedy if Sprint Spectrum is not in compliance with the metrics; Sprint Spectrum's non-compliance with the metrics does not constitute a breach of this agreement or any other agreement between the parties. After December 31, 2006, (i) to the extent that Sprint Spectrum recovers any penalties or other remuneration from a third party service provider resulting from its failure to meet performance metrics established by Sprint Spectrum and such third party service provider, Sprint Spectrum will pay Manager its pro rata portion of the net recovery amount, based on an appropriate unit of measurement, and (ii) to the extent that Sprint Spectrum has to pay any incentive or other remuneration to a third party service provider resulting from the third party service provider exceeding the performance metrics established by Sprint Spectrum and such third party service provider, Sprint Spectrum will increase the amount Manager must pay to Sprint Spectrum by Manager's pro rata portion of the net paid amount, based on an appropriate unit of measurement.

                               3.2.4 TRANSITION AND CONTINUING OPERATING COSTS. Sprint Spectrum will cooperate with Manager and work diligently and in good faith to implement the transition of Services to another service provider (including Manager, if applicable), in a reasonably efficient and expeditious manner.

                               Manager will pay for all reasonable out-of-pocket costs that Sprint Spectrum and its Related Parties actually incur to
           (i) transfer any Service(s) provided to Manager to a third party vendor or to enable Manager to self-provide any Service(s), and (ii) operate and maintain systems, processes, licenses and equipment to support those Services. Sprint Spectrum will bill Manager monthly for these costs.

                               Upon the parties' completion of the transition of any Service, if such Service is transitioned to a third party, the fee for the CCPU Service shall be reduced by the amount Manager is required to pay the third party for such Service, or, if such Service is provided by Manager, the fee for the CCPU Service shall be reduced by the amount of Sprint PCS' cost of providing such Service.

                               3.2.5 SETTLED-SEPARATELY MANAGER EXPENSES.
           Manager will pay to or reimburse Sprint Spectrum for any amounts that Sprint Spectrum or its Related Parties pays for Settled-Separately Manager Expenses. "SETTLED-SEPARATELY MANAGER EXPENSES" means those items the parties choose to settle separately between themselves (e.g. accessory margins, reciprocal retail store cost recovery) that are listed in sections C and D of Schedule 2.1.1.

                               Sprint Spectrum will give Manager at least 60 days' prior written notice by providing an amended Schedule 2.1.1 to Manager in accordance with the provisions of section 9.1 of any additional Services added to sections C and D of Schedule 2.1.1, but no additional service may be added to the extent it is the same as, or functionally equivalent to, either:


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                                          (a) any service that Sprint Spectrum
                     or any of its Related Parties currently provides to Manager as a CCPU Service or a CPGA Service (unless the fees payable by Manager to Sprint Spectrum hereunder are correspondingly reduced) or

                                          (b) any service or benefit that
                     Manager currently receives from Sprint Spectrum or its Related Parties but for which Manager does not pay a separate fee before the Effective Date.

                               For each Settled-Separately Manager Expense,
           Sprint Spectrum will provide sufficient detail to enable Manager to determine how the expense was calculated, including the unit of measurement (e.g., per subscriber per month or per call) and the record of the occurrences generating the expense (e.g., the number of calls attributable to the expense). If an expense is not reasonably subject to occurrence level detail, Sprint Spectrum will provide reasonable detail on the process used to calculate the fee and the process must be reasonable. A detail or process is reasonable if it is substantially in the form as is customarily used in the wireless industry. The Settled-Separately Manager Expenses will be paid as set forth in section 10 of the Management Agreement. Sprint Spectrum and its Related Parties may arrange for Manager to pay any of the Settled-Separately Manager Expenses directly to the vendor after giving Manager reasonable notice.

                               Unless Manager specifically agrees otherwise, any Settled-Separately Manager Expense that Sprint Spectrum or any of its Related Parties is entitled to charge or pass through to Manager under this agreement or the Management Agreement will reflect solely out-of-pocket costs and expenses that Sprint Spectrum or its Related Parties actually incur, will be usage-based or directly related to revenue-generating products and services, and will not include any allocation of Sprint PCS' or its Related Parties' internal costs or expenses (including, but not limited to, allocations of general and administrative expenses or allocations of employee compensation or related expenses). For clarity, Sprint Spectrum's or its Related Parties' out-of-pocket costs for handset and accessory inventory consist of actual inventory invoice costs less any volume incentive rebates and price protection credits that Sprint Spectrum or its Related Parties receive from a vendor.

                     3.3 LATE PAYMENTS. Any payment due under this section 3 that Manager fails to pay to Sprint Spectrum in accordance with this agreement will bear interest at the Default Rate beginning (and including) the 6th day after the due date stated on the invoice until (and including) the date on which the payment is made.

                     3.4 TAXES. Manager will pay or reimburse Sprint Spectrum for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees that a


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           governmental authority levies on the fees and charges that Manager pays to Sprint Spectrum or a Related Party.

           35.AUDIT [NEW]. Section 5.1.3 of the Services Agreement is deleted.
Section 5.1.2 of the Services Agreement is amended and restated in its entirety to read as follows:

                     5.1.2 AUDITS. On reasonable advance notice by one party, the other party must provide its independent or internal auditors access to its appropriate financial and operating records, including, without limitation, vendor and distribution agreements, for purposes of auditing the amount of fees (including the appropriateness of items included in Settled-Separately Manager Expenses), costs, expenses (including operating metrics referred to in this agreement and the Services Agreement relating to or used in the determination of Inter Service Area Fees, Reseller Customer Fees, CCPU Services or CPGA Services and any other data relied upon by Manager relating to or used in the determination of any fees, costs, expenses or charges payable by Manager under this agreement) or other charges payable in connection with the Service Area for the period audited. The party that requested the audit may decide if the audit is conducted by the other party's independent or internal auditors. Manager and Sprint Spectrum may each request no more than one audit per year.

                               (a) If the audit shows that Sprint Spectrum was
                     underpaid then, unless the amount is contested, Manager will pay to Sprint Spectrum the amount of the underpayment within 10 Business Days after Sprint Spectrum gives Manager written notice of the underpayment determination.

                               (b) If the audit determines that Sprint Spectrum
                     was overpaid then, unless the amount is contested, Sprint Spectrum will pay to Manager the amount of the overpayment within 10 Business Days after Manager gives Sprint Spectrum written notice of the overpayment determination.

                     The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the audited party will pay the costs and expenses related to the audit.

                     If either party disputes the auditor's conclusion then the dispute will be submitted to binding arbitration in accordance with section 7.2 of this agreement, excluding the negotiation process set forth in section 7.1 of this agreement.

                     Sprint Spectrum will provide a Type II Report to Manager twice annually. If Manager, on the advice of its independent auditors or its legal counsel, determines that a statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, or policy published by the accounting or auditing profession or other authoritative rule making body (such as the Securities and Exchange


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
           Commission, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board) requires additional assurances beyond SAS 70, then Sprint Spectrum will reasonably cooperate with Manager to provide the additional assurances or other information reasonably requested by Manager so that it can satisfy its obligations under such statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, or policy published by the accounting or auditing profession or other authoritative rule making body. Sprint Spectrum's independent auditors will prepare any Type II Report or Manager Management Report provided under this section 5.1.2 and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint Spectrum over Manager Management Processes.

           36. DISPUTE RESOLUTION [NEW]. Section 7 of the Services Agreement is hereby deleted in its entirety and replaced with the following language:

           7.1 NEGOTIATION. The parties will attempt in good faith to resolve any issue, dispute, or controversy arising out of or relating to this agreement by negotiation. The following procedures will apply to any such negotiations:

                     7.1.1 NOTICE. A party commences the negotiation process by giving the other party written notice of any dispute not resolved in the ordinary course of business. The notice will expressly state that the notifying party is commencing the negotiation process provided for in this section; identify the issues and the amounts in dispute; and, will be delivered in accordance with section 9.1 of this agreement.

                     7.1.2 MEETING. Within 10 days after delivery of the written notice commencing the negotiation process, representatives of both parties will meet in a manner and at a time and place that is mutually acceptable to the representatives involved for the purpose of exchanging relevant information and in an effort to resolve the disputes.

                     7.1.3 REPRESENTATIVES. Each party's representative(s) at any meeting conducted pursuant to this section 7.1 will have authority to resolve the dispute(s) identified in the notice, except (i) with respect to Sprint the representative will be at least a vice-president of Sprint PCS, Sprint United Management Company or Sprint Corporation if the dispute is one that would require approval of the Board of Directors, the Chief Executive Officer, President or Chief Financial Office of Sprint Corporation under the then existing fiscal authorization policies of Sprint Corporation and (ii) with respect to Manager the representative will be at least a vice-president of Manager if the dispute is one that would require approval of the Board of Directors. If a party's representative intends to be accompanied at any meeting by an attorney, the other party will be given not less than 3 days' notice of such intention and may also be accompanied by an attorney.


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
                     7.1.4 TERMINATION OF PROCESS. In the event that a dispute is not resolved at the initial meeting of the parties' representatives, the parties may agree to continue the negotiation process by scheduling additional meetings and/or including additional representatives. However, at any time after the first meeting or if the other party refuses to meet, either party may terminate the negotiation process by delivery of written notice to that effect to the other party in accordance with section 9.1 of this agreement.

                     7.1.5 NEGOTIATIONS NOT EVIDENCE. Any and all communications and negotiations between the parties pursuant to this section 7.1 are Confidential Information of both of the parties and will be treated as negotiations of settlement and compromise as provided for in the Federal Rules of Evidence or any state's rules of evidence. The substance of any such communications and negotiations are not to be tendered or introduced into evidence in any proceeding or litigation between the parties regarding the subject disputes.

           7.2 ARBITRATION/LITIGATION. With respect to any claim or dispute, either party will continue to operate under this agreement and may file suit in a court of competent jurisdiction or commence an arbitration proceeding in accordance with the terms of this agreement. Absent the express agreement of a party to submit an issue or dispute to arbitration (either by the specific terms of this agreement or some other written agreement between the parties), neither party can be compelled to submit a dispute to arbitration. The following rules and procedures will govern any arbitration proceeding agreed to between the parties:

                     7.2.1 PLACE OF ARBITRATION. All arbitration proceedings between the parties will be conducted in Chicago, Illinois.

                     7.2.2 RULES AND ADMINISTRATION OF PROCEEDING. Except as specifically modified by the terms of this agreement, any arbitration proceeding will be conducted in accordance with the rules and procedures of the CPR. To the extent the terms of this agreement conflict with said rules, the terms of this agreement will prevail.

                     7.2.3 CLAIMS AND DISPUTES INVOLVING LESS THAN $250,000. Claims involving disputed amounts less than $250,000 (whether the amount is raised in the dispute or in a counterclaim) will be heard before a single arbitrator selected in accordance with section 7.2.5, below. The hearing on the merits of the parties' claims and defenses will be conducted within 60 days of the appointment of the arbitrator. The parties will be entitled to the following discovery from each other:

                     (a) Up to 10 written interrogatories as provided for in Rule 33 of the Federal Rules of Civil Procedure except that responses to any such interrogatories will be served within 30 days of service of the interrogatories;


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
                     (b) Up to 10 requests for production of documents and things and for inspection as provided for in Rule 34 of the Federal Rules of Civil Procedure except that responses, including the requested materials to be produced, will be served and/or produced within 45 days of service of the requests;

                     (c) Requests for Admission as provided for in Rule 36 of the Federal Rules of Civil Procedure except that responses to any such requests will be served within 20 days of service of the requests; and,

                     (d) Any other discovery agreed upon by the parties or ordered or directed by the arbitrator.

                     The arbitrator may on the motion of a party or on their own establish different schedules for responding to discovery.

                     7.2.4 CLAIMS AND DISPUTES INVOLVING $250,000 OR MORE. Claims involving disputed amounts of $250,000 or more (whether that amount is raised in the dispute or in a counterclaim) will be heard before the three-arbitrator panel selected in accordance with section 7.2.5, below. The parties will be entitled to the following discovery from each other:

                     (a) Up to 15 written interrogatories as provided for in Rule 33 of the Federal Rules of Civil Procedure;

                     (b) Up to 20 requests for production of documents and things and for inspection as provided for in Rule 34 of the Federal Rules of Civil Procedure;

                     (c) Requests for Admission as provided for in Rule 36 of the Federal Rules of Civil Procedure;

                     (d) Deposition testimony from up to 5 witnesses who are representatives of the other party, plus any expert witnesses of the other party, as provided for in Rule 30 of the Federal Rules of Civil Procedure, except if the claim is in excess of $1,000,000 the parties will be entitled to a reasonable number of depositions; and

                     (e) Any other discovery agreed upon by the parties or ordered or directed by the arbitration panel.

All discovery disputes and other preliminary matters will be decided by the arbitration panel.

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
                     7.2.5 SELECTION OF ARBITRATORS. Arbitrators will be selected from the CPR's National Roster within 10 Business Days of the CPR providing a list of potential arbitrators to the parties. Each arbitrator will serve strictly in a neutral capacity. Each arbitrator will disclose any facts that might bear upon his or her ability to serve in a neutral capacity to both parties. Any challenges as to the neutrality of an arbitrator will be resolved in accordance with the rules and procedures of the CPR. The following procedures will govern the selection process:

                     (a) In matters requiring a single arbitrator, the selection of the arbitrator will be in accordance with CPR's rules and procedures.

                     (b) In matters requiring a panel of three arbitrators, the CPR will submit to the parties a list of 9 qualified potential arbitrators from its National Roster. If any of the initial 9 potential arbitrators cannot serve because of a conflict or other reason, the CPR will supplement the list so that the parties have a total of 9 potential arbitrators from which to select the panel of 3 arbitrators. Each party will be entitled to strike 3 names from the list provided. Strikes will be made on alternating basis, with the original claimant making the first strike, followed by the respondent until each party has used all 3 of its strikes. The 3 persons not stricken will serve as arbitrators. Within 5 Business Days of their appointment, the arbitrators will select the chairman of the panel and provide notice of such selection to the CPR and the parties. If a vacancy on the panel arises for any reason, a replacement arbitrator will be selected in accordance with CPR's rules and procedures.

                     7.2.6 FINAL AWARD. The final award of the arbitrator or panel of arbitrators, as the case may be, will be in writing, signed by the arbitrators, and will state the basis for the decision. In proceedings involving a single arbitrator, the final award will be made within 30 days of the close of the hearing. In proceedings involving a panel of three arbitrators, the final award will be made within 30 days of the close of the hearing. The final award will be confidential, except that to the extent necessary to enforce its terms, either party may obtain a judgment on the award in any state or federal court of competent jurisdiction.

           7.3 INJUNCTIVE RELIEF. Notwithstanding any other provision in this Agreement, arbitration may not be used regarding any issue for which injunctive or similar equitable relief is sought by either party. No arbitrator is vested with authority or jurisdiction to award an injunction or similar equitable relief without the express written consent of the parties directed to the arbitration proceeding.

           37. NOTICES [NEW AND ADDENDUM II, SS.16]. Section 9.1 of the Services Agreement is amended and restated in its entirety to read as follows:

                     9.1 NOTICES. Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered


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           mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile or email (in either instance with acknowledgement or read receipt received), and addressed as described in section 17.1(b) of the Management Agreement, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

                     The subject line of any email notice that purports to add any additional service to Schedule 2.1.1 must read "Additional Service to Schedule 2.1.1". The new Schedule 2.1.1 must also be attached to the email, and notice will also be provided to those individuals listed for notices for Manager regarding Program Requirement Changes set forth in section 17.1(b) of the Management Agreement.

                     Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and in addition to any other form of notice it must be mailed or sent by overnight courier in the manner described in the first paragraph of this section 9.1.

                     Manager will promptly give Sprint Spectrum a copy of any notice Manager receives from the Administrative Agent or any Lender, and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint Spectrum will promptly give Manager a copy of any notice that Sprint Spectrum receives from the Administrative Agent or any Lender and a copy of any notice that Sprint Spectrum gives to the Administrative Agent or any Lender.

                     All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

           38. ENTIRE AGREEMENT; AMENDMENTS [NEW]. Section 9.6 of the Services Agreement is amended and restated in its entirety to read as follows:

                     9.6 ENTIRE AGREEMENT; AMENDMENTS. The provisions of this agreement and the Management Agreement including the exhibits to those agreements set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for Sprint Spectrum's right to add additional Services to Schedule 2.1.1 subject to the provisions of section 2.1.1 and section 3.2.5, this agreement may be modified or amended only by a written amendment signed by the persons or entities authorized to bind each party.

           39. FORCE MAJEURE [NEW]. The second paragraph of section 9.8 of the Services Agreement is amended and restated in its entirety to read as follows:


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                     Neither Manager nor Sprint Spectrum, as the case may be, is in breach of any covenant in this agreement and no Event of Termination will occur as a result of the failure of such party to comply with any covenant, if the party's non-compliance with the covenant results primarily from:

                                          (i) any FCC order or any other
                               injunction that any governmental authority issues that impedes the party's ability to comply with the covenant,

                                          (ii) the failure of any governmental
                               authority to grant any consent, approval, waiver or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization,

                                          (iii) the failure of any vendor to
                               deliver in a timely manner any equipment or service, or

                                          (iv) any act of God, act of war or
                               insurrection, riot, fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of the party.

           40. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS [ADDM IV, SS.2; REVISED BY THIS ADDENDUM]. Section 9.11 of the Services Agreement is replaced with the following language:

                     9.11  GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS.

                               9.11.1 GOVERNING LAW. The internal laws of the
                     State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties. The substantive laws and the procedural laws of the State of Kansas will apply to an arbitration proceeding conducted under section 7.2, except to the extent a CPR rule or procedure applies.

               9.11.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                                 (a) Each party hereby irrevocably and
                      unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State court or, to the extent permitted by law, in such Federal court.

                                 (b) Each party hereby irrevocably and
                      unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                                 (c) Each party irrevocably consents to service
                      of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                          TRADEMARK LICENSE AGREEMENTS

           41. NOTICES [NEW]. Section 15.1 of each of the Trademark License Agreements is amended and restated in its entirety to read as follows:

                     Section 15.1. Notices. Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile or email (in either instance with acknowledgment or read receipt received), charges prepaid and addressed as described in section 17.1(b) of the Management Agreement, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

                     Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the preceding paragraph.

                     Licensee will promptly give Licensor a copy of any notice Licensee receives from any Administrative Agent or any Lender, and a copy of any notice Licensee gives to any Administrative Agent or any Lender. Licensor will promptly give Licensee a copy of any notice that Licensor receives from the Administrative Agent or any Lender and a copy of any notice that Licensor gives to the Administrative Agent or any Lender.

                     All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

           42. GOVERNING LAW [NEW]. Section 15.8 of each of the Trademark License Agreements is replaced by the following language:

                     15.8 Governing Law. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

           43. JURISDICTION [NEW]. Section 15.13 of each of the Trademark License Agreements is replaced by the following language:

                     15.13     Jurisdiction; Consent to Service of Process.

                               (a) Each party hereby irrevocably and
           unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State court or, to the extent permitted by law, in such Federal court.

                               (b) Each party hereby irrevocably and
           unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                               (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                             SCHEDULE OF DEFINITIONS

           44. DELETED AND REPLACED DEFINITIONS [ADDM I, SS.2 AND NEW]. The definition of "Available Services" is deleted, and the definition of "Service Area Network" is replaced with the definition provided in paragraph 45 of this Addendum V.

           45. ADDITIONAL, AMENDED OR SUPPLEMENTED DEFINITIONS [NEW]. The following are new or amended definitions, unless otherwise indicated.

                      "ALLOCABLE SOFTWARE FEE" has the meaning set forth in
           section 1.3.4(e) of the Management Agreement.

                      "ALLOCATED WRITE-OFFS" has the meaning set forth in
           section 10.3.4 of the Management Agreement.

                      "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" has the meaning set forth in section 10.3.3 of the Management Agreement.

                      "AT&T ARRANGEMENT" has the meaning set forth in section 3.5.2(c) of the Management Agreement.

                     "AWAY NETWORK" means:

                                          (i) any portion of the Sprint PCS
                               Network other than Manager's Service Area
                               Network, in the case of Customers with an NPA-NXX assigned to the Service Area (or any other such designation in accordance with section 17.17 of the Management Agreement), and

                                          (ii) Manager's Service Area Network,
                               in the case of Customers with an NPA-NXX assigned to an area outside the Service Area (or any other such designation in accordance with section 17.17 of the Management Agreement).

                      "BILLED COMPONENT(S)" has the meaning set forth in section
           10.3.2 of the Management Agreement.

                      "BILLED MONTH" has the meaning set forth in section 10.2.1 of the Management Agreement.

                      "BILLED REVENUE" has the meaning set forth in section
           10.2.1 of the Management Agreement.

                      "CAPITAL PROGRAM REQUIREMENT CHANGE" has the meaning set forth in section 9.3.1(b) of the Management Agreement.

                      "CCPU SERVICES" means those Services listed in section A of Schedule 2.1.1 to the Services Agreement.

                      "CHIEF FINANCIAL OFFICER OF SPRINT PCS", "SPRINT PCS CHIEF FINANCIAL OFFICER" and other references to the Chief Financial Officer of Sprint PCS mean the Senior Vice President - Finance of Sprint Corporation designated to serve as the chief financial officer of Sprint PCS or if none, the individual serving in that capacity.

                      "CPGA SERVICES" means those Services listed in section B of Schedule 2.1.1 to the Services Agreement.

                      "CPR" means the Center for Public Resources Institute for Dispute Resolution.

                      "CSA" has the meaning set forth in section 10.2.1 of the Management Agreement.

                      "CUSTOMER" means any customer, except Reseller Customers or customers of third parties for which Manager provides solely switching services, who purchases Sprint PCS Products and Services, regardless of where their NPA-NXX is assigned.

                      "CUSTOMER CARE SERVICES" has the meaning set forth in
           Schedule 2.3 of the Services Agreement.

                      "CUSTOMER CREDITS" has the meaning set forth in section
           10.2.1 of the Management Agreement.

                      "CUSTOMER EQUIPMENT CHARGES" has the meaning set forth in
           section 10.3.2.5 of the Management Agreement.

                      "CUSTOMER EQUIPMENT CREDITS" has the meaning set forth in
           section 10.3.2.2 of the Management Agreement.

                      "CUSTOMER-RELATED SERVICES" has the meaning set forth in
           section 3.2.2 of the Services Agreement.

                      "CUSTOMER TAXES" means the amounts that Sprint PCS bills to Manager Accounts for taxes, including, without limitation, federal, state, and local sales, use, gross and excise tax.

                      "EFFECTIVE DATE" has the meaning set forth in the preamble of this Addendum.

                      "ENTERPRISE VALUE" means either:

                     (i) if the entity has issued publicly-traded equity, the combined book value of the entity's outstanding debt and preferred stock less cash plus the fair market value of each class of its publicly-traded equity other than any publicly-traded preferred stock. For the purposes of this definition, the fair market value of a class of the entity's publicly-traded equity (other than publicly-traded preferred stock) is equal to the product of:

                                          (A) the number of issued and
                               outstanding shares of the class of
                               publicly-traded equity as of the date of determination, times

                                          (B) the applicable average closing
                               price (or average closing bid, if traded on the over-the-counter market) per share of the class of publicly-traded equity over the 21 consecutive trading days immediately preceding the date of determination; or

                     (ii) if the entity does not have issued publicly-traded equity, the combined book value of the entity's outstanding debt and equity less cash.

                      "E911 PHASE I SURCHARGES" means all costs related to Phase I E911 functionality.

                      "E911 PHASE II SURCHARGES" has the meaning set forth in
           section 10.3.2.6 of the Management Agreement.

                      "ETC" has the meaning set forth in section 10.6.1 of the Management Agreement.

                      "EXISTING RESALE ARRANGEMENTS" has the meaning set forth in section 3.5.2(a) of the Management Agreement.

                      "FEE BASED ON BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

                      "GROSS CUSTOMER ADDITIONS IN MANAGER'S SERVICE AREA" means the average number of Customers activated (without taking into consideration the number of Customers lost) during the previous month with an NPA-NXX assigned to the Service Area as reported in Sprint PCS' most recent monthly KPI report. For purposes of clarification, upgraded Customers are not included in the calculation of Gross Customer Additions in Manager's Service Area.

                      "INITIAL 3G DATA FEE PERIOD" has the meaning set forth in
           section 10.4.1.3(a) of the Management Agreement.

                      "INITIAL PRICING PERIOD" has the meaning set forth in
           section 3.2.1 of the Services Agreement.

                      "INTER SERVICE AREA FEE" has the meaning set forth in
           section 4.3 of the Management Agreement.

                      "INTER SERVICE AREA 3G DATA FEE" means the fee for use of the Sprint PCS Network and the Service Area Network for 3G data (except by Reseller Customers) as determined in section 10.4.1.3 of the Management Agreement.

                      "INTER SERVICE AREA VOICE AND 2G DATA FEE" means the fee for use of the Sprint PCS Network and the Service Area Network for voice and 2G data (except by Reseller Customers) as determined in section 10.4.1.2 of the Management Agreement.

                      "INVESTMENT BANKER" has the meaning set forth in section
           9.3.2 of the Management Agreement.

                      "MANAGER ACCOUNTS" has the meaning set forth in section
           10.2.1 of the Management Agreement.

                      "MANAGER MANAGEMENT PROCESS" has the meaning set forth in
           section 12.1.2 of the Management Agreement.

                      "MANAGER MANAGEMENT REPORT" has the meaning set forth in
           section 12.1.2 of the Management Agreement.

                      "NET BILLED REVENUE" has the meaning set forth in section
           10.2.1 of the Management Agreement.

                      "NEW COVERAGE" means the build-out in the Service Area that is in addition to the build-out required under the then-existing Build-out Plan, which build-out Sprint PCS or Manager decides should be built-out.

                      "NEW RESALE ARRANGEMENTS" has the meaning set forth in
           section 3.5.2(b) of the Management Agreement.

                      "NON-CAPITAL PROGRAM REQUIREMENT CHANGE" has the meaning set forth in section 9.3.1(a) of the Management Agreement.

                      "NPA-NXX" means NPA-NXX or an equivalent identifier, such as a network access identifier (NAI).

                      "NUMBER OF CUSTOMERS IN MANAGER'S SERVICE AREA" means the average number of Customers with NPA-NXXs assigned to the Service Area reported in Sprint PCS' most recent monthly KPI report.

                      "OUTBOUND ROAMING FEES" means the amounts that Sprint PCS or its Related Parties bills to Manager Accounts for calls placed on a non-Sprint PCS Network.

                      "OVERALL CHANGES" has the meaning set forth in section 1.10(a) of the Management Agreement.

                      "PREPAY REVENUE" has the meaning set forth in section
           10.2.7 of the Management Agreement.

                      "PREVIOUSLY DECLINED RESALE ARRANGEMENTS" has the meaning set forth in section 3.5.2(a) of the Management Agreement.

                      "PROGRAM REQUIREMENT CHANGE" means a change in a Program Requirement issued by Sprint PCS in accordance with section 9.2 of the Management Agreement.

                      "RENEWED RESALE ARRANGEMENTS" has the meaning set forth in section 3.5.2(b) of the Management Agreement.

                      "REQUIRED RESALE ARRANGEMENTS" has the meaning set forth in section 3.5.2(b) of the Management Agreement.

                      "REQUIRED RESALE PARTICIPATION PERIOD" means the period from April 1, 2004, until the later of (1) December 31, 2006 and (2) the expiration of any three-year period beginning after December 31, 2006, for which Sprint PCS and Manager have reached agreement in accordance with section 10.4.1.1(c) with respect to the terms, fees and conditions applicable to Manager's participation in Resale Arrangements entered into by Sprint PCS. For the avoidance of doubt, if Manager and Sprint PCS are not able to reach agreement in accordance with section 10.4.1.1(c) with respect to the terms, fees and conditions applicable to Manager's participation in Resale Arrangements entered into by Sprint PCS, then the "Required Resale Participation Period" will automatically end at the expiration of the then current three-year period.

                      "RESALE ARRANGEMENT" has the meaning set forth in section 3.5.2.

                      "RESELLER CUSTOMER" means customers of companies or organizations with a Private Label PCS Services or similar Resale Arrangement with Sprint PCS or Manager.

                      "RESELLER CUSTOMER FEES" has the meaning set forth in
           section 10.4.1.1 of the Management Agreement.

                      "RESELLER CUSTOMER 3G DATA FEE" means the fee for use of the Service Area Network by a Reseller Customer for 3G data as determined in section 10.4.1.3 of the Management Agreement.

                      "RESELLER CUSTOMER VOICE AND 2G DATA FEE" means the fee for use of the Service Area Network by a Reseller Customer for voice and 2G data as determined in section 10.4.1.2 of the Management Agreement.

                      "SCCLP" has the meaning set forth in section 3.4.2(b) of the Management Agreement.

                      "SELECTED SERVICES" means Services.

                      "SERVICE AREA NETWORK" means the network that is directly required for the provision of telecommunications services to Customers and is managed by Manager under the Management Agreement in the Service Area under the License.

                      "SERVICES" has the meaning set forth in section 2.1.1 of the Services Agreement.

                      "SETTLED-SEPARATELY MANAGER EXPENSES" has the meaning set forth in section 3.2.5 of the Services Agreement.

                      "SOFTWARE" means only that software and software features currently existing or developed in the future that are used in connection with telecommunications equipment owned or leased by Manager in Manager's provisioning of wireless services in the Service Area and includes, without limitation, software maintenance, updates, improvements, upgrades and modifications. "Software" expressly excludes:

                                          (i) software "rights to use" licenses
                               to the extent paid to the licensor directly by Manager, and

                                          (ii) software operating Sprint PCS'
                               national platforms, billing system platforms, customer service platforms and like applications.

                      "SOFTWARE FEES" means costs associated (including applicable license fees) with procuring software, software maintenance, software upgrades and other software costs needed to provide uniform and consistent operation of the wireless systems within the Sprint PCS Network.

                      "SPRINT PCS" means any or all of the following Related Parties who are License holders or signatories to the Management
           Agreement: Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Sprint Telephony PCS, L.P., a Delaware limited partnership, Sprint PCS License, L.L.C., a Delaware limited liability company, American PCS Communications, LLC, a Delaware limited liability company, and APC PCS, LLC, a Delaware limited liability company. Any reference in the Management Agreement or Services Agreement to Cox Communications PCS, L.P., a Delaware limited partnership, or Cox PCS License, L.L.C., a Delaware limited liability company, is changed to Sprint Telephony PCS, L.P., a Delaware limited partnership, or Sprint PCS License, L.L.C., a Delaware limited liability company, respectively, to reflect name changes filed with the Delaware Secretary of State in 2002.

                      "SPRINT PCS ARPU" means the average revenue per user publicly announced by Sprint PCS or its Related Parties for the most recent calendar year. Sprint PCS ARPU is generally calculated by dividing wireless service revenues by average wireless subscribers.

                      "SPRINT PCS RETAIL YIELD FOR VOICE AND 2G DATA USAGE" means the quotient calculated by dividing (a) Sprint PCS ARPU less the 3G data component in the Sprint PCS ARPU by (b) the reported minutes of use per subscriber for the calendar year for which the Sprint PCS ARPU was calculated.

                      "SPRINT PCS RETAIL YIELD FOR 3G DATA USAGE" means the quotient calculated by dividing (a) the 3G data component in the Sprint PCS ARPU by (b) the kilobytes of use for 3G data usage per subscriber for the calendar year for which the Sprint PCS ARPU was calculated.

                      "SUBSIDY FUNDS" has the meaning set forth in section
           10.6.1 of the Management Agreement.

                      "3M-POPS MANAGER" means any Other Manager whose ultimate parent entity (as defined by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) controls entities with 3 million or more covered pops.

                      "TOTAL SOFTWARE COST" means the amount paid by Sprint PCS to the Vendor directly associated with the Software used by Sprint PCS, Manager and Other Managers (if and to the extent Manager and the Other Managers have agreed to pay any Allocable Software Fee) for the Sprint PCS Network for which Manager is not obligated to pay the Software Vendor directly, net of any discounts or rebates and excluding any mark-up by Sprint PCS for administrative or other fees.

                      "TRANSITION DATE" has the meaning set forth in section
           10.12.3 of the Management Agreement.

                      "TYPE II REPORT" has the meaning set forth in section
           12.1.2 of the Management Agreement.

                      "ULTIMATE PARENT" has the meaning set forth in the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                      "USF CHARGES" has the meaning set forth in section
           10.3.2.7 of the Management Agreement.

                      "VENDOR" has the meaning set forth in section 1.3.4(b) of the Management Agreement.

                      "VENDOR SOFTWARE" has the meaning set forth in section 1.3.4(b) of the Management Agreement.

                      "WIRELESS MOBILITY COMMUNICATIONS NETWORK" means a radio communications system operating in the 1900 MHz spectrum range under the rules designated as Subpart E of Part 24 of the FCC's rules.

                      "WLNP SURCHARGES" has the meaning set forth in section
           10.2.4 of the Management Agreement.

                      "WRITE-OFFS" has the meaning set forth in section 10.3.1 of the Management Agreement.

                      "YEAR 2000 COMPLIANCE" has the meaning set forth in
           section 17.29 of the Management Agreement.

B.         CROSS-REFERENCES TO OTHER PARAGRAPHS IN PREVIOUS ADDENDA.

           Listed below are those paragraphs in the previous addenda that are interpretations or applications of the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions and that are not listed above. These serve as cross-references to facilitate finding provisions in the previous addenda. The number shown at the beginning of each item is the paragraph reference in the designated Addendum.

Addendum I


           2.        No Incumbent Local Exchange Carrier
           3.        Purchase of Assets
           4.        Sprint Spectrum Employees

Addendum II

           1.        Subscriber Definition
           2.        Commencement of Management; Reconciliation of the
                        Subscriber Closing Payment
           3.        Lease of Tower Sites
           4.        Traveling Revenue Reconciliation
           5.        Change to Service Fee Structure
           6.        Handsets and Accessories
           8.        Waiver
           9.        Consent to Change of Control
           10.       Local Calling Area
           11.       Third Part Distribution Contracts
           12.       Event of Termination
           15.       Use of Loan Proceeds
           17.       No Default Under Credit Agreement
           19.       No Collective Bargaining Agreements
           20.       Delivery of Financing Documents

Addendum III

           3.        Counterparts

Addendum IV

           None.

C.         OTHER PROVISIONS.

           1. MANAGER AND SPRINT PCS' REPRESENTATIONS. Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party. Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party's right or obligation to consummate the transactions contemplated by this Addendum.

           2. REAFFIRMATION OF SPRINT AGREEMENTS. Each of the undersigned reaffirms in their entirety the Management Agreement, the Services Agreement and the Trademark License Agreements, together with their respective rights and obligations under those agreements.

           3. COUNTERPARTS. This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each executed counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.



            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

           The parties have caused this Addendum V to be executed as of the date first above written.

                                    SPRINT SPECTRUM L.P.

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                    WIRELESSCO, L.P.

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                    SPRINT TELEPHONY PCS, L.P.

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                    INDEPENDENT WIRELESS ONE CORPORATION

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                   Exhibit 1.7
                                   -----------

                        PLAN OF REORGANIZATION FINANCING


Subject to the confirmation and consummation of its plan or reorganization, the capital structure of IWO Holdings, Inc. will be as follows:

New Senior Notes:

IWO Escrow Company, a newly formed corporation to be merged into IWO Holdings, Inc., will issue new senior secured notes and new senior discount notes in a Rule 144A offering providing aggregate gross proceeds of $232,720,400.

Equity:

The existing holders of the $160,000,000 aggregate principal amount of senior notes issued by IWO Holdings, Inc. will agree to release all of their claims on account of such notes in exchange for all of the common equity in the reorganized IWO Holdings, Inc., subject to certain potential dilution.

                               Amended Exhibit 2.1
                               -------------------

               INDEPENDENT WIRELESS ONE EXHIBIT 2.1 BUILDOUT PLAN
                            AMENDED DECEMBER 1, 2004


----------------------------------------
CURRENT AREAS COVERED - DECEMBER 1, 2004
----------------------------------------

BTA 7 ALBANY, NY

|X| Complete coverage along the I-87/US-9 and I-90/SR-5 corridors to the north and west of the city of Albany. Coverage along I-87 south of Albany to Delmar, US-9W, I-87, Selkirk and Bethlehem. Complete coverage of the I-90 corridor from Albany east to the Pittsfield BTA Border. Coverage south of Albany on I-87 and US-9W at the border with the Poughkeepsie BTA. Complete coverage along I-88 southwest from Schenectady to the border with the Oneonta, NY BTA. Coverage to populated areas south of I-90 and east of I-87 on the east side of the Hudson River in Columbia County, NY, from Chatham to Hudson.

|X| Coverage south of Albany on the west side of I-87, north and south of State Highway 23 (between State Highways 81 and 23A). |X| Coverage south of Albany on the east side of I-87 and State Highway 9G, north of State Highway 23, including the cutout west and south of State Hwy 81 and east of US Hwy 9W. |X| Coverage south of Albany along State Highway 9G (extensively west of 9G) between State Highway 23 south to north of the Poughkeepsie - Kingston BTA border. |X| Coverage along Taconic State Parkway from Lake Taghkanic (north of the Poughkeepsie BTA border) north to I-90.

BTA 43 BINGHAMTON, NY

|X| Coverage along I-81 from the Syracuse BTA Border through the city of Binghamton, across the New York State Border and through Susquehanna County, PA to the border with the Scranton, PA BTA. Coverage of the city of Binghamton and its major suburbs.

|X| Complete coverage northwest along I-88 from the city of Binghamton to the border with the Oneonta, NY BTA. Coverage along SR-17 (future I-86) west of Binghamton to the Elmira-Corning BTA boundary. Complete coverage along St. Hwy 17 from Binghamton east to the Oneonta BTA 333 border. Coverage on Route 96 from St. Hwy 17 northwest to connect Binghamton to Ithaca.

|X| Coverage west of Binghamton, south of where State Highway 96 intersects with State Highway 17.

BTA 51 BOSTON, MA/NH (STRAFFORD & ROCKINGHAM COUNTIES, NH)

|X| Coverage in and around Kingston, NH (north of I-495), south of State Highway 101, where State Highways 107, 107A, 108, 111 and 125 converge.

|X| Coverage in and around Newmarket, NH (west of Portsmouth, NH), where State Highways 152 and 108 intersect.

|X|   Coverage west of Dover, NH, north and south of State Highway 126 / 9.

|X| Coverage west of State Highway 16, north of US Highway 202, then north to the Manchester-Nashua-Concord, NH BTA border and back south on the eastern side of State Highway 16 to the Portland - Brunswick, ME BTA border.

|X| Coverage west of State Highway 125, south of US Highway 202, north of State Highway 101 and west to the Manchester-Nashua-Concord, NH BTA border.

|X| Coverage north of US Highway 202, west to the Boston, MA BTA border, at or near Milton Mills, NH

|X|   Improved coverage around Portsmouth, NH

BTA 63 BURLINGTON, VT (EXCLUDING ESSEX, ORLEANS AND CALEDONIA COUNTIES)

|X| Coverage of the city of Burlington and its suburbs. Coverage along I-89 north from Burlington to St. Albans VT.

|X| Coverage on US Hwy 7 south from Burlington to include coverage in Vergennes and Middlebury, VT.

BTA 127 ELMIRA-CORNING, NY

|X| Complete coverage of SR-17 from the Binghamton, NY BTA border to the Rochester, NY BTA border. Coverage of the city of Elmira and its suburbs as well as the city of Corning.

|X| Route 13 north from Route 17 to the Ithaca BTA border. Extended coverage north on Route 14 from Elmira to Montour Falls, Seneca Lake and Watkins Glen.

BTA 164 GLENS FALLS, NY

|X| Expanded coverage in and around the city of Glens Falls to include new portions of highway I-87. New coverage along the I-87/US-9 corridor north of Glens Falls to the town of Lake George.

|X| Coverage northeast of Glens Falls, north and south of State Highway 149, and east and west of and covering US Highway 4 to the Rutland - Bennington, VT BTA border.

|X| Coverage northwest of Glens Falls, west of where I-87 intersects with US Highway 9/State Highway 28 (between Warrensburg and Athol).

BTA 208 ITHACA, NY

|X| Complete coverage of the city of Ithaca. Coverage extended to populated suburbs of the city of Ithaca to the northwest, west and southwest of Ithaca.

BTA 249 LEBANON, NH/VT

|X| New coverage along I-93 north from Franklin, NH and the Manchester BTA Border to Plymouth, NH.

BTA 274 MANCHESTER, NH (EXCLUDING NASHUA METRO)

|X| Coverage along I-93 north of Concord to Franklin. Coverage along SR-3 from I-93 to Laconia. Coverage along SR-10l westward from Nashua through Milford, Wilton and Peterborough to the border with the Keene, NH BTA

|X| Coverage east and west of State Highway 16, from just north of Wakefield, NH, south to the Boston, MA BTA border.

BTA 321 NEW YORK, NY (ORANGE & SULLIVAN COUNTIES, NY)

|X| Complete coverage along I-87 from the border with the Poughkeepsie BTA southward to the border with Rockland County, NY. Complete coverage of Newburgh and along I-84 from the border with the Poughkeepsie BTA across the Hudson River and westward to the border with Pennsylvania. Coverage along SR-17 north of Middletown to the border with Sullivan County, NY. Coverage along SR-17 between Goshen and Central Valley/I-87. Coverage in and around Warwick, Bellvale and Greenwood south of Goshen and north of Rockland County, NY. New coverage in and around Washingtonville southwest of Vails Gate.

|X|   Additional coverage SR 302 to Pine Bush, and SR 94 South of Warwick

|X| Coverage west of Middletown and US Highway 209, and east of State Highway 42 - State Highway 97.

BTA 333 ONEONTA, NY

|X| Complete coverage of the city of Oneonta. Coverage on Route 28 from I-88 north to include Cooperstown, NY. SR 17 from the BTA 43 - Binghamton border east to the BTA 321- New York - Sullivan County border.

BTA 351 PITTSFIELD, MA

|X| Coverage along the US-7/US-20 corridor from I-90 northward through Lenox to Pittsfield. Coverage of the city of Pittsfield..

|X| Coverage north on SR-7 from Pittsfield to the Vermont border at Bennington VT, and east of SR-7 on SR-8 to the town of North Adams, MA.

|X| Coverage southwest of Pittsfield, MA, south of US Highway 20, and east and west of State Highway 41 (near Pittsfield Municipal Airport), where the two roads intersect.

|X| Coverage northeast of Pittsfield, MA, north of Berkshire, MA, and east and west of State Highway 8.

BTA 352 PLATTSBURGH, NY

|X|   Coverage of the city of Plattsburgh, NY including Plattsburgh.

|X| Coverage on Route 3 and Route 374 west from I-87 to include coverage to Dannemora, NY. Coverage of Lake Placid, NY.

BTA 361 POUGHKEEPSIE, NY

|X| Improved coverage along I-87. New, complete coverage along I-84 from the Orange County Border to the border with Putnam County, NY. New coverage to populated areas in Dutchess County east of the Hudson River.

|X| New coverage (not contiguous) along the Taconic State Parkway in Duchess County (from the Albany BTA border to south of I-84).

BTA 388 RUTLAND, VT

|X| Coverage in and around Rutland, VT. New coverage of Bennington, VT. |X| Coverage on US Hwy 7 north to include Brandon, VT.

BTA 438 SYRACUSE, NY

|X| Complete coverage of I-81 north from Syracuse to the border with the Watertown BTA and south along I-81 to the border with the Binghamton BTA. Complete the coverage along I-90 from the Utica BTA Border to the border with the Rochester, NY BTA. Improved coverage along other portions of I-90.

|X| Complete coverage along SR-481 northwest from Syracuse through Fulton to Oswego on Lake Ontario.

|X| Coverage at the Rochester BTA border (west of Syracuse) north of NY State Trwy. and west of State Highway 38. Coverage is also south of NY State Trwy. and east of State Highway 90.

|X| Coverage north of Syracuse, east and west of I-81 near (south of) the Watertown BTA border

BTA 453 UTICA-ROME, NY

|X| Complete coverage along the I-90 corridor between the border with the Albany BTA and the border with the Syracuse BTA. Coverage around city of Rome.

BTA 463 WATERTOWN, NY

|X| Complete coverage of the I-81/US-11 corridor from the Syracuse BTA Border to Watertown, NY. Coverage of the city of Watertown. Complete coverage to the I-81 corridor from Watertown to the Canadian Border.

|X| Coverage south of Watertown, east and west of I-81 near (north of) the Syracuse BTA border.

|X| Coverage east and northeast of Watertown, north of US Route 11, south of State Highway 26 and west of State Highway 812 including Evans Mills.

|X| Coverage in and around Potsdam and Canton, including De Kalb Junction connected by US Highway 11.





--------------------------
FUTURE AREAS TO BE COVERED
--------------------------

BTA 7 ALBANY NY

|X| New and complete coverage northeast along RT 7 from existing coverage in Troy NY to the Vermont border at Bennington VT which include the towns of Hoosick and East Hoosick.

|X| Expanded coverage around the city of Saratoga Springs providing new coverage to the northwest, southwest and southeast of Saratoga Springs that will cover the small towns of Kings, West Greenfield Center, South Greenfield, Factory Village, Milton, and North Ballston Spa, respectively, and portions of State Hwys. 29 and 32.

|X| Expanded coverage north and east of the city of Troy providing new coverage that will include the towns of Reynolds, Speigletown, Cropseyville and Brunswick, respectively, and portions of State Hwys. 2 and 351.

|X| Expanded coverage southwest of the city of Schenectady providing new coverage that will include the towns of Duane Lake and Duanesburg, and portions of State Hwy. 7 and Western Tpke. (US Hwy. 20).

|X| Expanded coverage southwest of the city of Albany providing new coverage that will include the towns of South Albany, South Bethlehem, Spawn Hollow, Clarksville and Tarrytown.

BTA 43 BINGHAMTON, NY

|X| Expanded coverage around the city of Binghamton and new coverage northwest of Binghamton that will cover the small towns of East Maine, West Chenango, New Ireland, and portions of County Rtes. 71 and 32.

|X| Route 12 from Binghamton northeast to provide coverage to the city of Greene and connectivity from Binghamton to Oxford and Norwich.

|X| New coverage along State Rte. 17, west of the town of Deposit, also covering the small towns of Danville and McClure, and expanded as well to include the small towns of Stilesville and Hambletville in the adjoining Oneonta BTA.

|X|   Expanded coverage just west of the Oneonta BTA and north of I-88.

BTA 51 BOSTON, MA/NH (ROCKINGHAM COUNTY, NH)

|X| Expanded coverage east of Derry and State Hwy. 28, and south of State Hwy. 21 which covers the towns of Danville, South Danville, Hempstead, East Hempstead, Conleys Grove, North Salem, Arlington Park and Millville.

|X| Expanded coverage between the city limits of Portsmouth and Hampton, bounded on the west by US-1 and on the east by the Atlantic Ocean, which covers many of the beach communities of Rockingham County, NH

BTA 63 BURLINGTON, VT (EXCLUDING ESSEX, ORLEANS AND CALEDONIA COUNTIES)

|X| Expanded coverage along I-89 southeast from Burlington, including Essex Junction.

BTA 164 GLENS FALLS, NY

|X| Extended coverage beginning north of Lake George (and north of State Rte 9L on the east side of current coverage), along State Hwy. 9N north through the towns of Diamond Point, Bolton and Bolton Landing, and ending just northeast of North Bolton.

|X| New coverage bounded on the south and west by the Albany-Schenectady BTA border (and US-4 at various points on the west), covering the towns of Crandall Corners and Barkers Grove, which are on State Hwy. 40,

|X| New coverage at the Southeastern corner of the Glens Falls BTA, bounded on the south and east by the Albany-Schenectady and Pittsfield BTA borders, respectively, and covering the town of White Creek.

BTA 208 ITHACA, NY

|X| New, complete coverage of the SR-13 corridor northeast from Ithaca toward the Syracuse BTA border.

BTA 227 KEENE, NH/VT

|X| New and complete coverage of the I-91/SR-5 corridor from the area (including Westminster, Putney, Christian Hollow, Gilboa, East Westmoreland, and Hinsdale, North Hinsdale and North Vernon) from northwest of the city of Keene, NH/VT between the Lebanon-Claremont BTA border and Brattleboro, southward to the border with the Springfield BTA.

|X| New and complete coverage of the of the city of Keene, NH/VT, and its suburbs (including West Swanzey, South Keene, Joslin and Sparagueville)..

|X| New and complete coverage along SR-101 from the Manchester BTA border westward through Keene, NH and along SR-9 from Keene westward to I-91 just north of Brattleboro, VT.

BTA 249 LEBANON, NH/VT

|X| New coverage of the city of Lebanon, NH and White River Junction, VT. New and complete coverage of the I-91/US-5 corridor from Lebanon/White River Junction south to the border with the Keene BTA.

|X| New and complete coverage along SR-11 from I-89 westward through Newport and Claremont to I-91.

BTA 274 - MANCHESTER (EXCLUDING NASHUA METRO)

|X| Coverage northwest of Nashua, north and south, and turning east and west of Nashua Road (State Highway 101A).

|X| Complete coverage along I-89 west from Bagley, NH (west of Concord) to the border with the Lebanon, VT BTA.

|X| Complete coverage along I-93 north from the town of Tilton, NH (at the intersection with State Hwy. 11) to the border with the Lebanon, VT BTA.

BTA 321 NEW YORK, NY (ORANGE & SULLIVAN COUNTIES, NY)

|X| Coverage south of the city of Middletown and north of the New Jersey State Line with coverage in Edenville, Florida and Randelville, NY

|X| Complete coverage of SR-17 from the border with Orange County, NY, northwest to the border with the Oneonta, NY BTA border including expanded coverage around the towns of Hazel, Livingstone Manor, Summitville, Phillipsport and Wurtsboro, and along US Hwy. 209 (southwest through Wurtsboro).

|X|   Coverage southwest of the city of Newburgh bounded by I-84 (north), I-87
      (east) and SR-17 (south) and includes expanded coverage around the towns of Maybrook, Campbell Hall, Girarde, Farmingdale, Craigville, and Washingtonville.

BTA 333 ONEONTA, NY

|X| Complete coverage along I-88 from the Albany, NY BTA border to the Binghamton, NY BTA border including expanded coverage around the cities of Sidney, Unidilla and Oneonta, and along State Hwy. 23 (east of Oneonta).

BTA 351 PITTSFIELD, MA

|X| New and complete coverage of the I-90 corridor from the border with the Albany BTA eastward to the border with the Springfield BTA.

|X| Expanded coverage northeast of the city of Pittsfield along the east and west sides of State Hwy. 8 which cover the towns of Maple Grove, Bowens Corner and Arnoldsville.

BTA 361 POUGHKEEPSIE, NY (TACONIC STATE PARKWAY)

|X| Improved coverage on Route 44 (at Millbrook) northeast from Phase I to Route 22 and coverage east and south on Route 22 to the town of Pawling near the Poughkeepsie BTA border.

|X| Expanded coverage north of the city of Poughkeepsie along Route 9 which covers the towns of Norrie Heights, Staatsburg and Red Hook.

|X| Expanded coverage east of the city of Poughkeepsie southward from where US 44 intersects with the Taconic State Parkway to I-84. Covered locations on the Taconic State Parkway include the towns of Washington Hollow, Freedom Plains and Arthursburg

|X| Expanded coverage south and southeast of the city of Poughkeepsie which includes the towns of Fishkill Plains, Swartoutville, Green Haven and Stormville.

|X| Expanded coverage west of the city of Poughkeepsie, south of where State Hwy 55 intersects with US 209 which covers the towns of Wawarsing, Honk Hill, Port Ben, Napanoch and Ellenville.

BTA 388 RUTLAND, VT

|X| Expanded coverage of the city of Bennington, VT, including coverage along SR-9 to the Albany BTA Border, and the towns of Sodom, Paper Mill Village and Cozy Meadows.

|X|   Added coverage on Hwy 4 west to the Glens Falls BTA border.

|X| Coverage east of Rutland, along US Highway 4 and State Highway 100 (near Killington Ski Resort) which include the towns of Killington, The Woods and Killington Village.

BTA 438 SYRACUSE, NY

|X|   New coverage northeast of Oswego along State Route 104.

BTA 453 UTICA-ROME, NY

|X| New coverage east of Sylvan Beach, covering the small towns of Fish Creek Station, Fish Creek Landing, Stark Landing, Edgewater Beach, Oneida Valley, North Bay and South Bay, north of the Syracuse BTA border.

|X| New and expanded coverage between the cities of Utica and Ilion, north and south of the New York State Trwy.

               INDPEPENDENT WIRELESS ONE EXHIBIT 2.1 BUILDOUT PLAN
                            Amended December 16, 2004


----------------------------------------------------------------------------------------------------------------------------------
                                                                                             Covered
                                                          Licensed Total  Total 2003 BTA    2003 Pops     % Covered,   Completion
BTA#       BTA Name ( or County Name)         BTA State     Area (Sq Mi)    Pops (est)     (est) neg98    2003 Pops       Date
----------------------------------------------------------------------------------------------------------------------------------
  7  Albany-Schenectady                           NY           6,907        1,058,700        851,783         80%       12/31/2008
 43  Binghamton                                   NY           2,963          345,429        242,652         70%       12/31/2008
 51  Boston (Rockingham County)                   MA             715          293,030        255,413         87%       12/31/2008
 51  Boston (Strafford County)                    MA             377          114,232        103,808         91%       12/31/2008
 63  Burlington (excluding Essex, Orleans,
        and Caledonia Counties)                   VT           4,149          352,484        225,893         64%       12/31/2006
127  Elmira-Corning-Hornell                       NY           4,452          313,920        148,099         47%       12/31/2008
164  Glen Falls                                   NY           1,799          128,840         69,386         54%       12/31/2008
208  Ithaca                                       NY             491          100,417         83,805         83%       12/31/2006
227  Keene                                        NH           1,548          120,519         67,649         56%       12/31/2006
249  Lebanon-Claremont                            NH           3,282          183,705         83,983         46%       12/31/2006
274  Manchester-Nashua-Concord (excluding
        Nashua metro)                             NH           3,189          513,545        353,717         69%       12/31/2008
321  New York (Orange County)                     NY             837          363,765        347,400         96%       12/31/2008
321  New York (Sullivan  County)                  NY             995           74,426         32,094         43%       12/31/2008
333  Oneonta                                      NY           2,485          109,689         39,424         36%       12/31/2008
351  Pittsfield                                   MA             952          132,951        104,724         79%       12/31/2008
352  Plattsburgh                                  NY           3,024          120,683         74,981         62%       12/31/2008
361  Poughkeepsie-Kingston                        NY           1,980          471,805        407,781         86%       12/31/2008
388  Rutland-Bennington                           VT           1,584           99,739         64,612         65%       12/31/2008
438  Syracuse                                     NY           3,704          782,051        644,102         82%       12/31/2008
453  Utica-Rome                                   NY           2,717          302,383        224,385         74%       12/31/2008
463  Watertown                                    NY           7,066          295,257        120,890         41%       12/31/2008
----------------------------------------------------------------------------------------------------------------------------------
    TOTALS                                                   55,216           6,277,570      4,546,581      72%
----------------------------------------------------------------------------------------------------------------------------------

Note: Pops data is calculated from the Exhibit 2.1 map representing coverage at -98dBm levels. Map and covered pops were generated using MapInfo GIS Software and 2003 Estimated Census Geographic Data.

               INDEPENDENT WIRELESS ONE EXHIBIT 2.1 BUILD-OUT PLAN
                           (AMENDED DECEMBER 1, 2004)


                [Map of Independent Wireless One Build-Out Plan]

                                                                    SCHEDULE 1


Program Requirement 3.5.2 dated August 13, 2002 and labeled "Exhibit 3.5.2 Program Requirement for Voluntary Resale of Products and Services By Voluntary Resellers Under the Private Label Solutions Program" is amended by replacing the title, preamble and general terms with the following, and by deleting all attachments:


             PROGRAM REQUIREMENT FOR RESALE OF PRODUCTS AND SERVICES
                                       BY
               RESELLERS UNDER THE PRIVATE LABEL SOLUTIONS PROGRAM

                                    (8/16/04)


                     Sprint PCS' Resale Program ("RESALE PROGRAM") is described in Section 3.5.2 of the Sprint PCS Management or Affiliation Agreement and consists of this Program Requirement 3.5.2 (the "PROGRAM REQUIREMENT 3.5.2") and separate attachments to the Program Requirement 3.5.2 ("ATTACHMENT(S)"). Each Attachment states terms of the Resale Program and includes a specific list of companies with which Sprint PCS contracts to sell Sprint PCS Products and Services under brand names other than the Brands.

                     Any reference to Manager in this Program Requirement refers to Manager, as such term is defined in the Management Agreement, or Affiliate, as such term is defined in the Affiliation Agreement, as applicable. Any reference to Management Agreement in this Program Requirement also refers to an Affiliation Agreement, as applicable. Capitalized terms used and not otherwise defined in this Program Requirement 3.5.2 have the meaning ascribed to them in the Schedule of Definitions in the Management Agreement. Section and exhibit references are to sections and exhibits of the Management Agreement unless otherwise noted.

                     As used in this Program Requirement "NPA-NXX" of Manager means a NPA-NXX in the Service Area of that Manager or any other such designation in accordance with section 17.17.

GENERAL TERMS

Unless otherwise specified, the Program Requirements outlined below apply to the resellers set forth in the Attachments.

           1. PRODUCTS AND SERVICES OFFERED. Sprint PCS may from time to time limit the Sprint PCS Products and Services that are provided to resellers. Manager will provide to resellers those Sprint PCS Products and Services that Sprint PCS provides to the resellers, and Manager will support products and services offered resellers in the same fashion that Manager supports similar Sprint PCS Products and Services.

           2. INFORMATION AND MINS. Manager will allow Sprint PCS access to information necessary to bill resellers, including Call Detail Records and basic provisioning information. For purposes of clarification, all such information will constitute "Confidential Information" for purposes of the Management Agreement. Neither Sprint PCS nor Manager will have access to resellers' end-users' personal information. Sprint PCS will administer NPA-NXXs available for resellers in a manner substantially the same as the MIN allocation process in place for Sprint PCS owned markets. Sprint PCS will provide resellers with an unbranded coverage map and zip code information for the Manager's service area(s) substantially the same as the coverage map and zip code information provided for Sprint PCS owned service areas.

           3. CONTACTS AND DISPUTES. Manager will direct any questions or disputes regarding a reseller or resale arrangement to the designated representative(s) within the Management Agreement and will not contact the resellers directly. Any disputes between Manager and Sprint PCS regarding a resale arrangement will be resolved under the terms of the Management Agreement.

           4. SIX-SECOND INCREMENT BILLING. For all QuickNet Connect (QNC) data and other traffic on the Manager's Service Area Network for which Sprint PCS bills a reseller in six-second increments or some other incremental measurement other than one-minute ("OTHER INCREMENT"), Sprint PCS will settle with Manager in six-second increments or such Other Increment, as applicable. Billed charges (per call or event) that result in fractional cents may be rounded up to the next whole cent.

           5. SPRINT 3G DATA SERVICE. In addition to reselling certain Sprint PCS Products and Services under brand names other than the Brands, some resellers are also permitted to sell Sprint's 1XRTT advanced multimedia data services and premium services associated with the PCS Vision service ("SPRINT 3G DATA SERVICE") using the Sprint and PCS Vision service marks. If Manager specifically consented to a reseller's use of the Brands in selling Sprint 3G Data Service in the Manager's Service Area, the Manager will be compensated for Sprint 3G Data Service as follows:

           The revenue for Sprint 3G Data Service sold by resellers using the Brands to reseller subscribers having an NPA-NXX of Manager will be treated as Billed Revenue under the Management Agreement. Billed Revenue will be based on reseller specific Sprint 3G Data Service pricing set forth in Attachment 1.1 to Program Requirement 3.5.2. From time to time, Sprint may amend the rates charged to resellers for Sprint 3G Data Service.

           6. SHORT MESSAGE SERVICE (SMS). For SMS messages on the Manager's network used by subscribers of Resellers with an NPA-NXX of Manager, Manager will be compensated at the rate set forth in Attachment 1.2 to Program Requirement 3.5.2, which may be amended from time to time in accordance with the Management Agreement. For SMS messages used by subscribers of resellers with an

NPA-NXX of Manager, there will be no compensation either paid or owed when such subscribers are traveling outside of the Manager's Service Area.

           SMS messages means circuit-switched short alphanumeric messages on a Reseller subscriber's handset.

           7. FUTURE SERVICES. If Sprint PCS elects to enter into a resale arrangement with any resellers for any services other than those services described in this Program Requirement 3.5.2, including any current Attachment to this Program Requirement 3.5.2 ("FUTURE SERVICES"), then, subject to section 9.3 of the Management Agreement, Manager must support those Future Services for all resellers with executed contracts under resale arrangements existing prior to or entered into, renewed or extended during the Required Resale Participation Period throughout the remaining term of their resale arrangement with Sprint PCS. Sprint PCS will compensate Manager for the resale of Future Services at rates to be established in future Attachments to Program Requirement 3.5.2, as amended from time to time in accordance with the Management Agreement, which rates will be communicated in writing to Manager in advance.

                               ATTACHMENT NO. 1.0 TO PROGRAM REQUIREMENT 3.5.2

                                 RESALE PROGRAM


This Attachment No. 1.0 to Program Requirement 3.5.2 lists the Existing Resale Arrangements (i.e., the Resale Arrangements that were in existence before April 1, 2004).

RESELLERS

                                                               Effective          Renewal           Renewal
                                                                  Date              Date            Period *
                                                                  ----              ----            --------
Vartec Telecom, Inc. (Excel)                                    9/15/2000        12/15/2003          3 Years
ZefCom, L.L.C. (Telespire)                                     11/17/2000        11/17/2003        3/31/2006
Working Assets Funding Service, Inc.(Working Assets)            12/1/2001        12/31/2003          3 Years
Wherify Wireless, Inc. (Wherify Wireless)                        1/7/2002          1/7/2005
QUALCOMM Incorporated (Qualcomm / GlobalTracs)                   1/8/2002          1/8/2005
Star Number, Inc. (Liberty Wireless)                             8/2/2002          8/2/2005
Telco Group, Inc. (STI Mobile)                                  2/25/2003         2/25/2006
TRANZACT (Sears Connect)                                        3/21/2003         3/21/2006
Hal Inc. (U-Mobile PCS)                                         6/12/2003         6/12/2006
Wireless Retail Inc. (Airlink Mobile)                           6/17/2003         6/17/2006
Phonetec, L.P. (PhoneTec)                                       6/26/2003         6/26/2006
Qwest Wireless, LLC (Qwest)                                      8/3/2003          3/3/2009
TracFone Wireless, Inc. (TracFone)                              1/22/2004         1/22/2007


* If applicable.  Not including phase out periods.

Virgin Mobile USA is an Existing Resale Arrangement, but it has a separate Program Requirement labeled "Program Requirement 3.5.2 - Program Requirements for Resale of Products and Services By Virgin Mobile USA, LLC (Date Published 9/30/04)".

                               ATTACHMENT NO. 1.1 TO PROGRAM REQUIREMENT 3.5.2


                         SPRINT 3G DATA SERVICE PRICING

A)  QWEST WIRELESS

Listed below are the Qwest monthly recurring charges ("MRC") and Adjustment Rates for Sprint 3G Data Service. Qwest will be billed the following MRC and Adjustment Rate for each subscriber that uses any Qwest service enabled by Sprint 3G Data Service.

HANDSET DATA SERVICE

Data Transport/Web Browsing/Third Party Instant Messaging

     o     MRC                       $8.10 (unlimited)

     o     Adjustment Rate           $0.002 per Kb


ADJUSTMENT RATE:

On a monthly basis, Sprint will calculate (as described below) the Sprint average kilobytes per retail handset subscriber ("SAKPS") and the Qwest average kilobytes per handset subscriber ("QAKPS"). If the QAKPS exceeds the SAKPS, Sprint will charge Qwest an amount equal to the difference between the SAKPS and the QAKPS multiplied by the total number of End users, multiplied by the Adjustment Rate detailed above.

Sprint will calculate SAKPS by using the total number of kilobytes generated by Sprint retail handset end users divided by the average number of Sprint retail handset end users for the previous fiscal quarter. For example, the SAKPS for May will be divided by the average number of Sprint retail handset end users for the 1st fiscal quarter (January-March).

Average number of Sprint retail handset end users for the quarter is equal to the beginning number of Sprint retail handset end users plus the ending number of Sprint retail handset end users, divided by two.

QAKPS is equal to the total number of kilobytes generated by Qwest handset End Users divided by the average number of Qwest handset End Users for the previous fiscal quarter.

AVERAGE NUMBER OF QWEST HANDSET END USERS FOR THE QUARTER IS EQUAL TO THE BEGINNING NUMBER OF QWEST HANDSET END USERS PLUS THE ENDING NUMBER OF QWEST HANDSET END USERS, DIVIDED BY TWO.

In making the calculations described in this section, PDAs, "smart phones" and other similar devices along with air cards will not be considered "handsets" as that term is used therein.

THE PRICING IN THIS ATTACHMENT NO. 1.1 TO PROGRAM 3.5.2 IS SUBJECT TO CHANGE AS SPRINT RETAIL PRICES OR INCLUDED SERVICES CHANGE.

                               ATTACHMENT NO. 1.2 TO PROGRAM REQUIREMENT 3.5.2


                          SHORT MESSAGE SERVICE PRICING

Unless otherwise specified in this Attachment 1.2 to Program Requirement 3.5.2, Manager will be compensated at the rates listed below by Reseller.

Short Message Service Rate:    $0.0246 per SMS message
Qwest SMS Rate:                $0.0110 per SMS message

                                  EXHIBIT 10.3
                                  ------------


100% AFFILIATE RETAINED AMOUNTS

           Outbound Roaming Revenue billed to Sprint Customers
           International Roaming Credits
           Affiliate Equip Sale On Acct



100% SPRINT PCS RETAINED AMOUNTS

           Accrued Sales Taxes
           Accrued Federal Excise Taxes
           Equipment Replacement Program charges

                                    EXHIBIT 1
                                    ---------

                  ILLUSTRATIVE CALCULATION FOR CASH SETTLEMENT

CASH SIMPLIFICATION
ILLUSTRATIVE ONLY

                                                         MONTH1Y
                                                ---------------------------
WRITE-OFFS                                           $  1,235


BILLED REVENUE                                        $10,350
CUSTOMER CREDITS                                         (970)
                                                -------------
NET BILLED REVENUE                                   $  9,380        82.5%
CUSTOMER EQUIPMENT CREDITS                                (66)       -0.6%
100% AFFILIATE RETAINED AMOUNTS                           235         2.1%
100% SPRINT PCS RETAINED AMOUNTS                        1,479        13.0%
CUSTOMER EQUIPMENT CHARGES                                175         1.5%
E911 SURCHARGES                                            65         0.6%
WIRELESS LOCAL NUMBER PORTABILITY CHARGES                  26         0.2%
USF CHARGES                                                74         0.7%
                                                ------------- -------------
AMOUNT BILLED (NET OF CUSTOMER CREDITS)               $11,368       100.0%


FEE CALCULATION

NET BILLED REVENUE                                   $  9,380
ALLOCATED WRITE-OFF                                    (1,019)
                                                -------------
                                                     $  8,361
                                                           92%
                                                -------------
FEE BASED ON BILLED REVENUE                          $  7,692

100% AFFILIATE RETAINED AMOUNTS                      $    235
    ALLOCATED WRITE-OFF                                   (26)
PHASE II E911 SURCHARGES                                   53
    ALLOCATED WRITE-OFF                                    (6)
WIRELESS LOCAL NUMBER PORTABILITY CHARGES                   2
    ALLOCATED WRITE-OFF                                    (0)
CUSTOMER EQUIPMENT CREDITS                                (66)
    ALLOCATED WRITE-OFF                                     7
WRITE-OFF FOR CUSTOMER EQUIPMENT CHARGES                  (19)
                                                -------------
                                                     $    180

TOTAL                                                $  7,872
                                                ---------------------------

                                 SCHEDULE 2.1.1
                                 --------------

                                   -SECTION A-

PRESENTLY OFFERED CCPU SERVICES

3G Fees
A/P Backhaul/Facility Disputes
Affiliate Utilities
ATM Soft Hand Off
Bank Fees
BI Performance Services - Initiation
BI Performance Services - Maintenance
Bid Cost
Billing
Check Free
Clarify Maintenance Fee
CO Usage
Collection Agency Fees
Conferences
Costs associated with rollout of new products and services (including without limitation, research and development costs for new products and services) Credit Card Processing/Fees
Customer Care
Customer Solutions - Mature Life
Directory Assistance
DS3
E - Commerce PT
Enhanced Voicemail
Entrance Facility Expenses (Includes Terminating/Trunking Charge)
Ford Revenue
Ford Telematics
Gift Card Payable
Gift Card Receivable
Hal Riney Ad Kit
High Speed Remote Access Server
ICS Clearing House Costs (Includes Illuminet, Roaming Clearing House, and TSI) IMT Charges
Interconnection
Inter-Machine Trunk
IT (Includes E-Commerce)
LD Verification
LIDB / CNAM
Local Loop, COC, ACF, IXC, etc. (National Platform
Expense - Local Loop Cost, Central Office Connection (COC), access Coordination
   Fee (ACF), Co-Location Charges, and Inter Exchange Carrier (IXC) Charges) Lockbox 261
MCI Disconnect Adjusted
National Platform - COA

National Platform Disputes
National Platform (2G) (Includes Voice Activated Dialing)

NATIONAL PLATFORM COMPONENT
FCAPS (FAULT, CONFIGURATION, ACCOUNTING, PERFORMANCE, SECURITY)
           Capital Projects
           Expense Projects
           Circuit Expense
           CLOH
           Labor
           Forecasts

IN (INTELLIGENT NETWORK)
           Capital Expense
           Expense Projects
           Circuit Expense
           CLOH
           Labor
           Forecasts

OSSN
           Capital Expense
           Expense Projects
           Circuit Expense
           CLOH
           Labor
           Forecasts

3G
           Capital Projects
           Expense Projects
           Circuit Expense
           CLOH
           Labor
           Forecasts

OPERATOR SERVICE
           Vendor Fee

WIRELESS WEB
           Capital Projects
           Expense Projects
           Circuit Expense
           CLOH
           Labor
           Forecasts

MESSAGING
           Capital Projects

           Expense Projects
           Circuit Expense
           CLOH
           Labor
           Forecasts

VAD
           Capital Projects
           Expense Projects
           Circuit Expense
           CLOH
           Labor
           Forecasts

VOICE MAIL
           Capital
           Expense Projects
           Circuit Expense
           CLOH
           Labor
           Forecasts

SOFTWARE MAINTENANCE
           Openwave
           Hewlett Packard
           Comverse
           Marconi
           Lucent
           Commworks
           Four Corners
           Other Vendors (39)

Northwest Frequent Flyer
Premium Vision Services
PreNet
Pricing
Pro Text Messaging Plan
Ringers & More (Includes SBF and PT fees)
Roadside Rescue
Sprint Synch Services
Telecheck Charge
Telematics
Text Messaging Plan
TSC Usage
Type 1 Affiliate Long Distance
Voice Command Web
Wireless Web

                                   -SECTION B-


PRESENTLY OFFERED CPGA SERVICES

500 Minute Promotion Credit
Activations - Customer Solutions
Activations - E-Commerce (Includes On Line (Web) Activations)
Activations - Telesales
Credit Check Fee
Customer Solutions - Early Life
Demo Phones
EarthLink
Hal Riney Service
Handset Logistics
Handset Obsolescence Fee and Carrying Costs
Local/Indirect Commission
Marketing Collateral Destruction
NAM/CAM
One Sprint Telesales
PGA Expenses
PLS Commission
SmartWorks Printing

                                   -SECTION C-

PRESENTLY OFFERED CCPU SERVICES - Activity Settled Separately

Affiliate Project Authorizations
Long Distance
E911 Phase I Revenue
Microwave Clearing
Roaming
Software Fees
Sprint Local Telephone Usage
Taxes Paid on Behalf of Type III Affiliates
Tower Lease
Travel Revenue and Expense
Upgrade Commission - 2 Step Channel
Vendor Usage-Based Charges on New Products
Wholesale Revenue and Expense

                                   -SECTION D-

PRESENTLY OFFERED CPGA SERVICES -Activity Settled Separately

3G Device Logistics Fee
3rd Party Spiffs
Accessory Margin
Commissions - National 3rd Party
Commissions - Other 3rd Party
Coop Advertising - Local 3rd Party
Coop Advertising - National 3rd Party
Handset returns
Handset subsidies
Handsets
Marketing Collateral (excluding destruction)
Meeting Competition Fund
RadioShack Promos (Includes RadioShack Golden Quarter, Jumpstart, Relaunch,
  Sprint to Vegas, and Break the Bank)
Rebate Administrative Expense
Rebates
Reciprocal Retail Store Cost Recovery
Sprint LDD Commission
Third Party Promotions
Upgrade Commission - RadioShack

                                  SCHEDULE 2.3
                                  ------------
                       CUSTOMER CARE SERVICES OUTSOURCING


           1. OUTSOURCING. Manager may outsource all (and not less than all) of its Customer Care Services in the manner described in this Schedule 2.3 after it gives notice of its election and pays the $3 million election fee to Sprint PCS as set forth in section 2.3 of the Services Agreement. Manager must outsource the Customer Care Services to a customer care center whose facility and personnel are managed by Manager or Manager's designee. The customer care center must utilize Sprint Spectrum's systems and processes.

           2. CUSTOMER CARE SERVICES. The term "CUSTOMER CARE SERVICES" means call center support for all of the following Services, or such other list of Services to which Manager and Sprint Spectrum agree in writing, and their successors and functional equivalents if they are combined, replaced, modified or renamed, all as provided to subscribers (including, if applicable, subscribers of resellers) with NPA-NXXs assigned to Manager's Service Area:

           Activations
           Activations- Spanish
           Business General
           Business Gold
           Business Spanish
           Business Special Services
           Clear Pay
           Consumer General
           Consumer General Spanish & Clear Pay
           Consumer Gold
           Corporate End User
           Data Support Spanish
           Data Support Tier 1
           Data Support Tier 2
           Loyalty/Retention
           Preferred Corporate Care
           Refunds
           Trouble Inbound
           eCare
           Early Life Programs (but excluding market-related activity) Mature Life Programs (but excluding market-related activity)

           3. TRANSITION PERIOD. Upon receiving notice of Manager's outsourcing election, the parties will cooperate and work diligently and in good faith to implement the transition of all of the Customer Care Services to Manager's customer care center as contemplated under this Schedule 2.3, in a reasonably efficient and expeditious manner.

           4. TRANSITION COSTS. Manager will pay the vendors directly or reimburse Sprint Spectrum and its Related Parties, as Sprint Spectrum determines, for all costs incurred that relate to the transition of the Customer

Care Services. Sprint Spectrum will invoice Manager for the reimbursable costs. Manager will pay each invoice, whether received from Sprint Spectrum, a Sprint Spectrum Related Party or a vendor, within 30 days after the date of the invoice.

           5. CONTINUED SERVICES PROVIDED BY SPRINT SPECTRUM. Upon the complete transition of Customer Care Services, in addition to all other Services provided under the Services Agreement, Sprint Spectrum will continue to provide the following:

                     (a) Activation and Customer Care systems;

                     (b) Call routing of customer; and

                     (c) Marketing, product, program, system development and direction.

           6. ADJUSTED FEES FOR SERVICES. The fees for Services under the Services Agreement will be modified as follows when Manager makes its election under section 2.3 of the Services Agreement:

                     (a) TRANSITION PERIOD. Sprint Spectrum will continue to provide the Services to Manager until Manager completes the transition of the Customer Care Services as described in this Schedule 2.3. Sections 3.2.1, 3.2.2 and 3.2.3 of the Services Agreement will be amended and restated effective as of the date that Manager makes its election, without any further action by any party, to read as follows:

           "3.2      FEES FOR SERVICES.

                               3.2.1 TRANSITION PRICING PERIOD. The fees Manager will pay Sprint Spectrum for the CCPU Services and CPGA Services provided to Manager by or on behalf of Sprint Spectrum each month from the date that Manager makes its election to outsource the Customer Care Services (as that term is defined in paragraph 2 of Schedule 2.3 of this agreement) (the "OUTSOURCE NOTICE DATE") until the date that Manager completes its transition of the Customer Care Services (the "TRANSITION PRICING PERIOD"), will be the then-current costs to Sprint Spectrum of the Services.

                     Sprint Spectrum may change the fee for any Service it provides once during any 12-month period by delivering to Manager notice of the new costs to Sprint Spectrum of the Services. The amount of the fees for the Services will be deemed amended on the effective date noted on the notice, which will be at least 30 days after delivering the notice.

                     The fees will be paid as set forth in section 10 of the Management Agreement.

                               3.2.2  PRICING PROCESS.  [omitted intentionally]

                               3.2.3  CUSTOMER-RELATED SERVICES. [omitted
                                      intentionally]"

                     (b) POST-TRANSITION PERIOD. When Manager completes the transition of the Customer Care Services, Sprint Spectrum will continue to provide the Services other than the Customer Care Services as described in this
Schedule 2.3. Section 3.2.1 of the Services Agreement will be amended and restated effective as of the date that Manager completes the transition, without any further action by any party, to read as follows:

           "3.2      FEES FOR SERVICES.

                               3.2.1 POST-TRANSITION PRICING. The fees Manager will pay Sprint Spectrum for the CCPU Services and CPGA Services provided to Manager by or on behalf of Sprint Spectrum each month from the date that Manager completes the transition of the Customer Care Services (the "TRANSITION COMPLETION DATE") will be the then-current costs to Sprint Spectrum of the Services. Notwithstanding the foregoing, the fees Manager will pay Sprint Spectrum for the CPGA Services through December 31, 2006 will be $15.00 multiplied by the Gross Customer Additions in Manager's Service Area.

                     Except for CPGA Services provided through December 31, 2006, Sprint Spectrum may change the fee for any Service it provides once during any 12-month period by delivering to Manager notice of such change. The amount of the fees for the Services will be deemed amended on the effective date noted on the notice, which will be at least 30 days after delivering the notice.

                     The fees will be paid as set forth in section 10 of the Management Agreement."

           7. ADDITIONAL SERVICES AND FEES. To support the activities of Manager contemplated under this Schedule 2.3, Sprint Spectrum will provide on-going support services and connectivity. The fees for such services will be the amount of Sprint Spectrum's costs to provide the services.

                                    EXHIBIT A
                                    ---------

           SECTION 17.26. FEDERAL CONTRACTOR COMPLIANCE. (1) The Manager will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Manager will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Manager agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

           (2) The Manager will, in all solicitations or advertisements for employees placed by or on behalf of the Manager, state that all qualified applicants will receive considerations for employment without regard to race, color, religion, sex, or national origin.

           (3) The Manager will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers' representatives of the Manager's commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

           (4) The Manager will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

           (5) The Manager will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

           (6) In the event of the Manager's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this contract may be canceled, terminated, or suspended in whole or in part and the Manager may be declared ineligible for further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

           (7) The Manager will include the portion of the sentence immediately preceding paragraph (1) and the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive

Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Manager will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance. Provided, however, that in the event a Manager becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency the Manager may request the United States to enter into such litigation to protect the interests of the United States.

           (8) In consideration of contracts with Sprint PCS, the Manager agrees to execute the Certificate of Compliance attached hereto as Attachment I and further agrees that this certification shall be part of each contract between Sprint PCS and Manager. The Manager will include Attachment I in every subcontract or purchase order, so that such provisions will be binding upon each subcontractor.

          Attachment I

                         CERTIFICATE OF COMPLIANCE WITH
                               FEDERAL REGULATIONS

In consideration of contracts with SPRINT SPECTRUM L.P., the undersigned "contractor", "vendor" or "consultant" agrees to the following and further agrees that this Certification shall be a part of each purchase order, supply agreement, or contract between SPRINT SPECTRUM L.P. and the undersigned.

1.         Equal Opportunity

           Executive Order 11246 is herein incorporated by reference.

2.         Affirmative Action Compliance

           If undersigned Contractor has 50 or more employees and if this contract is for $50,000 or more, Contractor shall develop a written Affirmative Action Compliance Program for each of its establishments, as required by rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2).

3.         Affirmative Action for Special Disabled and Vietnam Era Veterans

           If this contract exceeds $10,000, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because the person is a Special Disabled or Vietnam Veteran and complies with the rules, regulations and relevant orders of the Secretary of Labor issued pursuant to the Vietnam Veterans Readjustment Assistance Act of 1972, as amended.

           Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Special Disabled and Vietnam Era Veterans required by the rules and regulations of the Secretary of Labor (41 CFR 60-250).

4.         Affirmative Action for Handicapped Workers

           If this contract exceeds $2,500, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because of physical or mental handicap and complies with the rules, regulations and relevant orders of the Secretary of Labor issued under the Rehabilitation Act of 1973, as amended.

           Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Handicapped Workers required by the rules and regulations of the Secretary of Labor (41 CFR 60-741).

5.         Employer Information Report (EEO-1 Standard Form 100)

           If undersigned Contractor has 50 or more employees and if this contract is for $10,000 or more, Contractor shall complete and file government Standard Form 100, Equal Employment Opportunity Employer Information Report EEO-1, in accordance with instructions contained therein.

6.         Compliance Review

           The undersigned Contractor certifies that it has not been subject to a Government equal opportunity compliance review. If the Contractor has been reviewed, that review occurred on __________________ (date).

7.         Utilization of Small Business Concerns

           SPRINT SPECTRUM L.P.'s policy, consistent with Federal Acquisition Regulations (FAR 52.219-8), is that small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women-owned small business concerns shall have the maximum practicable opportunity to participate in performing subcontracts under Government contracts for which SPRINT SPECTRUM L.P. is the Government's Prime Contractor. SPRINT SPECTRUM L.P. awards contracts to small businesses to the fullest extent consistent with efficient prime contract performance. The Contractor agrees to use its best efforts to carry out this policy in the award of its subcontract to the fullest extent consistent with the efficient performance of this contract.

           Contractor hereby represents that it ___ is ___ is not a small business, ___ is ___ is not a small business owned and controlled by socially and economically disadvantaged individuals, and ___ is ___ is not a small business controlled and operated as a women-owned small business as defined by the regulations implementing the Small Business Act.

           If the answer to any of the above is in the affirmative, Contractor will complete SPRINT SPECTRUM L.P. Small/Minority/Women Owned Business Self Certification Form. This form is available from Sprint Corporation's Human Resources Department.

8.         Clean Air and Water

           The undersigned Contractor certifies that any facility to be used in the performance of this contract ___ is ___ is not listed on the Environmental Protection Agency List of Violating Facilities.

           The undersigned Contractor agrees to immediately notify SPRINT SPECTRUM L.P., immediately upon the receipt of any communication from the Administrator or a designee of the Environmental Protection Agency indicating that any facility that the Contractor proposes to use for the performance of the contract is under consideration to be listed on the EPA List of Violating Facilities. SPRINT SPECTRUM L.P. includes this certification and agreement pursuant to FAR 52-223-1(c) which requires including such paragraph (c) in every nonexempt subcontract.


                                          CONTRACTOR:

                                          --------------------------------
                                          Company Name
                                          --------------------------------
                                          Address
                                          --------------------------------
                                          City       State  Zip


                                          By __________________________
                                          Name:________________________
                                          Title:_______________________

















                                       3